LEASE AGREEMENT


                                 by and between

                        CNL RETIREMENT PC1 NAPLES FL, LP
                         a Delaware limited partnership,
                        CNL RETIREMENT PC1 VENICE FL, LP
                         a Delaware limited partnership,
                        CNL RETIREMENT PC1 NEW JERSEY, LP
                         a Delaware limited partnership,
                  CNL RETIREMENT PC1 FRIENDSHIP HEIGHTS MD, LP
                         a Delaware limited partnership,
                      CNL RETIREMENT PC1 NORTH CAROLINA, LP
                         a Delaware limited partnership,
                       CNL RETIREMENT PC1 STAMFORD CT, LP
                         a Delaware limited partnership,
                       CNL RETIREMENT PC1 BUCKHEAD GA, LP
                         a Delaware limited partnership,
                       CNL RETIREMENT PC1 BRENTWOOD TN, LP
                         a Delaware limited partnership,
                           (collectively as "Lessor")

                                       and

                               PRIME CARE ONE, LLC
                      an Indiana limited liability company
                                       and
                              PRIME CARE TWO, LLC,
                      an Indiana limited liability company,
                           (collectively as "Lessee")
                                       for
                        Eleven Senior Living Communities

                         DATED AS OF SEPTEMBER 30, 2002

                                TABLE OF CONTENTS
I.   DEFINITIONS..............................................................1

II.  LEASED PROPERTY AND TERM................................................14

         Section 2.1     Leased Property.....................................14

         Section 2.2     Condition of Leased Property........................14

         Section 2.3     Term................................................15

         Section 2.3     Nature of Lease.....................................15

III.  RENT...................................................................16

         Section 3.1     Rent................................................16

         Section 3.2     Additional Charges..................................16

         Section 3.3     Late Payment of Rent, Etc...........................18

         Section 3.4     Net Lease...........................................18

         Section 3.5     Non-Terminability...................................19

IV.  USE OF THE LEASED PROPERTY..............................................19

         Section 4.1     Permitted Use.......................................19

         Section 4.2     Necessary Approvals.................................20

         Section 4.3     Lawful Use, Waste, Etc..............................20

         Section 4.4     Compliance with Legal/Insurance Requirements, Etc...20

         Section 4.5     Environmental Matters...............................21

                         4.5.1    Restriction on Use, Etc....................21

                         4.5.2    Indemnification............................21

                         4.5.3    Hazardous Substance Abatement..............22

                         4.5.4    Survival...................................22

         Section 4.6          Title Encumbrances.............................22

                              4.6.1    Existing Title Encumbrances...........22

                              4.6.2    Future Title Encumbrances.............22

V.  MAINTENANCE AND REPAIRS..................................................23

         Section 5.1     Maintenance and Repair; Completion of
                         Improvement; FF&E Reserve...........................23

                              5.1.1    Lessee's Obligations..................23

                              5.1.2    Lessor Disclaimer.....................23

                              5.1.3    FF&E Reserve..........................24

                              5.1.4    Non-responsibility of Lessor..........25

                              5.1.5    Rent Reserve..........................25

         Section 5.2           Lessee's Personal Property....................26

         Section 5.3           Surrender.....................................26

VI.  IMPROVEMENTS, ETC.......................................................27

         Section 6.1           Improvements to the Leased Property...........27

         Section 6.2           Salvage.......................................27

VII.  LIENS..................................................................27

VIII.  PERMITTED CONTESTS....................................................27

IX.  INSURANCE...............................................................28

         Section 9.1           General Insurance Requirements................28

         Section 9.2           General Insurance Provisions..................30

         Section 9.3           Costs and Expenses............................31

         Section 9.4           Indemnification of Lessor.....................32

         Section 9.5           Limitation on Liability.......................32

X.  CASUALTY.................................................................32

         Section 10.1          Damage and Repair.............................32

         Section 10.2          Lessee's Property.............................33

         Section 10.3          Restoration of Lessee's Property..............33

         Section 10.4          No Abatement of Rent..........................33

         Section 10.5          Waiver........................................34

XI.  CONDEMNATION............................................................34

         Section 11.1          Condemnation..................................34

         Section 11.2          Material Condemnation.........................34

         Section 11.3          Non-Material Condemnation;
                               Temporary Condemnation........................35

         Section 11.4          Net Award.....................................36

         Section 11.5          Condemnation for Roads, Highways..............36

         Section 11.6          No Abatement of Rent..........................36

XII.  DEFAULTS AND REMEDIES..................................................36

         Section 12.1          Events of Default.............................36

         Section 12.2          Remedies......................................38

         Section 12.3          Application of Funds..........................40

         Section 12.4          Lessor's Right to Cure Lessee's Default.......40

         Section 12.5          Good Faith Dispute............................40

XIII.  HOLDING OVER..........................................................41

XIV.  TRANSFERS OR TERMINATION BY LESSOR OR LESSEE...........................41

         Section 14.1          Transfer by Lessor of Leased Property.........41

         Section 14.2          Special Right of Termination by Lessor........41

XV.  SUBLETTING AND ASSIGNMENT...............................................42

         Section 15.1          Subletting and Assignment.....................42

         Section 15.2          Required Sublease Provisions..................43

         Section 15.3          Permitted Sublease and Assignment.............44

         Section 15.4          Sublease Limitation...........................44

XVI.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.........................44

         Section 16.1          Estoppel Certificates.........................44

         Section 16.2          Financial Statements..........................44

         Section 16.3          General Operations............................45

XVII.  LESSOR'S RIGHT TO INSPECT.............................................45

XVIII.  FACILITY MORTGAGES...................................................45

         Section 18.1          Lessor May Grant Lien.........................45

         Section 18.2          Subordination of Lease........................46

         Section 18.3          Lessee's Cooperation..........................46

         Section 18.4          Notices.......................................47

XIX.  RE-ACQUISITION OPTION; RE-ACQUISITION PROCEDURE........................47

         Section 19.1          Purchase Upon Put Option or Call Option.......47

         Section 19.2          Purchase Procedure............................48

XX.  ADDITIONAL COVENANTS OF LESSEE..........................................50

         Section 20.1          Conduct of Business...........................50

         Section 20.2          Maintenance of Accounts and Records...........50

         Section 20.3          Distributions, Payments to Affiliates, Etc....51

         Section 20.4          Compliance with Operating Agreement...........51

                              20.4.1   Material Terms of the
                                       Operating Agreement...................51

                              20.4.2   Subordination of Operating Agreement..51

                              20.4.3   Modification of Operating Agreement...51

                              20.4.4   Absence of Default....................52

                              20.4.5   Communication with the Operator.......52

                              20.4.6   Enforcement of the
                                       Operating Agreement...................52

                              20.4.7   Replacement of Operator...............52
XXI.  MISCELLANEOUS..........................................................53

         Section 21.1          Limitation on Payment of Rent;
                               No Usurious Amounts...........................53

         Section 21.2          No Waiver.....................................53

         Section 21.3          Remedies Cumulative...........................53

         Section 21.4          Severability..................................53

         Section 21.5          Acceptance of Surrender.......................54

         Section 21.6          No Merger of Title............................54

         Section 21.7          Conveyance by Lessor..........................54

         Section 21.8          Quiet Enjoyment...............................54

         Section 21.9          Entire Agreement; Memorandum of Lease.........55

         Section 21.10         Notices.......................................55

         Section 21.11         Construction; Non-recourse....................57

         Section 21.12         Counterparts; Headings........................58

         Section 21.13         Applicable Law, Etc...........................58

         Section 21.14         Right to Make Agreement.......................58

         Section 21.15         Disclosure of Information.....................59

         Section 21.16         Non-Compete; Protected Territory..............59

         Section 21.17         Attorneys' Fees...............................60

         Section 21.18         Waiver of Jury Trial..........................60

         Section 21.19         Composite Lease...............................60

         Section 21.20         Recording of Documents........................60

         Section 21.21         Lessee Entity Separateness....................61

         Section 21.22         Relationship of the Parties...................62

         Section 21.23         State Specific Provisions.....................62



EXHIBITS
              A-  Rent Addendum
              B- Composite Assignment of Operating Agreement, Subordination, Non-Disturbance and Attornment Agreement
              C- Cash Management Agreement
              D- Collective Leased Properties
              E- Property Expenses
              F- Composite Descriptions of Land
              G- Composite Title Commitments
              H- Composite Memorandum of Lease I- Lessee Organizational Chart

                                 LEASE AGREEMENT

    THIS LEASE AGREEMENT is entered into as of this 30th day of September, 2002, by and between CNL RETIREMENT PC1 NAPLES FL, LP a Delaware limited partnership, CNL RETIREMENT PC1 VENICE FL, LP a Delaware limited partnership, CNL RETIREMENT PC1 NEW JERSEY, LP a Delaware limited partnership, CNL RETIREMENT PC1 FRIENDSHIP HEIGHTS MD, LP a Delaware limited partnership, CNL RETIREMENT PC1 NORTH CAROLINA, LP a Delaware limited partnership, CNL RETIREMENT PC1 STAMFORD CT, LP a Delaware limited partnership, CNL RETIREMENT PC1 BUCKHEAD GA, LP a Delaware limited partnership, CNL RETIREMENT PC1 BRENTWOOD TN, LP a Delaware limited partnership (collectively as "Lessor") with offices at CNL Center at City Commons, 450 South Orange Avenue, Orlando, FL 32801-3336, and PRIME CARE ONE, LLC, a Indiana limited liability company and PRIME CARE TWO, LLC, a Indiana limited liability company, as Lessee (collectively the "Lessee") with offices at 10401 North Meridian Street, Suite 122, Indianapolis, IN 46290.


                              W I T N E S S E T H :

    WHEREAS, Lessor has acquired fee simple title to each of the Collective Leased Properties (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Article I) which is improved as an assisted living nursing facility; and

    WHEREAS, Lessor desires to lease each of the Collective Leased Properties to Lessee (such that Prime Care One, LLC shall be the Lessee for the four (4) Leased Properties so indicated on Exhibit D and Prime Care Two, LLC shall be the Lessee for the seven (7) Leased Properties so indicated on Exhibit D) and Lessee desires to lease each of the Collective Leased Properties from Lessor, all subject to and upon the terms and conditions herein set forth;

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

                                 I. DEFINITIONS

    For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article I shall have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (iii) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

    "Accounting Period" shall mean four (4) week accounting periods having the same beginning and ending dates as Operator's four (4) week accounting periods, except that an Accounting Period may, from time to time, include five (5) weeks in order to conform Operator's accounting system to a Fiscal Year. If Operator shall, for a bona fide business reason, change its Accounting Period during the Term, appropriate adjustments, if any, shall be made with respect to the timing of certain accounting and reporting requirements of this Agreement; provided, however, that, in no event shall any such change or adjustment alter the amount or frequency of payment of Minimum Rent within any Fiscal Year, or alter the frequency of payment of Additional Rent to less than four (4) times within any Fiscal Year, or otherwise increase or reduce any monetary obligation under this Agreement. In the event that the Commencement Date is not the first day of Operator's four (4) week accounting periods, the first Accounting Period under this Lease shall consist of the first four (4) week accounting period of Operator commencing after the Commencement Date and the period from the Commencement Date until the commencement of such first four (4) week accounting period.

    "Additional Charges" shall have the meaning given such term in Section
3.2.

    "Additional  Rent"  shall  have  the  meaning  given  such  term in the Rent
Addendum.

    "Advance Minimum Rent" shall have the meaning given such term in the Rent Addendum.

    "Adjusted Lease Basis" shall have the meaning given such term in the Rent Addendum.

    "Adjusted Lease Rate" shall have the meaning given such term in the Rent Addendum.

    "Administration Fee" shall mean the First-Tier Administration Fee and the Second-Tier Administration Fee.

    "Affiliate(s)" means any individual or entity directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with a party. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation, the right to the exercise, directly or indirectly, of more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

    "Aggregate Differential Amount" shall have the meaning given such term in the Rent Addendum.

    "Agreement" shall mean this Lease Agreement, including all Exhibits hereto, as it and they may be amended from time to time as herein provided.

    "Applicable Laws" shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health (except those requirements which, by definition, are solely the responsibility of employers) or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

    "Applicable Percentage" shall mean, with respect to any Accounting Period, or portion thereof, (i) two percent (2%) of Gross Revenues or $350 per bed, whichever is greater, with respect to the period beginning on the Commencement Date and ending on the last day of the third (3rd) full Fiscal Year, (ii) three percent (3%) of Gross Revenues, with respect to the fourth (4th) through tenth
(10th) full Fiscal Years, and (iii) with respect to each Fiscal Year thereafter, three and one-half percent (3.5%) of Gross Revenues.

    "Assignment of Operating Agreement, Subordination, Non-Disturbance and Attornment Agreement" shall mean the Assignment of Operating Agreement, Subordination, Non-Disturbance and Attornment Agreement dated as of the date hereof, among Lessor, Lessee and Operator with respect to each of the Retirement Communities, which Agreement is attached hereto as Exhibit "B" and as may be amended and/or replaced from time to time pursuant to Section 18.3 of this Agreement or the Assignment of Operating Agreement, Subordination, Non-Disturbance and Attornment Agreement.

    "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of the Leased Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Lessor or Lessee in connection with obtaining any such award).

    "Base Year" shall mean the 2003 calendar year.

    "Business Day(s)" means Monday through Friday except for New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

    "Calculation Period" shall mean each successive period of thirteen (13) consecutive Accounting Periods commencing with the first Accounting Period following the Commencement Date.

    "Call Option" shall have the meaning given such term in Article XIX.

    "Capital Expenditure" shall mean expenditures necessary for major repairs, alterations, improvements, renewals and replacements to the structure or exterior facade of the Facility, or to the mechanical, electrical, heating, ventilating, air conditioning, plumbing, or vertical transportation elements of the Facility, or required under Section 4.4 or 4.5.

    "Case Goods" shall mean furniture and furnishings used in the Facility, including, without limitation: chairs, beds, chests, headboards, desks, lamps, tables, television sets, mirrors, pictures, wall decorations and similar items.

    "Cash Management Agreement" shall mean the Cash Management Agreement dated as of the date hereof, among Lessor, Lessee and Operator with respect to the Retirement Communities, which Agreement is attached hereto as Exhibit "C", and as may be amended and or/or replaced from time to time pursuant to Section 18.3 of this Agreement.

    "Claim" shall have the meaning given such term in Article VIII.

    "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.

    "Collective Leased Properties" shall mean, collectively, each of the Leased Properties described in Exhibit "D".

    "Commencement Date" shall mean the date of this Agreement.

    "Condemnation" shall mean (a) the exercise of any governmental power with respect to an individual Leased Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of an individual Leased Property by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of all or part of an individual Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any Condemnation or other eminent domain proceeding affecting an individual Leased Property, whether or not the same shall have actually been commenced.

    "Controlling Interest" shall mean with respect to a corporation, the right to the exercise, directly or indirectly, of more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

    "Date of Taking" shall mean the date the Condemnor has the right to possession of the Leased Property, or any portion thereof, in connection with a Condemnation.

    "Default" shall mean any event or condition existing which with the giving of notice and/or lapse of time would ripen into an Event of Default.

    "Deposit Account Pledge Agreement" shall mean the Deposit Account Pledge Agreement of even date herewith by Lessee in favor of Lessor.

    "Deposit Account Control Agreement" shall mean the Deposit Account Control Agreement of even date herewith among Lessee, CNL Retirement Properties, Inc. and CNLBank.

    "Differential Amount" shall have the meaning given such term in the Rent Addendum.

    "Disbursement Rate" shall mean an annual rate of interest equal to the Prime Rate plus one percentage point (1%).

    "Distribution"  shall mean (a) any  declaration  or payment of any  dividend
(except dividends payable in common stock of Lessee) on or in respect of any shares of any class of capital stock of Lessee, if Lessee is a corporation, or any cash distributions in respect of any partnership or membership interests in Lessee, if Lessee is a partnership or limited liability company, (b) any purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of Lessee, if Lessee is a corporation, or any purchase, redemption, retirement or other acquisition of any partnership or membership interests in Lessee, if Lessee is a partnership or limited liability company,
(c) any other distribution on or in respect of any shares of any class of capital stock of Lessee, if Lessee is a corporation, or any other distribution in respect of any partnership or membership interests in Lessee, if Lessee is a partnership or a limited liability company, or (d) any return of capital to shareholders of Lessee, if Lessee is a corporation, or any return of capital to partners or members in Lessee, if Lessee is a partnership or limited liability company.

    "Encumbrance" shall have the meaning given such term in Section 18.1.

    "Entity" shall mean any corporation, general or limited partnership, limited liability company, limited liability partnership, stock company or association, joint venture, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.

    "Environment" shall mean soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

    "Environmental Law(s)" shall mean: (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as now or hereafter amended and the Resource Conservation and Recovery Act of 1976, as now or hereafter amended; (ii) the regulations promulgated thereunder, from time to time; and (iii) all federal, state and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, management, storage, disposal or abatement of Hazardous Substances or protection of human health or the environment.

    "Environmental Notice" shall have the meaning given such term in Section 4.5.1.

    "Environmental Obligation" shall have the meaning given such term in Section 4.5.1.

    "Event of Default" shall have the meaning given such term in Section 12.1.

    "Existing Title Encumbrances" shall mean as of the Commencement Date, the Title Encumbrances as shown on the title commitments identified on Composite Exhibit "G" attached hereto and by this reference incorporated herein.

    "Facility" shall mean each individual assisted living facility being operated on each of the Collective Leased Properties.

    "Facility Mortgage" shall mean any Encumbrance placed upon the Leased Property in accordance with Article XVIII.

    "Facility Mortgagee" shall mean the holder of any Facility Mortgage.

    "FAS" shall mean items included within "Property and Equipment" under GAAP, including, but not limited to, linen, china, glassware, silver, uniforms, and similar items, whether used in connection with public space or in resident rooms.

    "FF&E" means furniture, furnishings, fixtures, Soft Goods, Case Goods, vehicles and equipment (including, but not limited to, telephone systems, facsimile machines, communications and computer systems hardware) but shall not include FAS or any Software.

    "FF&E Reserve" shall have the meaning given such term in Section 5.1.3(a).

    "FF&E  Reserve  Payment"  shall mean the FF&E  Reserve  Payment  required by
Section 8.02E of the Operating Agreement.

    "First-Tier Administration Fee" shall mean a fee payable to Prime Care Management, LLC in the amount of $75,000 per year, which shall be payable in equal Accounting Period installments as the next priority after Property Expenses.

    "First-Tier Minimum Rent" shall have the meaning given such term in the Rent Addendum.

    "Fiscal Quarter" shall mean, with respect to the first, second and third quarter of any Fiscal Year, Accounting Periods one (1) through three (3), four
(4) through six (6) and seven (7) through nine (9), respectively, of such Fiscal Year and, with respect to the fourth quarter of any Fiscal Year, Accounting Periods ten (10) through thirteen (13) of such Fiscal Year.

    "Fiscal Year" shall mean the fiscal year of Operator that now ends at midnight on the Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. Any partial Fiscal Year between Commencement Date and the commencement of the first full Fiscal Year shall constitute a separate Fiscal Year. A partial Fiscal Year between the end of the last Fiscal Year and the termination of this Agreement shall, for purposes of this Agreement, constitute a separate Fiscal Year. If Operator shall, for a bona fide business reason, change its Fiscal Year during the Term, appropriate adjustments, if any, shall be made with respect to the timing of certain accounting and reporting requirements of this Agreement; provided, however, that, in no event shall any such change or adjustment increase or reduce any monetary obligation under this Agreement, or alter or in any way reduce any payments due Lessor under this Agreement.

    "Fixtures" shall have the meaning given such term in Section 2.1(d).

    "Future  Title  Encumbrances"  shall  have the  meaning  given  such term in
Section 4.6.2.

    "GAAP" means Generally Accepted Accounting Principles as adopted by the American Institute of Certified Public Accountants, as may be amended from time to time.

    "GDP Deflator" shall mean the "Gross Domestic Product Implicit Price Deflator" issued from time to time by the United States Bureau of Economic Analysis of the Department of Commerce, or if the aforesaid GDP Deflator is not at such time so prepared and published, any comparable index selected by Lessee and reasonably satisfactory to Operator, if the Operating Agreement is in effect and to Lessor, (a "Substitute Index") then prepared and published by an agency of the Government of the United States, appropriately adjusted for changes in the manner in which such index is prepared and/or year upon which such index is based. Except as otherwise expressly stated herein, whenever a number or amount is required to be "adjusted by the GDP Deflator," or similar terminology, such adjustment shall be equal to the percentage increase or decrease in the GDP Deflator which is issued for the month in which such adjustment is to be made (or, if the GDP Deflator for such month is not yet publicly available, the GDP Deflator for the most recent month for which the GDP Deflator is publicly available) as compared to the GDP Deflator which was issued for the month in which the Commencement Date occurred.

    "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Lessee or the Leased Property or any portion thereof or the Retirement Community operated thereon.

    "Gross Revenues" shall mean, for each Accounting Period, all revenues and receipts of every kind derived from operating the Retirement Community and all departments and parts thereof, including, but not limited to: income (from both cash and credit transactions) from monthly occupancy fees, entrance fees, community fees, health care fees and ancillary services fees received pursuant to various agreements with residents of the Retirement Community; income from food and beverage, and catering sales; income from telephone charges; income from vending machines; and proceeds, if any, from business interruption or other loss of income insurance, all determined in accordance with GAAP; provided, however, that Gross Revenues shall not include: (i) gratuities to employees at the Retirement Community; (ii) federal, state or municipal excise, sales or use taxes or similar taxes imposed at the point of sale and collected directly from residents or guests of the Retirement Community or included as part of the sales price of any goods or services; (iii) proceeds from the sale of FF&E; (iv) interest received or accrued with respect to the monies in any operating or reserve accounts of the Retirement Community; (v) any cash refunds, rebates or discounts to residents of the Retirement Community, or cash discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof; (vi) proceeds from any sale of the Retirement Community, or any other capital transaction; (vii) proceeds of any financing transaction affecting the Retirement Community; (viii) security deposits until such time as the same are applied to current fees and other charges due and payable; (ix) awards of damages, settlement proceeds and other payments received by Lessee in respect of any Litigation other than Litigation to collect fees due for services rendered from the Retirement Community; (x) proceeds of any condemnation; (xi) proceeds of any casualty insurance, other than loss of rents or business interruption insurance; and (xii) payments under any policy of title insurance.

    "Hazardous  Substances"  shall  mean  any  waste,  materials  or  substances
(whether in the form of liquids, solids or gasses, and whether or not air-borne), which are or are deemed to be pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious including, without limitation, any fungi, bacterial or microbial matter which reproduces through the release of spores or the splitting of cells (e.g., mold), or which present a risk to public health or to the environment, or which are or may become regulated by or under the authority of any Environmental Laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successors thereto, replacements thereof or publications promulgated pursuant to thereto, including, without limitation, any such items or substances which are or may become regulated by any of the Environmental Laws.

    "Impositions" means all real estate and personal property taxes, levies, assessments and similar charges including, without limitation, the following: all water, sewer or similar fees, rents, rates, charges, excises or levies;
vault license fees or rentals; License fees; inspection fees and other authorization fees; and all taxes and assessments of every kind and nature whatsoever arising in any way from the use, occupancy or possession of the Retirement Community, or the improvements located thereon, together with all taxes levied against Lessee's Personal Property and other governmental charges of any kind or nature whatsoever, whether general or special, ordinary or extraordinary, foreseen or unforeseen, or hereinafter levied or assessed of every character (including all interest and penalties thereon), which at any time during or in respect of the Term of this Agreement may be assessed, levied, confirmed or imposed on Lessor, Lessee or Operator with respect to the Retirement Community or the operation thereof, or otherwise in respect of or be a lien upon the Retirement Community (including, without limitation on any of the FF&E, Inventories or FAS now or hereafter located therein). Impositions shall not include any franchise, corporate, estate, inheritance, succession, capital levy imposed on Lessor or Lessee, or any income tax imposed on any income of Lessor or Lessee (including the Rent payable pursuant to this Agreement and any distributions to Lessee pursuant to Section 9.01 of the Operating Agreement), all of which shall be paid solely by Lessor or Lessee as the recipient of such income, not from Gross Revenues nor from the FF&E Reserve.

    "Indebtedness" shall mean all obligations, contingent or otherwise, which in accordance with GAAP should be reflected on the obligor's balance sheet as liabilities.

    "Individual Lease Balance" shall mean the portion of the Lease Balance allocable to an individual Leased Property.

    "Insurance Requirements" shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Lessor, Lessee or the Leased Property.

    "Inventories" means "Inventories" as defined by GAAP such as, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; medical supplies; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

    "Land" shall have the meaning given such term in Section 2.1(a).

    "Lease Balance" shall mean the sum equal to the Adjusted Lease Basis, plus all Rent due as of Lessee's purchase of the Collective Leased Properties pursuant to the terms of this Lease.

    "Lease Basis" shall mean the sum of $109,720,000.00, which Lease Basis is allocated among the Leased Properties as set forth in Exhibit "D" next to each Property.

    "Lease Basis Adjustment" shall have the meaning given such term in the Rent Addendum.

    "Lease Rate" shall mean ten and one-half percent (10.5%) per annum for the calendar years 2002 and 2003, with annual increases pursuant to the definition of "Adjusted Lease Rate".

    "Lease Year" shall mean any Fiscal Year during the Term and any partial Fiscal Year at the beginning or end of the Term.

    "Leased Improvements" shall have the meaning given such term in Section 2.1(b).

    "Leased Intangible Property" shall mean all Intangible Property (as defined in the Refinance and Acquisition Agreement) acquired by Lessor with respect to the Leased Property pursuant to the Refinance and Acquisition Agreement.

    "Leased Personal Property" shall have the meaning given such term in Section 2.1(e).

    "Leased Property" shall have the meaning given such term in Section 2.1.

    "Leased Property" shall mean each individual Leased Property described in Exhibit "D".

    "Legal Requirement(s)" means any federal, state or local law, code, rule, ordinance, regulation or order of any governmental authority or agency having jurisdiction over the business or operation of the Retirement Community or the matters which are the subject of this Agreement, including, without limitation, any resident care or health care, building, zoning or use laws, ordinances, regulations or orders, environmental protection laws and fire department rules, and those which require structural, unforeseen or extraordinary changes, including, but not limited to the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq.

    "Lessee" shall have the meaning given such term in the preamble to this Agreement and shall include its permitted successors and assigns.

    "Lessee's Personal Property" shall mean all motor vehicles, Inventories, FAS and any other tangible personal property of Lessee, if any, acquired by Lessee at its election and with its own funds on and after the date hereof and located at the Leased Property or used in Lessee's business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Lessee, other than any items included within the definition of Proprietary Information.

    "Lessor" shall have the meaning given such term in the preambles to this Agreement and shall include its permitted successors and assigns.

    "License(s)" means any license, permit, decree, act, order, authorization or other approval (including Medicare/Medicaid certification to the extent applicable) or instrument which is necessary in order to operate the Facility in accordance with Legal Requirements or if the Operating Agreement is in effect, otherwise in accordance with the Operating Agreement.

    "Lien" shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors.

    "Litigation" means: (i) any cause of action commenced in a federal, state or local court; or (ii) any claim brought before an administrative agency or body (for example, without limitation, employment discrimination claims) relating to the Retirement Community and/or the ownership and/or operation thereof.

    "Marriott" shall mean Marriott Senior Living Services, Inc., a Delaware corporation.

    "Marriott Retirement Community" shall mean at any particular time the entire system or group of Brighton Gardens retirement communities then owned and/or operated and/or managed by Operator (or one or more of its Affiliates).

    "Memorandum of Lease" shall mean the Memorandum of Lease and Precautionary Mortgage or Deed to Secure Debt for each of the Leased Properties attached hereto as Composite Exhibit "H."

    "Minimum Rent" shall have the meaning given such term in the Rent Addendum.

    "Notice" shall mean a notice given in accordance with Section 21.10.

    "Obligations" shall mean all monetary and nonmonetary obligations of Lessee under this Lease and all other Operative Documents.

    "Operating Agreement" shall mean each individual Operating Agreement, each dated as of the date hereof, between Lessee and Operator, with respect to the Retirement Communities, as amended and/or replaced from time to time, subject to Lessor's consent, as required pursuant to Section 20.4.3 of this Agreement.

    "Operative Documents" shall mean this Lease, the Memorandum of Lease, the Assignment of Operating Agreement, Subordination, Non-Disturbance and Attornment Agreement, the Cash Management Agreement, and all other agreements executed by Lessor and Lessee in connection with the Collective Leased Properties, including such agreements which may involve Operator.

    "Operator" shall mean Marriott, or an Affiliate of Marriott designated by and acting as Operator pursuant to the Operating Agreements, and any successor operator approved by Lessor in its sole discretion, or appointed pursuant to
Section 20.4.7.

    "Overdue Rate" shall mean, on any date, a per annum rate of interest equal to the greater of (i) the Lease Rate or (ii) the maximum rate then permitted under applicable law.

    "Parent" shall mean, with respect to any Person, any Person which directly, or indirectly through one or more Subsidiaries or Affiliates, (i) owns fifty-one percent (51%) or more of the voting or beneficial interest in, or (ii) otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

    "Permitted Use" shall mean any use of the Leased Property permitted pursuant to Section 4.1.

    "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

    "Prime Rate" means the "prime rate" as published in the "Money Rates" section of The Wall Street Journal; however, if such rate is, at any time during the Term, no longer so published, the term "Prime Rate" means the average of the prime interest rates which are announced, from time to time, by the three (3) largest banks (by assets) headquartered in the United States which publish a "prime rate."

    "Property Expenses" is defined in Exhibit E attached hereto.

    "Proprietary   Information"   shall  mean  (a)  all  computer  software  and
accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than that which is commercially available to the retail customer, which are used by Lessee or Operator (as long as the Operating Agreement is in effect) in connection with the property management system and all future electronic systems developed by Operator or any Affiliate of Operator for use in the Retirement Community, (b) all manuals, brochures and directives used by Lessee or Operator at the Retirement Community regarding the procedures and techniques to be used in operating the Retirement Community, (c) customer lists, and (d) employee records which must remain confidential either under Legal Requirements or under reasonable corporate policies of Operator or any Affiliate of Operator.

    "Prospectus" shall have the meaning given such term in Section 21.15 hereof.

    "Protective Territory" shall mean the area within a 7.5 mile radius of a Leased Property.

    "Purchase Offer" shall have the meaning given such term in Article XIX.

    "Put Option" shall have the meaning given such term in Article XIX.

    "Rating Agencies" shall mean each of S&P, Moody's and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lessor or any Facility Mortgagee.

    "Refinancing and Acquisition Agreement" shall mean that certain Refinancing and Acquisition Agreement between Lessor and Lessee dated as of the date hereof.

    "Related Person" shall mean any entity in which Lessor, or any direct or indirect partner of Lessor, has a direct or indirect interest, and any individual or Entity whose ownership of the lease of Property would cause such Leased Property to be a "related party Lessee", with respect to the Lessor or any direct or indirect partner of the Lessor, within the meaning of Section 865(d)(2)(B) of the Code.

    "Rent" shall mean the Rent payable under this Lease as set forth in the Rent Addendum and shall include Minimum Rent, Additional Rent and Additional Charges.

    "Rent Addendum" shall mean the Rent Addendum attached hereto as Exhibit "A".

    "Rent Reserve" shall mean a hypothetical bookkeeping account with respect to monies funded by Lessee, in four installments made on a quarterly basis, the sum of which shall equal 120% of Additional Rent with respect to such Fiscal Year, as determined pursuant to the Rent Addendum (the "Adjusted Additional Rent Amount"), provided however, for purposes of determining the amount of each of the first three quarterly installments required to be funded with respect to a Fiscal Year, the amount of Additional Rent shall be determined on a quarterly basis by prorating the amounts set forth on Schedule A to the Rent Addendum based upon the Facility Occupancy Level achieved during such Fiscal Year as referring to the applicable fiscal quarter, and making appropriate adjustments thereto to determine the portion of the Additional Rent, as so prorated, which would accrue with respect to such fiscal quarter, and with respect to the fourth fiscal quarter of each Fiscal Year, the amount required to be funded shall be appropriately adjusted to take into account amounts of Additional Rent previously funded with respect to such Fiscal Year.

    The Adjusted Additional Rent Amount shall be paid to Lessor in addition to the Additional Rent with respect to such Fiscal Year, subject to the following: the Adjusted Additional Rent Amount shall be treated, for purposes of the hypothetical bookkeeping account, as funded in to the Rent Reserve, and shall be deemed used (on a first in first out basis), first, to pay accrued but unpaid Additional Rent with respect to a prior fiscal quarter, second, to pay Additional Rent with respect to such Fiscal Year, and third to pay Additional Rent which accrues in a subsequent Fiscal Year, but only to the extent amounts funded in to the Rent Reserve with respect to such subsequent Fiscal Year are insufficient to cover the Additional Rent obligation with respect to such Fiscal Year. To the extent any such amounts are not deemed used to pay Additional Rent in the manner described above (an "Excess Adjusted Additional Rent Amount"), the Excess Adjusted Additional Rent Amount deemed funded in to the Rent Reserve with respect to a Fiscal Year (each, a "Funding Year") shall be offset against, and reduce dollar for dollar, Lessee's obligation to pay the Adjusted Additional Rent Amount with respect to the Fiscal Year which ends ten years after the applicable Funding Year.

    "Restricted Cash" shall mean the sum of $2,000,000, which shall be held in escrow in an interest bearing account at CNL Bank pursuant to the Deposit Account Pledge Agreement, and at Lessor's sole election, used to fund payments of Minimum Rent, Property Expenses, and the Administration Fee.

    "Retirement Community" shall mean the Leased Property and all FF&E, FAS and Inventories installed therein.

    "SEC" shall mean the Securities and Exchange Commission.

    "Second-Tier Administration Fee" shall mean a fee payable to Prime Care Management, LLC in the amount of 0.35% of Gross Revenues from the Collective Leased Properties or $175,000 per year, whichever is greater, payable in equal monthly installments, and reconciled in the manner provided in the Rent Addendum.

    "Second-Tier Minimum Rent" shall have the meaning given such term in the Rent Addendum.

    "Site Lease" shall have the meaning given such term in Section 21.19.

    "Soft Goods" shall mean all fabric, textile and flexible plastic products (not including items which are classified as "Fixed Asset Supplies" under GAAP) which are used in furnishing the Facility, including, without limitation: carpeting, drapes, bedspreads, wall and floor coverings, mats, shower curtains and similar items.

    "Software" means all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than computer software which is commercially available to the retail customer, which are used by Operator in connection with its operations at the Facility.

    "State" shall mean the State in which an individual Leased Property is located.

    "Subsidiary" shall mean, with respect to any Person, any Entity in which such Person directly, or indirectly through one or more Subsidiaries or Affiliates, (a) owns fifty-one percent (51%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

    "Target Rent" shall have the meaning given such term in the Rent Addendum.

    "Term" shall have the meaning set forth in Section 2.3 of this Agreement.

    "Title Encumbrance" means any covenant, easement, condition, restriction or agreement affecting title to the Retirement Community but not including any mortgage.

    "Total Casualty" shall mean any fire or other casualty which results in damage to the Facility and its contents to the extent that the total cost of repairing and/or replacing the damaged portion of the Facility to the same condition as existed previously would be thirty percent (30%) or more of the then total replacement cost of the Facility.


                          II. LEASED PROPERTY AND TERM

Section 2.1 Leased Property

    Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee leases from Lessor all of Lessor's right, title and interest in and to all of the following (collectively, the "Leased Property"):

         (a)each parcel of land that is more particularly described in Exhibit F, attached hereto and made a part hereof (the "Land");

         (b) all buildings, structures and other improvements of every kind including, but not limited to, the Retirement Community, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon each parcel of Land (collectively, the "Leased Improvements");

         (c) all easements, rights and appurtenances relating to each parcel of Land and the Leased Improvements;

         (d) all equipment, machinery, fixtures, and other items of property, now or hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Lessee's Personal Property (collectively, the "Fixtures");

         (e) all machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures located on or in the Leased Improvements, and all modifications, replacements, alterations and additions to such property, except items, if any, included within the category of Fixtures, but specifically excluding all items included within the category of Lessee's Personal Property (collectively, the "Leased Personal Property"); and

         (f) all of the Leased Intangible Property.

Section 2.2 Condition of Leased Property

    Lessee acknowledges receipt and delivery of possession of the Collective Leased Properties and Lessee accepts the Collective Leased Properties in its "as is" condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased Properties, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust permitted by the terms of this Agreement, and such other matters which would be disclosed by an inspection of the Collective Leased Properties and the record title thereto or by an accurate survey thereof. LESSEE REPRESENTS THAT IT HAS INSPECTED THE COLLECTIVE LEASED PROPERTIES AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LESSOR OR LESSOR'S AGENTS OR EMPLOYEES WITH RESPECT THERETO, EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND LESSEE WAIVES ANY CLAIM OR ACTION AGAINST LESSOR IN RESPECT OF THE CONDITION OF THE COLLECTIVE LEASED PROPERTIES. EXCEPT AS EXPRESSLY SET FORTH HEREIN, LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE COLLECTIVE LEASED PROPERTIES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. To the maximum extent permitted by law, however, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor in title, contractors and materialmen for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claims, in Lessor's or Lessee's name, all at Lessee's sole cost and expense.

Section 2.3  Term

    The term of this Agreement (the "Term") shall commence on the Commencement Date and shall expire on the thirty fifth (35th) anniversary of the Commencement Date.

Section 2.4  Nature of Lease

    It is the intention of the parties hereto that for state, real estate, commercial law, bankruptcy and federal, state and local income tax purposes, but not for financial accounting purposes, the transaction contemplated by this Lease is a financing arrangement and preserves ownership of the land and improvements in the Lessee. It is the intent of the parties hereto that the obligations of the Lessee under the Lease to pay (x) Minimum Rent and Additional Rent and (y) the Adjusted Lease Basis in connection with any reacquisition of any individual Leased Property pursuant to the Lease shall be treated as payments of interest on and principal of, loans from the Lessor to the Lessee, and the Lease and the precautionary mortgages or deeds of trust, as set forth in the Memorandum of Lease, grant a present and immediate first priority security interest and mortgage or deed of trust lien, as the case may be, on all of the Land, Improvements, Fixtures and Leased Personal Property to the Lessor to secure the Lessee's performance under and payment of all amounts under the Lease and the other Operative Documents.

    Lessor and Lessee further agree that when an Event of Default has occurred, Lessor may enforce the terms of this Lease in accordance with the terms of
Article XII, or, at Lessor's sole election, Lessor may enforce the precautionary mortgage granted within the Memorandum of Lease, which precautionary mortgage shall be perfected upon the recording of the Memorandum of Lease in the public records of the County wherein the particular Leased Property is located. In connection with such enforcement, Lessor shall be entitled to collect all costs and expenses reasonably incurred in pursing such remedies, including without limitation, reasonable attorneys' fees, costs incurred at trial, on appeal or in monitoring or litigating within any bankruptcy proceeding involving the Lessee.



                                    III. RENT

Section 3.1 Rent

    Lessee shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction, Minimum Rent and Additional Rent to Lessor as provided in the Rent Addendum attached hereto as Exhibit "A", together with the Additional Charges described in Section 3.2. Consistent with the intention of the parties to treat the transaction described in this Lease as a financing for Federal Income Tax purposes, the Lessor intends that payment of Minimum Rent and Additional Rent qualify as "interest" which is secured by a mortgage on real property within the meaning of and for all purposes of Section 856(c)(2)(B) of the Code. Notwithstanding the foregoing, in the event the provisions of Section 467 of the Code were determined to apply to the payments of Minimum Rent and Additional Rent, the parties agree that (1) the provisions of the Rent Addendum shall be treated as a Rent Allocation Provision within the meaning of Section 467(3)(B) of the Code pursuant to which Rents are allocated as described in Section 467(b)(1)(A) of the Code and (2) the timing and amounts of the payments of Minimum Rent and Additional Rent pursuant to the provisions of the Rent Addendum have been negotiated and agreed to in accordance with the economic arrangement of the parties and not for purposes of differing or accelerating the receipt of any such amount. The Second-Tier Administration Fee shall not be paid unless and until all Minimum Rent required to be paid for all prior and current Accounting Periods has been paid, it being the intent of the parties that the payment of the Second-Tier Administration Fee is subordinate in all respects to the timely payment of Minimum Rent hereunder.

Section 3.2 Additional Charges

    In addition to the Minimum Rent and Additional Rent payable hereunder, Lessee shall pay to the appropriate parties and discharge as and when due and payable the following (collectively, "Additional Charges"):

         (a) Impositions. Subject to Article VIII relating to permitted contests, Lessee shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly furnish to Lessor copies of official receipts or other reasonably satisfactory proof evidencing such payments. To that end, Lessor shall not be required to pay any taxes or assessments whatsoever which relate to or may be assessed against this Lease, the Rent and other amounts due hereunder, the Leased Property, improvements and Lessee's Property; provided, however, that any taxes or assessments which may be levied or assessed against the Leased Property for a period ending after the termination of this Lease shall be prorated on a cash basis between Lessor and Lessee as of such date. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent required or permitted by Applicable Law, prepare and file all tax returns and pay all taxes due in respect of Lessor's net income, single business, franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by Applicable Laws, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies, including, without limitation, gross receipts, sales and use taxes and ad valorem taxes. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event Government Agencies classify any property covered by this Agreement as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it may legally so file. Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns for property covered by this Agreement and/or gross receipts tax returns for Rent received by Lessor from Lessee, Lessor shall file the same with reasonable cooperation from Lessee. Subject to Lessee's contest right set forth in Article VIII below, if Lessee fails to pay any such taxes or assessments prior to delinquency at any time during the, term of this Lease, thereafter, upon demand by Lessor, Lessee shall deliver and pay over to Lessor such additional sums as are necessary to satisfy any deficiency in the amount necessary to pay the taxes or assessments before the same become due. In the event that Lessee fails to pay any tax obligation of Lessee hereunder, Lessor may, but shall not be required to, pay such taxes, and such taxes having been paid by Lessor shall become immediately due and payable as Additional Charges owed by Lessee, together with the Overdue Rate until paid.

         (b) Utility Charges. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

         (c) Insurance Premiums. Lessee shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to
Article IX. In the event that Lessee fails to pay any insurance premiums obligation of Lessee hereunder, Lessor may, but shall not be required to, pay such insurance premiums, and such insurance premiums having been paid by Lessor shall become immediately due and payable as Additional Charges owed by Lessee, together with the Overdue Rate until paid.

         (d) Other Charges. Lessee shall pay or cause to be paid all other amounts, liabilities and obligations arising in connection with the Leased Property except those obligations expressly assumed by Lessor pursuant to the provisions of this Agreement or expressly stated not to be an obligation of Lessee pursuant to this Agreement. Without limitation, Lessee shall pay or cause to be paid all amounts, liabilities and obligations arising in connection with the Contracts, as defined in the Refinancing and Acquisition Agreement.

         (e) Reimbursement for Additional Charges. If Lessee pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement, Lessee may, within a reasonable time after the end of the Term, provide Notice to Lessor of its estimate of such amounts. Lessor shall promptly reimburse Lessee for all payments of such taxes and other similar Additional Charges.

Section 3.3  Late Payment of Rent, Etc.

    If any installment of Minimum Rent, Additional Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Lessor) shall not be paid on its due date, as provided in the Rent Addendum, Lessee shall pay Lessor, within five (5) days after Lessor's written demand therefor, as Additional Charges, a late charge (to the extent permitted by law) with interest at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges directly to Lessor or any Facility Mortgagee pursuant to any requirement of this Agreement, Lessee shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due and Lessor shall pay when due, or cause the applicable Facility Mortgagee to pay when due, such Additional Charges to the Entity to which they are due. If any payment due from Lessor to Lessee shall not be paid within ten
(10) days after its due date, Lessor shall pay to Lessee, on demand, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment from the due date of such installment to the date of payment thereof.

    In the event of any failure by Lessee to pay any Additional Charges when due, except as expressly provided in Section 3.2(a) with respect to permitted contests pursuant to Article VIII, Lessee shall promptly pay (unless payment thereof is in good faith being contested and enforcement thereof is stayed) and discharge, as Additional Charges, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items. Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

Section 3.4  Net Lease

    The Rent shall be absolutely net to Lessor so that this Agreement shall yield to Lessor the full amount of the installments or amounts of the Rent throughout the Term. This Agreement is a net lease and it is agreed and intended that Rent payable hereunder by Lessee shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction and that Lessee's obligation to pay all such amounts, throughout the Term is absolute and unconditional and the respective obligations and liabilities of Lessee and Lessor hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property to comply with all Applicable Laws, including any inability to occupy or use the Leased Property by reason of such noncompliance; (b) any damage to, removal, abandonment, salvage, loss, condemnation, theft, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof, or any environmental conditions on the Leased Property or any property in the vicinity of the Leased Property; (c) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof including eviction; (d) any defect in title to or rights to the Leased Property or any lien on such title or rights to the Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by any Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of Lessee or any other Person, or by any court, in any such proceeding; (g) any right or claim that Lessee has or might have against any Person, or any vendor, manufacturer, contractor of or for the Leased Property; (h) any failure on the part of Lessor or any other Person to perform or comply with any of the terms of this Agreement, or of any other agreement; (i) any invalidity, unenforceability, rejection or disaffirmance of this Agreement by operation of law or otherwise against or by Lessee or any provision hereof; (j) the impossibility of performance by Lessee or Lessor, or both; (k) any action by any court, administrative agency or other Government Agencies; (l) any interference, interruption or cessation in the use, possession or quiet enjoyment of the Leased Property or otherwise; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether foreseeable or unforeseeable, and whether or not Lessee shall have notice or knowledge of any of the foregoing.

Section 3.5  Non-Terminability

    This Agreement shall be noncancellable by Lessee for any reason whatsoever and, Lessee, to the extent now or hereafter permitted by Applicable Laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement or to any diminution, abatement or reduction of Rent payable hereunder. Under no circumstances or conditions shall Lessor be expected or required to make any payment of any kind hereunder or have any obligations with respect to the use, possession, control, maintenance, alteration, rebuilding, replacing, repair, restoration or operation of all or any part of the Leased Property, so long as the Leased Property or any part thereof is subject to this Agreement, and Lessee expressly waives the right to perform any such action at the expense of Lessor pursuant to any law. It is the intention of the parties hereto that the obligations of Lessee hereunder shall be separate and independent covenants and agreements, that the Minimum Rent and Additional Rent, and all other sums payable by Lessee hereunder shall continue to be payable in all events and that the obligations of Lessee hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.



                         IV. USE OF THE LEASED PROPERTY

Section 4.1 Permitted Use

    Lessee shall, at all times during the Term and at any other time that Lessee shall be in possession of the Leased Property, continuously use and operate the Leased Property exclusively as an assisted living facility or skilled nursing facility, and any uses incidental thereto. Subject to Section 15.3, Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor. No use shall be made or permitted to be made of the Leased Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy is available), nor shall Lessee sell or otherwise provide or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all Insurance Requirements. Subject to Article X (Casualty) and
Article XI (Condemnation), Lessee shall not take or omit to take any action, the taking or omission of which materially impairs the value or the usefulness of the Leased Property or any part thereof for its Permitted Use.

Section 4.2  Necessary Approvals

    Lessee, or Operator at the direction of Lessee, shall proceed with all due diligence and exercise commercially reasonable efforts to obtain and maintain all Licenses, approvals and contracts necessary to use and operate, for its Permitted Use, the Leased Property and the Facility located thereon under applicable law. Lessor shall cooperate with Lessee and Operator, as applicable, in this regard, including executing all applications and consents required by Applicable Laws to be signed by Lessor in order for Lessee and Operator, as applicable, to obtain and maintain such approvals. Lessee shall, simultaneously with the execution of this Lease, provide Lessor with a Collateral Assignment of all such Licenses, approvals and contracts now or hereafter required or issued by or entered into with any Government Agency, in a form and substance satisfactory to Lessor in its sole and absolute discretion.

Section 4.3  Lawful Use, Waste, Etc.

    Lessee shall not use or suffer or permit the use of the Leased Property or Lessee's Personal Property, if any, for any unlawful purpose. Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any unlawful nuisance thereon or therein. Lessee shall not suffer nor permit the Leased Property, or any portion thereof, to be used in such a manner as (i) might reasonably impair Lessor's title thereto or to any portion thereof, or (ii) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

Section 4.4  Compliance with Legal/Insurance Requirements, Etc.

    Subject to the provisions of Article VIII, Lessee, at its sole expense, shall (or shall cause Operator, if applicable, to) (i) comply with Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of the Leased Property, and (ii) comply with all appropriate Licenses, and other authorizations and agreements required for any use of the Leased Property and Lessee's Personal Property, if any, then being made and which are material to the operation of the Leased Property as an assisted living facility, and for the proper operation and maintenance of the Leased Property or any part thereof.

Section 4.5  Environmental Matters

         4.5.1 Restriction on Use, Etc.

         If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those maintained in accordance with Environmental Laws) are discovered on the Leased Property, subject to Lessee's right to contest the same in accordance with Article VIII, Lessee shall take all actions and incur any and all expenses, as may be reasonably necessary and as may be required by any Government Agency, (i) to clean up and remove from and about the Leased Property all Hazardous Substances thereon, (ii) to contain and prevent any further release or threat of release of Hazardous Substances on or about the Leased Property and (iii) to use good faith efforts to eliminate any further release or threat of release of Hazardous Substances on or about the Leased Property. Lessee shall promptly: (a) upon receipt of Notice or knowledge, notify Lessor in writing of any material change in the nature or extent of Hazardous Substances at the Leased Property, (b) transmit to Lessor a copy of any Community Right to Know report which is required to be filed by Lessee with respect to the Leased Property pursuant to SARA Title III or any other Environmental Law, (c) transmit to Lessor copies of any citations, orders, notices or other governmental communications received by Lessee or its agents or representatives with respect thereto (collectively, "Environmental Notice"), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Environmental Law and/or presents a material risk of any material cost, expense, loss or damage (an "Environmental Obligation"), (d) observe and comply with all Environmental Laws relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition thereof, and (e) pay or otherwise dispose of any fine, charge or Imposition related thereto, unless Lessee shall contest the same in good faith and by appropriate proceedings and the right to use and the value of the Leased Property is not materially and adversely affected thereby.

         4.5.2  Indemnification.

         Lessee shall protect, indemnify and hold harmless Lessor and its trustees, directors, officers, agents, employees and beneficiaries, and any of their respective successors or assigns with respect to this Agreement (collectively, the "Indemnitees" and, individually, an "Indemnitee") for, from and against any and all debts, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including, without limitation, reasonable attorney's fees and expenses) imposed upon, incurred by or asserted against any Indemnitee resulting from, either directly or indirectly, the presence during the Term in, upon or under the soil or ground water of the Leased Property or any properties surrounding the Leased Property of any Hazardous Substances in violation of any Applicable Law or otherwise (collectively, the "Environmental Claims"), so long as any of the foregoing does not arise by reason of the affirmative gross negligence, or willful misconduct of the Indemnitee. This duty includes, but is not limited to, costs associated with personal injury or property damage claims as a result of Environmental Claims prior to the expiration or sooner termination of the Term and the surrender of the Leased Property to Lessor in accordance with the terms of this Agreement free of Hazardous Substances in, upon or under the soil or ground water of the Leased Property in violation of an Applicable Law. Upon Notice from the Indemnitee party and any other of the Indemnitees, the indemnifying party shall undertake the defense, at its sole cost and expense, of any indemnification duties set forth herein, in which event, the indemnifying party shall not be liable for payment of any duplicative attorneys' fees incurred by the other party or any Indemnitee.

         4.5.3  Hazardous Substance Abatement.

         Lessee agrees that during the Term of this Lease, the Leased Property shall not be in violation of any Federal, state or local law, ordinance or regulation applicable to the Leased Property relating to industrial hygiene, soil, water or environmental conditions. In response to the presence of any Hazardous Substance on, under or about the Leased Property, Lessee shall immediately take, at Lessee's sole cost and expense, all action required to clean up and remove such Hazardous Substance, to restore the Leased Property and to prevent future contamination. In furtherance of the foregoing, Lessee shall take any action required by any Environmental Law or any judgment, consent to create settlement or compromise with respect to the presence of a Hazardous Substance at the Leased Property.

         4.5.4  Survival.

         As to conditions which exist prior to the expiration or sooner termination of this Agreement, the provisions of this Section 4.5 shall survive the expiration or sooner termination of this Agreement.

Section 4.6  Title Encumbrances

         4.6.1  Existing Title Encumbrances.

         Lessee hereby acknowledges and consents to all Existing Title Encumbrances. All costs, expenses and charges which are imposed on the Retirement Community under the Existing Title Encumbrances shall be a Property Expense and shall be payable solely by Lessee.

         4.6.2  Future Title Encumbrances.

         Title Encumbrances which are entered into, or become encumbrances on the Retirement Community and/or the Leased Property, after the Commencement Date shall be referred to in this Agreement as "Future Title Encumbrances." Lessor agrees that it will give Lessee and Operator, if applicable, Notice of its intention to execute any Future Title Encumbrances, such Notice to be reasonably in advance of the execution thereof and that such Future Title Encumbrances shall not be inconsistent with Lessee's Permitted Use or quiet enjoyment, provided however, Lessor shall have no restriction in granting Encumbrances in accordance with Article XVIII. Lessee may subject the Leased Property to easements necessary for the provision of public utilities and services provided Lessee has first obtained Lessor's prior consent, which consent shall not be unreasonably withheld in the event such easements: (i) would not impose any financial obligations on the Retirement Community other than the cost of public utilities, (ii) would not permit persons other than residents, invitees or employees of the Retirement Community to use Facility facilities (for example, parking spaces), and (iii) would not adversely affect the value on future use of the Retirement Community.


                           V. MAINTENANCE AND REPAIRS

Section 5.1    Maintenance and Repair; Completion of Improvement; FF&E Reserve

         Lessee acknowledges that it has received the Leased Property in good condition, repair and appearance. Lessee agrees that, at its expense, it shall keep and maintain the Leased Property, including any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto, in good repair and appearance, except for ordinary wear and tear. Lessee shall also make promptly, all structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary changes and repairs of every kind which may be required to be made to keep and maintain the Leased Property in such good condition, repair and appearance and it will keep the Leased Property orderly and free and clear of rubbish. Lessee covenants to perform or observe all terms, covenants or conditions of any reciprocal easement or maintenance agreement to which it may at any time be a party or to which the Leased Property are currently subject. Lessee shall, at its expense, use its best efforts to enforce compliance with any reciprocal easement or maintenance agreement benefiting the Leased Property by any other person subject to such agreement. Lessor shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature to the Leased Property, or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or not foreseen to maintain the Leased Property or any part thereof in any way. Lessee hereby expressly waives the right to make repairs at the expense of Lessor which may be provided for in any law in effect at the time of the commencement of the Term or which may thereafter be enacted. If Lessee shall abandon the Leased Property, it shall give Lessor and any Facility Mortgagee immediate notice thereof.

         5.1.1    Lessee's Obligations.

         Lessee shall maintain (including necessary replacements) the Leased Property and all buildings and improvements thereon (interior and exterior, structural and otherwise) in good order and repair and, subject to the provisions of Article 10 of this Lease with respect to damage within the last twenty-four (24) months of this Lease, and Article XI of this Lease, return the Leased Property and all buildings and improvements thereon at the expiration of the term of this Lease or any extension thereof in as reasonably as good condition as when received, ordinary wear and tear excepted.

         5.1.2    Lessor Disclaimer.

         Lessee agrees that Lessor shall have no obligation under this Lease to make any repairs or replacements (including the replacement of obsolete components) to the Leased Property or the buildings or improvements thereon, or any alteration, addition, change, substitution or improvement thereof or thereto, whether structural or otherwise. The terms "repair" and "replacement", as used in Section 5.1.1, above, include the replacement of any portions of the Leased Property which have outlived their useful life during the term of this Lease (or any extensions thereof). Lessor and Lessee intend that the Rent received by Lessor shall be free and clear of any expense to Lessor for the construction, care, maintenance (including common area maintenance charges and charges accruing under easements or other agreements relating to the Leased Property), operation, repair, replacement, alteration, addition, change, substitution and improvement of or to the Leased Property and any building and improvement thereon. Upon the expiration or earlier termination of this Lease, Lessee shall remain responsible for, and shall pay to Lessor, any cost, charge or expense which Lessee is otherwise responsible for hereunder attributable to any period (prorated on a daily basis) prior to the expiration or earlier termination of this Lease.

         5.1.3    FF&E Reserve.

              (a) Lessee, or Operator at Lessee's direction, shall establish throughout the Term an interest bearing reserve account (the "FF&E Reserve") in the amount of the Applicable Percentage, together with such additional amount (if any) necessary to equal the FF&E Reserve Payment required to be paid by Lessee under Section 8.02E and Section 8.02F of the Operating Agreement, in CNL Bank or such other bank designated by Lessor, or Operator at the direction of Lessor, and reasonably approved by Lessee, or in such account and at such bank as Lessor, Lessee and Operator may agree in the Cash Management Agreement. All interest earned on the FF&E Reserve shall be added to and remain a part of the FF&E Reserve. Lessee or Lessor, or Operator if so required by the Operating Agreement or designated by Lessee, shall be the only party entitled to withdraw funds from the FF&E Reserve. The purpose of the FF&E Reserve is to cover the cost of:

                  (i) Replacements and renewals to the Facility's FF&E;

                  (ii) Certain routine repairs and maintenance to the Facility building (which are normally capitalized under GAAP) such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, and replacing folding walls and the like; and

                  (iii) Capital Expenditures required to be made by Lessee under
Section 5.1.

         (b) Commencing with the Commencement Date and continuing throughout the Term, Lessee shall transfer, or shall direct Operator to transfer (as of the end of each Accounting Period of the Term), into the FF&E Reserve an amount equal to the Applicable Percentage of Gross Revenues for such Accounting Period.

         (c) Lessee, or Operator at the direction of Lessee, shall from time to time make expenditures from the FF&E Reserve as it deems necessary in accordance with Section 5.1.3(a). Lessee, or Operator at Lessee's direction, shall provide to Lessor, within twenty (20) days after the end of each Accounting Period, a statement setting forth FF&E Reserve expenditures made to date during the Fiscal Year. Except as otherwise provided in the Cash Management Agreement, Expenditures from the FF&E Reserve shall be subject to Lessor's approval.

         (d) All funds in the FF&E Reserve, all interest earned thereon and all property purchased with funds from the FF&E Reserve shall be and remain the property of Lessor and any such property purchased with funds from the FF&E Reserve shall be part of the Leased Property and leased by Lessor to Lessee pursuant to this Agreement. Following expiration or earlier termination of this Agreement and payment in full on all contracts entered into prior to such expiration or termination for work to be done or furniture, furnishings, fixtures and equipment to be supplied in accordance with this Section 5.1.3 out of the FF&E Reserve, Lessee's rights hereunder or under the Operating Agreement relating to the FF&E Reserve shall be transferred from Lessee to Lessor, subject to the provisions of the Operating Agreement if applicable.

         (e) If Lessor wishes to grant a security interest in or create another encumbrance on the rights of Lessor with respect to the FF&E Reserve, the instrument granting such security interest or creating such other encumbrance shall expressly provide that such security interest or encumbrance is subject to the rights of Lessee with respect to the FF&E Reserve as set forth herein and the rights of the Operator pursuant to the Operating Agreement during the term of the Operating Agreement. The form and substance of such provision shall be subject to obtaining Lessee's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned.

         (f) In addition to the foregoing obligations to fund the FF&E Reserve, Lessee shall be obligated to fund the "803 Expenditures Reserve," as may be required under Section 8.03 of the Operating Agreement.

    5.1.4    Non-responsibility of Lessor.

    All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Lessee with respect to the Leased Property, or any part thereof, are hereby charged with notice that liens on the Leased Property or on Lessor's interest therein are expressly prohibited and that they must look solely to Lessee to secure payment for any work done or material furnished by Lessee or for any other purpose during the term of this Agreement. Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Leased Property or any part thereof or as giving Lessee any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Property or any part thereof nor to subject Lessor's estate in the Leased Property or any part thereof to liability under any Mechanic's Lien Law of the State in any way, it being expressly understood Lessor's estate shall not be subject to any such liability.

    Lessee will not, directly or indirectly, create or permit to be created or to remain, and will promptly discharge, at its expense, any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to, the Leased Property or any part thereof or Lessee's interest therein or the Minimum Rent, Additional Rent or other sums payable by Lessee under this Lease, other than any encumbrances permitted as a Future Title Encumbrance.

    5.1.5    Rent Reserve.

    Lessee shall establish and maintain throughout the Term the Rent Reserve and shall have the authority to invest amounts deposited into the Rent Reserve in cash, cash equivalents and government securities. With the exception of interest earned on any such investments, all funds in the Rent Reserve shall be held in reserve for a period of ten (10) years from the date each such sum is funded into the Rent Reserve, except to the extent drawn upon by Lessor on an annual basis to pay accrued and unpaid Additional Rent.

Section 5.2  Lessee's Personal Property

    At the expiration or sooner termination of the Term, Lessor may, in its sole and absolute discretion, elect either (i) to give Lessee Notice that Lessee shall be required, within ten (10) Business Days after such expiration or termination, to remove all FAS and Inventories from the Leased Property or (ii) to deliver and transfer to Lessor all FAS and Inventories located at the Leased Property, in which event Lessor shall acquire such FAS and Inventories for $10.00. Failure of Lessor to make such election shall be deemed an election to proceed in accordance with clause (ii) preceding.

Section 5.3 Surrender

    Upon the expiration or sooner termination of this Agreement, and if Lessor elects not to make a Put Option, and Lessee elects not to make a Call Option, each as provided in Article XIX, Lessee shall peaceably vacate and surrender the Leased Property to Lessor in substantially the same condition in which the Leased Property was in on the Commencement Date, except as repaired, replaced, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear and Condemnation (and casualty damage, in the event that this Agreement is terminated following a casualty in accordance with Article X) excepted.

    In addition, as of the expiration or earlier termination of this Agreement, Lessee shall, at Lessor's sole cost and expense, use its good faith, commercially reasonable efforts to transfer to Lessor and cooperate with Lessor or Lessor's nominee in connection with the processing of all applications for all licenses, operating permits, certificates of need, and other governmental authorizations and all contracts entered into by Lessee, including contracts with governmental or quasi-governmental Entities which may be necessary for the use and operation of the Retirement Community as then operated, but excluding
(i) all insurance contracts and multi-property contracts not limited in scope to the Collective Leased Properties and the Site Leases which are being terminated simultaneously, (ii) all contracts and leases with Affiliates, (iii) utility deposits and (iv) telephone numbers. Lessor shall indemnify and hold Lessee harmless for all claims, costs and expenses (including reasonable attorneys' fees and paralegals' fees) arising from acts or omissions by Lessor under such contracts subsequent to the date of transfer thereof to Lessor; and Lessee shall indemnify and hold Lessor harmless for all claims, costs and expenses (including reasonable attorney's fees and paralegals' fees) arising from acts or omission by Lessee under such contracts prior to the date of transfer thereof to Lessor. Without limiting the generality of the foregoing, Lessee agrees to sublease the Leased Property to a new licensee or remain on the Licenses until such time as new Licenses are granted to Lessor or such other Entity which is approved by Lessor.


                             VI. IMPROVEMENTS, ETC.

Section 6.1 Improvements to the Leased Property

    Lessee shall not finance the cost of any construction by the granting of a lien on or security interest in the Leased Property, or Lessee's interest therein, without the prior written consent of Lessor, which consent may be withheld by Lessor in Lessor's sole discretion. Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Lessor, free and clear of all encumbrances other than Title Encumbrances.

Section 6.2 Salvage

    Other than Lessee's Personal Property, all materials which are scrapped or removed in connection with the making of repairs, alterations, improvements, renewals, replacements and additions pursuant to Article V shall be disposed of by Lessee and the net proceeds thereof, if any, shall be deposited in the FF&E Reserve.

                                   VII. LIENS

    Subject to Article VIII, Lessee shall not, directly or indirectly, create or allow to remain and shall promptly discharge, at its expense, any lien, attachment, title retention agreement or claim upon the Leased Property or Lessee's leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Existing Title Encumbrances
(b) Future Title Encumbrances, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor, (d) liens for those taxes of Lessor (as set forth in the definition of Impositions) which Lessee is not required to pay hereunder, (e) subleases permitted by Article XV, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (A) the same are not yet due and payable, or (B) are being contested in accordance with Article VIII, and (g) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable (but will be paid in full by Lessee) or are for sums that are being contested in accordance with Article VIII, (h) any Facility Mortgages or other liens which are the responsibility of Lessor pursuant to the provisions of
Article XIX.



                            VIII. PERMITTED CONTESTS

    Lessee, or Operator at the direction of Lessee, shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien (excluding any Encumbrance under
Section 18.01), attachment, levy, encumbrance, charge or claim (collectively, "Claims") as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Lessee's obligation to pay any Claims required hereunder to be paid by Lessee as finally determined,
(b) such contest shall not cause Lessor or Lessee to be in default under any mortgage, deed of trust or other agreement encumbering the Leased Property or any part thereof (Lessor agreeing that any such mortgage, deed of trust or other agreement shall permit Lessee to exercise the rights granted pursuant to this
Article VIII) or any interest therein or result in a lien attaching to the Leased Property, unless such lien is fully bonded or is otherwise secured to the reasonable satisfaction of Lessor, and (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Lessee hereby indemnifies and holds harmless Lessor from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees and paralegals' fees, incurred by Lessor in connection therewith or as a result thereof. Lessor agrees to join in any such proceedings if required legally to prosecute such contest, provided that Lessor shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Lessee agrees to assume and indemnify Lessor with respect to the same. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor to the extent that Lessor has been reimbursed by Lessee. If Lessee shall fail
(x) to pay or cause to be paid any Claims when finally determined, (y) to provide reasonable security therefor, or (z) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Lessor may, upon Notice to Lessee, pay such charges, together with interest and penalties due with respect thereto, and Lessee shall reimburse Lessor therefor, upon demand, as Additional Charges.


                                  IX. INSURANCE

Section 9.1 General Insurance Requirements

    Lessee shall, at all times during the Term and at any other time Lessee shall be in possession of the Collective Leased Properties, at Lessee's sole cost and expense, keep or cause Operator to keep with respect to each of the Collective Leased Properties and all property located therein or thereon, insured against the risks and in the amounts as follows:

         (a) Property insurance, including boiler and machinery coverage, (and to the extent applicable, Builder's Risk Insurance) on the Leased Improvements and all items of business personal property, including but not limited signs, awnings, canopies, gazebos, fences and retaining walls, and all P&E, including without limitation, insurance against loss or damage from the perils insured on an Insurance Services Office Special Causes of Loss property insurance form, all in an amount equal to or greater than one hundred percent (100%) of the replacement value of the Leased Improvements (excluding excavation and foundation costs), business personal property and P&E, and shall include an Agreed Value endorsement. In addition, the policy shall provide Ordinance or Law Coverage with limits of not less than the Leased Improvements for Coverage A Loss to the undamaged portion of the building, limits not less than $500,000.00 for Coverage B (Demolition Cost Coverage), and limits not less than $500,000.00 for Coverage C (Increased Cost of Construction Coverage);

         (b) Business interruption insurance including extra expense covering at least one (1) year loss of profits, necessary continuing expenses, and if applicable, Rent, for interruptions at the Retirement Community caused by any occurrence covered by the insurance referred to in Section 9.1(a) above, and 9.1(c) and 9.1(d) below to the extent available at commercially reasonable terms;

         (c) Flood insurance, if the Retirement Community is located in whole or in part within an area identified as having a special flood hazard under the National Flood Insurance Program in commercially reasonable amounts;

         (d) If the Retirement Community is located in an "earthquake prone zone" as reasonably determined by Lessor and Lessee (or Operator during the term of the Operating Agreement), Lessee, or during the term of the Operating Agreement, Operator, on Lessee's behalf, shall maintain coverage for loss or damage caused by earthquake, but only to the extent that the same is available on commercially reasonable terms (for example, Lessee or Operator on Lessee's behalf, shall not be required to carry earthquake insurance if coverage is completely unavailable or if the cost is unreasonable) and Lessee and Operator, if applicable, shall provide Lessor with prompt Notice of Unavailability or material restriction of earthquake coverage. Lessee, or Operator on Lessee's behalf, may provide such earthquake insurance through a blanket insurance program with limits adequate to protect the regional aggregate probable maximum loss for all properties in the applicable region in which the Retirement Community is located under the blanket program and Lessee, or Operator on Lessee's behalf, shall provide written Notice to Lessor if actual losses meet or exceed such limits. In the event that Lessor and Lessee or Operator, if the Operating Agreement is in effect, shall fail to agree if the Retirement Community is located in an "earthquake prone zone" the issue shall be promptly referred to EQE International, Inc. for its determination, which shall be binding on Lessee, Lessor and Operator. Lessee, Lessor and Operator, as applicable, agree that if EQE International, Inc. is not available or willing to make such determination, Lessor and Lessee or Operator, if the Operating Agreement is in effect, shall select another recognized earthquake analysis company to make such termination;

         (e) Such other property insurance as is customarily maintained by Operator at similar retirement communities;

         (f) Such additional insurance as may be reasonably required from time to time, by (A) holders of Existing Title Encumbrances in effect on the date hereof and any holder of Future Title Encumbrances, approved in writing by Lessee, or Operator on Lessee's behalf, or (B) a Facility Mortgagee pursuant to
Article XVIII hereof;

         (g) Commercial general liability insurance against claims for bodily injury, death or property damage, fire, legal liability, and if applicable liquor liability occurring on, in or in conjunction with the operations of the Retirement Community, and automobile liability insurance on owned, non-owned and hired vehicles operated in conjunction with the Retirement Community, with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) per location aggregate;

         (h) Umbrella/Excess liability against claims for damages covered under the commercial general liability, automobile liability, if applicable liquor liability and employer's liability with limits of not less than $50,000,000.00 per occurrence;

         (i) Workers' compensation coverage as may be required under applicable laws covering all of Operator's employees at the Retirement Community, and employer's liability insurance of not less than One Million Dollars ($1,000,000.00) per accident/disease;

         (j) Fidelity bond coverage in an amount not less than Two Million Dollars ($2,000,000.00) covering Operator at the Retirement Community;

         (k) Employment practices liability insurance covering all of Operator's employees at the Retirement Community, to the extent available at commercially reasonable rates and terms, in an amount not less than One Million Dollars ($1,000,000.00);

         (l) To the extent  applicable,  garage keepers legal liability (Primary
Form) covering both comprehensive and collision-type losses with a limit of liability of not less than One Million Dollars ($1,000,000.00) per occurrence;

         (m) Professional Liability insurance in an amount not less than $2,000,000.00 for each claim, $6,000,000.00 annual aggregate to cover the professional medical care providers working on the Leased Property. If the professional liability insurance is written on a claims-made basis, and if the existing primary policies are canceled and non-renewed or canceled and rewritten, an Extended Period of Discovery coverage shall be purchased for the existing policy for not less than one (1) year; and

         (n) Such other insurance in amounts as Operator, or Lessor if the Operating Agreement is not in effect, in its reasonable judgment, deems advisable for protection against claims, liabilities and losses arising out of or connected with the operation of the Retirement Community.

Section 9.2 General Insurance Provisions

         (a) All insurance described in Section 9.1 may be obtained through blanket insurance programs, provided that such blanket programs substantially fulfill the requirements specified herein. The blanket insurance programs may include deductibles or risk retention levels; however, the Retirement Community's responsibility for such deductibles or risk retention levels shall be limited to the Insurance Retention as defined in Section 9.3(c). The Retirement Community's allocated Insurance Retention for general liability insurance and workers' compensation insurance shall not exceed One Hundred Thousand Dollars ($100,000.00) unless such greater amount is agreeable to both Lessor and Lessee. The Retirement Community's property insurance deductible shall not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) unless such greater amount is agreeable to both Lessor and Lessee, or if a higher deductible for high hazard risks (i.e., earthquake, wind or flood) is mandated by the insurance carrier.

         (b) All insurance described in Section 9.1 shall be carried in the name of Lessee or Operator if the Operating Agreement is in effect. The insurance required under Section 9.1 shall include Lessor and Lessee and any Facility Mortgagees specified by Lessor, in writing, as additional insureds, mortgagee or loss payee as their interest may appear, as applicable. Any property losses covered by insurance obtained pursuant to Section 9.1 shall be payable to the respective parties as their interests may appear. Any Facility Mortgage on the Retirement Community shall contain provisions to the effect that proceeds of the
Section 9.1(a) through Section 9.1(c) insurance shall be available for repair and restoration of the Retirement Community. With respect to the Retirement Community, all insurance policies pursuant to Section 9.1 shall provide that the coverage shall be primary and any insurance carried by any additional insured shall be excess and non-contributory.

         (c) Lessee or Operator if the Operating Agreement is in effect, upon request, shall deliver to Lessor certificates of insurance evidencing the insurance coverages required under Section 9.1 and any renewals thereof. All such certificates of insurance shall, to the extent obtainable, state that the insurance shall not be canceled or materially reduced without at least thirty
(30) days' prior written notice to the certificate holder. Excluding workers' compensation and earthquake coverage, all insurance policies pursuant to this
Article IX, shall be issued by insurance carrier having an AM Best rating of at least A-, VII and all excess insurance policies above Twenty-Five Million Dollars ($25,000,000.00) shall be issued by insurance carriers having an AM Best rating of at least B+, VII. All such insurance shall be evaluated by Lessee or Operator if the Operating Agreement is in effect from time to time to ensure that the limits and coverages are adequate.

         (d) The parties agree that the insurance coverages and deductibles maintained by Lessee or Operator if the Operating Agreement is in effect pursuant to this Article IX shall be adjusted throughout the Term in accordance with Lessee's or Operator's standard insurance policies, as applicable which shall be consistent with industry standards for similar facilities.

Section 9.3 Costs and Expenses

         (a) With respect to Section 9.1, all insurance premiums, costs and other expenses, including any Insurance Retention (as defined below), shall be treated as an Imposition payable by Lessee as Additional Charges. All charges under the blanket programs shall be allocated to the Retirement Community and other similar participating retirement communities on a reasonable basis. Any losses and associated costs and expenses, that are uninsured shall be treated as a cost of insurance and shall also be treated as an Imposition.

         (b) Upon termination of the Operating Agreement while this Lease is in effect, a reserve in an amount determined by Operator based on loss projections, shall be established from Gross Revenues to cover the amount of any Insurance Retention and all other costs and expenses that will eventually have to be paid by either Lessee or Operator, as applicable, with respect to pending or contingent claims, including those that arise after the termination of this Agreement for causes arising during the Term. If Gross Revenues are insufficient to meet the requirements of such reserve, Lessee shall fund sums necessary to establish such reserve; and if Lessee fails to timely deliver such sums to Operator, Lessor shall have the right to declare Lessee in Default and exercise the remedies available upon an Event of Default.

         (c) "Insurance Retention" shall mean the insurance policy deductible; however, for any insurance obtained through the blanket insurance programs, "Insurance Retention" shall mean the Retirement Community's per occurrence limit for any loss or reserve as established for the Retirement Community, which limit shall be the same as is applied to other similar retirement communities participating in the blanket insurance programs, or such higher amount if mandated by the insurer for high hazard risks such as earthquake, flood and wind.

Section 9.4 Indemnification of Lessor

    Lessee shall indemnify and hold harmless Lessor (and any officer, director, employee, advisor, partner or shareholder of Lessor) in respect of, and, at Lessor's request, shall defend any action, cause of action, suit, debt, cost, expense (including without limitation reasonable attorneys' fees), claim or demand whatsoever brought or asserted by any third person whomsoever, at law or in equity, arising by reason of: (i) liabilities stemming from general corporate matters of Lessee or its Affiliates, to the extent the same are not directly and primarily related to the Retirement Community; (ii) infringement and other claims relating to the proprietary marks of Lessor; (iii) if Lessee fails to maintain or cause Operator to maintain insurance coverage that it is required to maintain pursuant to this Agreement, the excess of the amount of any liability or loss that would have been covered over the amount of any applicable deductible; and (iv) the bad faith or willful misconduct of Lessee or its Affiliates, or any of their employees, servants or agents or other persons for whom they are responsible, result in a claim for bodily injury, death or property damage occurring on, in or in conjunction with the business of the Retirement Community, to the extent that such claim exceeds the insurance proceeds (including Insurance Retention) which are available to pay such claim.

Section 9.5 Limitation on Liability

    To the maximum extent permitted by applicable law, and except in a capacity as guarantor, no shareholder, director, officer or employee of any party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party hereunder. Furthermore, Lessor and Lessee agree that if Lessor is in default hereunder, the liability of Lessor shall be absolutely limited to the Lease Basis.

                                   X. CASUALTY

Section 10.1 Damage and Repair

    If the Leased Property is damaged or destroyed by fire, flood, tornado or other element, or by any other casualty, this Lease shall continue in full force and effect and Lessee shall, as promptly as possible, restore, repair or rebuild the Leased Property to substantially the same condition as existed before the damage or destruction or, in the event of a Total Casualty to the Leased Property, and Lessee provides Notice to Lessor within thirty (30) days following the occurrence of such casualty that, in Lessee's reasonable business judgment, the restoration, repair or rebuilding of the Leased Property is not economically feasible, Lessor may elect, within thirty (30) days of receiving such Notice from Lessee, to make a Put Option requiring Lessee to purchase the Leased Property at a price equal to the Individual Lease Balance, less the amount of any casualty insurance proceeds payable directly to Lessor or any Facility Mortgagee, after deducting therefrom all costs and expenses, including, but not limited to, reasonable attorneys fees, in collecting such casualty insurance proceeds (the "Net Casualty Proceeds"). The procedure and documentation for such re-acquisition shall be in accordance with the procedures and documentation set forth in Article XIX. In the event Lessor elects not to make a Put Option, Lessee shall be required to restore, repair and rebuild the Leased Property, and shall, for such purposes, use all, or such part as may be necessary, of the Net Casualty Proceeds received from insurance policies carried on the Leased Property under the provisions of Article IX. In such event, Lessor shall make such Net Casualty Proceeds available to Lessee for such purposes. If such Net Casualty Proceeds are not sufficient to pay such costs, Lessee shall pay any deficit between the insurance proceeds and the costs of restoration, repair or rebuilding. In the event Lessee: fails to (A) close on the re-acquisition of the Leased Property after a Lessor Put Option made under this Section 10.1, or (B) timely restore, repair and rebuild the Leased Property, using the Net Casualty Proceeds and by funding any deficit amounts not covered by insurance (the "Deficiency Amounts"), then Lessor shall be entitled to treat such failure as an Event of Default under Section 12.1(d) for which Lessor may exercise its right to terminate this Lease as to the individual Leased Property affected by the casualty (a "Damaged Property"). In the event Lessor elects to terminate this Lease as to the Damaged Property as a result of Lessee's failure to perform the requirements of (A) or (B) above, then: (i) Lessee shall vacate and surrender the Damaged Property and perform all other obligations required of Lessee under
Section 5.3, (ii) Lessee shall transfer to Lessor all right, title and interest in and to all insurance proceeds available under all insurance policies carried on the Damage Property, (iii) Lessee shall execute and deliver to Lessor, in recordable form, any and all documents required by Lessor or any title company providing title insurance to Lessor in order to disclaim any and all interest in the Damaged Property and to evidence termination of this Lease as to the Damaged Property, and (iv) the Lease Balance shall be reduced by that portion of the Lease Basis allocated to the Damaged Property, less the Deficiency Amount.

Section 10.2  Lessee's Property

    All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid solely to Lessor and, to the extent necessary to repair or replace Lessee's Personal Property in accordance with
Section 10.3, Lessor shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Lessee's Personal Property. If after paying the costs associated with replacing and repairing Lessee's Personal Property in accordance with this Section 10.2 any insurance proceeds remain, Lessor shall pay such remaining proceeds to Lessee.

Section 10.3  Restoration of Lessee's Property

    If Lessee is required to restore the Leased Property as hereinabove provided, Lessee shall replace such alterations and improvements and Lessee's Personal Property with improvements or items of the same or better quality and utility in the operation of the Leased Property.

Section 10.4  No Abatement of Rent

    Subject to the provisions set forth in Section 10.1 in connection with a Lessor Put Option, this Agreement shall remain in full force and effect and Lessee's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving the Leased Property (provided that Lessor shall credit against such payments any amounts paid to Lessor as a consequence of such damage under any business interruption insurance obtained by Lessee hereunder). The provisions of this Article X shall be considered an express agreement governing any cause of damage or destruction to the Leased Property and, to the maximum extent permitted by Applicable Laws, no Applicable Laws in effect during the Term which provide for such a contingency shall have any application in such case.

Section 10.5  Waiver

    Lessee hereby waives, to the maximum extent permitted by Applicable Laws, any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property.

                                XI. CONDEMNATION

Section 11.1 Condemnation

    Subject to the exercise of a Put Option by Lessor, or the presumed exercise of a Call Option by Lessee, each as set forth in Section 11.2, Lessee hereby irrevocably assigns to Lessor, for application in accordance with the provisions hereinafter set forth, any award or payment to which Lessee may be or become entitled with respect to the taking of the Leased Property or any part thereof, by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary taking of the use or occupancy of the Leased Property or any part thereof, by any governmental authority, civil or military, whether the same shall be paid or payable in respect of Lessee's leasehold interest hereunder or otherwise. Lessor shall be entitled to participate in any such proceeding and the expenses thereof (including counsel fees and expenses) shall be paid by Lessee.

Section 11.2  Material Condemnation

    If during the term of this Lease (i) the entire Leased Property shall be taken by or on account of any actual or threatened condemnation or other eminent domain proceeding pursuant to any law, general or special or (ii) if 30% of the improvements or 30% of the land parcel is taken and Lessee provides Notice to Lessor that the taking of said portion renders the remaining Leased Property uneconomic for the continued use or occupancy for the Permitted Use, in the good faith judgment of Lessee (the same being a "Material Condemnation"), then Lessor may elect to make a Put Option requiring the Lessee to purchase the Leased Property at a price equal the Lease Balance. The procedure and documentation for such purchase shall be in accordance with the procedures and documentation set forth in Article XIX. Lessee shall deliver to Lessor Lessee's Notice of Material Condemnation within thirty (30) days following the occurrence of the Date of Taking. The Notice shall be accompanied by a Lessee's Certificate stating that the conditions set forth in either clause (i) or (ii) of this Section 11.2 have been fulfilled. If the conditions set forth in clause (i) or (ii) of this
Section 11.2 are fulfilled except that Lessee shall have failed to deliver a Notice as required above, Lessee conclusively shall be presumed to have made a Call Option to re-acquire the Leased Property upon the date set forth in Article XIX; but nothing in this sentence shall relieve Lessee of its obligation actually to deliver such Notice of Material Condemnation. In the event Lessee fails to: (A) close on the re-acquisition of the Leased Property after a Lessor Put Option or a presumed Call Option under this Section 11.2, or (B) timely restore, repair and rebuild the Leased Property, using the Net Award (as defined in Section 11.4) and by funding any deficit amounts not covered by the Net Award (the "Deficiency Amounts"), then Lessor shall be entitled to treat such failure as an Event of Default under Section 12.1(d) for which Lessor may exercise its right to terminate this Lease as to the individual Leased Property affected by the Condemnation (a "Condemned Property"). In the event Lessor elects to terminate this Lease as to the Condemned Property as a result of Lessee's failure to perform the requirements of (A) or (B) above, then: (i) Lessee shall vacate and surrender the Condemned Property and perform all other obligations required of Lessee under Section 5.3, (ii) Lessee shall transfer to Lessor all right, title and interest to the Gross Award, (iii) Lessee shall execute and deliver to Lessor, in recordable form, any and all documents required by Lessor or any title company providing title insurance to Lessor in order to disclaim any and all interest in the Condemned Property and to evidence termination of this Lease as to the Condemned Property, and (iv) the Lease Balance shall be reduced by that portion of the Lease Basis allocated to the Condemned Property, less the Deficiency Amount.

Section 11.3 Non-Material Condemnation; Temporary Condemnation

    If during any Term (i) a portion of the Leased Property shall be taken by condemnation or other eminent domain proceedings, which taking is not sufficient to require that Lessee to re-acquisition the Leased Property or (ii) the use or occupancy of the Leased Property or any part thereof shall be temporarily taken by any governmental authority; then this Lease shall continue in full effect without abatement or reduction of Minimum Rent, Additional Rent or other sums payable by Lessee hereunder notwithstanding such partial or temporary taking. Lessee shall, promptly after any such temporary taking ceases, at its expense, repair any damage caused thereby in conformity with the requirements of Section
11.1 so that, thereafter, the Leased Property shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such taking. In the event of any such partial taking, Lessor shall make the Net Award available to Lessee to make such repair but, if such Net Award shall be in excess of $100,000, only against certificates of Lessee delivered to Lessor from time to time as such work or repair progresses, each such certificate describing the work or repair for which Lessee is requesting payment and the cost incurred by Lessee in connection therewith and stating that Lessee has not theretofore received payment for such work. Any Net Award remaining after such repairs have been made, shall be delivered to Lessee; but only to the extent that the aggregate amount of such Net Award so remaining and all amounts theretofore paid to Lessee pursuant to this sentence do not exceed $100,000. If such amounts exceed $100,000, the excess may be retained by Lessor and held by Lessor in reserve for application to future payments of Rent. If Lessor retains any such amount the Minimum Rent payable on or after the second Minimum Rent Payment Date occurring after such retention shall be reduced equitably but in no event shall Minimum Rent be reduced lower than the monthly debt payments under any Facility Mortgage with respect to such individual Leased Property. In the event of such temporary requisition, Lessee shall be entitled to receive the entire Net Award payable by reason of such temporary requisition or portion of such temporary requisition occurring during the term hereof, less any costs incurred by the Lessor in connection therewith. If the cost of any repairs required to be made by Lessee pursuant to this Section 11.3 shall exceed the amount of the Net Award, the deficiency shall be paid by Lessee. Notwithstanding anything herein to the contrary, no payments shall be made to Lessee pursuant to this Section
11.3 if any default or Event of Default shall have happened and shall be continuing under this Lease.

Section 11.4 Net Award

    For the purposes of this Lease the term "Net Award" shall mean: (i) all amounts payable as a result of any condemnation or other eminent domain proceeding (the "Gross Award"), less all expenses for such proceeding not otherwise paid by Lessee in the collection of such amounts plus (ii) all amounts payable pursuant to any agreement with any condemning authority (which agreement shall be deemed to be a taking) which has been made in settlement of or under threat of any condemnation or other eminent domain proceeding affecting the Leased Property, less all expenses incurred as a result thereof not otherwise paid by Lessee and the collection of such amounts.

Section 11.5 Condemnation for Roads, Highways

    Any minor condemnation or taking of the Leased Property for the construction or maintenance of roads or highways shall not be considered a condemnation or taking for purposes of this Article 11 so long as the Leased Property shall not be materially or adversely affected, ingress and egress for the remainder of the Leased Property shall be adequate for the business of Lessee and the provisions of any Facility Mortgage relating thereto shall be complied with. Lessee agrees that it will notify Lessor of any such condemnation.

Section 11.6 No Abatement of Rent

    Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Lessee's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any Condemnation involving the Leased Property. The provisions of this Article XI shall be considered an express agreement governing any Condemnation involving the Leased Property and, to the maximum extent permitted by law, no Applicable Laws in effect during the Term which provide for such a contingency shall have any application in such case.

                           XII. DEFAULTS AND REMEDIES

Section 12.1 Events of Default

    The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

         (a) should Lessee fail to make any payment of the Second-Tier Minimum Rent, or fail to pay the Additional Rent as and when such payments are due pursuant to the Rent Addendum, or fail to make payment of any other Rent or any other sum (including, but not limited to, funding of the FF&E Reserve), payable hereunder when due and such failure shall continue for a period of ten (10) days after Notice thereof from Lessor to Lessee; or

         (b) should Lessee fail to make any payment of the First-Tier Minimum Rent due with respect to any Fiscal Year as such payments are due pursuant to the Rent Addendum; or

         (c) should Lessee take any action or fail to take any action which would cause Operator to fail to maintain the insurance coverage required under the Operating Agreement or Article IX of this Agreement, and such failure shall continue for three (3) Business Days after Notice thereof; or

         (d) subject to Article VIII relating to permitted contests, should Lessee default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clauses (a) and (b) above) and such default shall continue for a period of thirty (30) days after Notice thereof from Lessor to Lessee; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Lessee commences to cure or cause to be cured such default within fifteen (15) days after Notice thereof from Lessor and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed one hundred eighty
(180) days) as may be necessary to cure such default with all due diligence; or

         (e) should Lessee generally not be paying its debts as they become due (other than Lessee's failure to pay Second-Tier Minimum Rent which shall be a default under Section 12.1(a)), or should Lessee make a general assignment for the benefit of creditors; or

         (f) should any petition be filed by or against Lessee or any guarantor under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Lessee or any guarantor of Lessee's obligations under the Lease seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Lessee or for any substantial part of the property of Lessee or any guarantor and such proceeding is not dismissed within ninety (90) days after institution thereof, or should Lessee or any guarantor take any action to authorize any of the actions set forth above in this paragraph; or

         (g) should Lessee cause or institute any proceeding for its dissolution or termination; or

         (h)should Lessee attempt to grant a mortgage or deed of trust which is secured by Lessee's leasehold interest hereunder; or

         (i) should Lessee fail to maintain all Licenses necessary for the operation of the Retirement Communities, and such failure shall continue for a period of thirty (30) days after Notice thereof from Lessor; provided, however, Lessee shall not be in default of this subparagraph (i) solely because an Individual Leased Property is not entitled to reimbursement under Medicare or Medicaid programs; or

         (j) unless Lessee shall be contesting such lien or attachment in good faith in accordance with Article VIII, should the estate or interest of Lessee in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated, discharged or fully bonded or otherwise secured to the reasonable satisfaction of Lessor within the later of
(x) one hundred and twenty (120) days after such attachment or levy, unless the amount in dispute is less than $500,000 (as adjusted each year by increases in the GDP Deflator), in which case Lessee shall give Notice to Lessor of the dispute but Lessee may defend in any suitable way, and (y) thirty (30) days after receipt by Lessee of Notice thereof from Lessor; it being understood and agreed that Lessee may commence a contest of such matter pursuant to Article VIII above following such Notice from Lessor; or

         (k) should Lessee, its successors and assigns, cause an "Event of Default" under this Lease (or any Site Lease, if applicable under Section 21.19) with respect to any Individual Leased Property; or

         (l) should Lessee be in default under the Operating Agreement or the Assignment of Operating Agreement, Subordination, Non-Disturbance and Attornment Agreement beyond any applicable cure period, including without limitation, by a failure to timely fund any sums required to be funded by Lessee pursuant to the terms of the Operating Agreement.

         (m) should Lessee (or either of them) fail to comply with the Lessee entity separateness covenants specified in Section 21.21 hereof or any other reasonable Rating Agency requirements relating to bankruptcy remote, special purpose entities, and such failure shall continue for a period of thirty (30) days after notice thereof from Lessor;

then, and in any such event, Lessor, in addition to all other remedies available to it, except in the case of a default under (a) above, may terminate this Agreement by giving Notice thereof to Lessee and upon the expiration of the time fixed in such Notice but in any event not less than thirty (30) days, this Agreement shall terminate and all rights of Lessee under this Agreement shall cease. Lessor shall have and may exercise all rights and remedies available at law and in equity to Lessor as a result of Lessee's breach of this Agreement, including, without limitation, the right of re-entry upon the Leased Property upon and at any time after the occurrence of an Event of Default. Upon the occurrence of an Event of Default under Section 12.1(a) above, Lessor may not terminate this Agreement, provided, however, the Aggregate Differential Amount and Additional Rent shall continue to be due and payable as provided in the Rent Addendum.

    During the term of the Operating Agreement, Lessor hereby agrees and consents to accept any cure of any Default or Event of Default on the part of Lessee which may be tendered or performed by Operator or any Affiliate of Operator within the same cure period afforded to Lessee herein.

Section 12.2 Remedies

    None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Leased Property or any portion thereof, (c) the failure of Lessor to re-let the Leased Property or any portion thereof, nor (d) the re-letting of all or any portion of the Leased Property, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or re-letting. In the event of any such termination, repossession or re-letting, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property through and including the date of such termination, repossession or re-letting. Thereafter, Lessee, until the end of what would have been the Term of this Agreement (assuming no extension beyond the then-current Term) in the absence of such termination, repossession or re-letting, and whether or not the Leased Property or any portion thereof shall have been re-let, shall be liable to Lessor for, and shall pay to Lessor, as current damages, the Rent and other charges which would be payable hereunder for the remainder of the Term had such termination, repossession or re-letting not occurred, less the net proceeds, if any, of any re-letting of the Leased Property or any other operation of the Leased Property by Lessor (if Lessor repossesses the Leased Property), after deducting all reasonable expenses in connection with such re-letting or operation, as applicable, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such re-letting (such expenses being hereinafter referred to as the "Re-letting Expenses"). Lessee shall pay such current damages to Lessor monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Leased Property.

    At any time after such termination, repossession or re-letting, in addition to Lessor's right to receive any Rent owing and due up to and including the date of termination, repossession or re-letting under the preceding paragraph, Lessee shall pay to Lessor, at Lessor's election, as liquidated final damages incurred beyond the date of such termination, repossession or re-letting and in lieu of Lessor's right to receive any further damages due to the such termination, repossession or re-letting, the Re-letting Expenses incurred to date (and not theretofore paid by Lessee or deducted by Lessor as set forth herein) and an amount equal to the present value (discounted at the Lease Rate) of the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination, repossession or re-letting (assuming that, for the purposes of this paragraph, annual payments by Lessee on account of Impositions and Additional Rent would be the same as payments required for the immediately preceding thirteen Accounting Periods, or if less than thirteen Accounting Periods have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired Term of this Agreement (assuming no extension beyond the then-current
Term) if the same remained in effect, over the fair market rental for the same period, but excluding any period after the date of such termination, repossession or re-letting for which amounts have become payable by Lessee under the first paragraph of this Section 12.2. Nothing contained in this Agreement shall, however, limit or prejudice the right of Lessor to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

    In case of any Event of Default, re-entry, expiration or dispossession by summary proceedings or otherwise, Lessor may (a) re-let the Leased Property or any part or parts thereof, either in the name of Lessor or otherwise, for a term or terms which may at Lessor's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Lessor considers advisable and necessary to re-let the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property or any portion thereof as Lessor, in its sole and absolute discretion, considers advisable and necessary for the purpose of re-letting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Lessee from liability hereunder as aforesaid. Subject to the last sentence of this paragraph, Lessor shall in no event be liable in any way whatsoever for any failure to re-let all or any portion of the Leased Property, or, in the event that the Leased Property is re-let, for failure to collect the rent under such re-letting. To the maximum extent permitted by law, Lessee hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Lessee being evicted or dispossessed, or in the event of Lessor obtaining possession of the Leased Property, by reason of the occurrence and continuation of an Event of Default hereunder. Lessor covenants and agrees, in the event of any such termination, repossession or re-letting as a result of an Event of Default, to use reasonable efforts to mitigate its damages.

    In the alternative to the foregoing remedies, Lessee understands and agrees that Lessor may enforce the precautionary mortgage granted within the Memorandum of Lease, as more particularly described therein, and in Section 2.4 of this Agreement.

Section 12.3  Application of Funds

    Any payments received by Lessor under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Lessor rather than Lessee due to the existence of any Event of Default) shall be applied to Lessee's current and past due obligations under this Agreement in such order as Lessor may determine or as may be prescribed by the laws of the State.

Section 12.4  Lessor's Right to Cure Lessee's Default

    If an Event of Default shall have occurred and be continuing, Lessor, after Notice to Lessee (which Notice shall not be required if Lessor shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Lessee and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Lessee, and may, to the maximum extent permitted by law, enter upon the Leased Property or any portion thereof for such purpose and take all such action thereon as, in Lessor's sole and absolute discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and paralegals' fees) incurred by Lessor in connection therewith, together with interest thereon (to the extent permitted by Applicable
Laws) at the Overdue Rate from the date such sums are paid by Lessor until repaid, shall be paid by Lessee to Lessor, on demand.

Section 12.5 Good Faith Dispute

    If Lessee shall in good faith dispute the occurrence of any Default and Lessee, before the expiration of the applicable cure period, shall give Notice thereof to Lessor, setting forth, in reasonable detail, the basis therefor and, provided Lessee shall escrow disputed amounts, if any, pursuant to an escrow arrangement reasonably acceptable to Lessor and Lessee, no Event of Default shall be deemed to have occurred; provided, however, that in the event of any eventual adverse determination, Lessee shall pay to Lessor interest on any disputed funds at the Disbursement Rate, from the date demand for such funds was made by Lessor until the date of final adverse determination and, thereafter, at the Overdue Rate until paid.

                               XIII. HOLDING OVER

    Any holding over by Lessee after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Rent and other charges herein provided (prorated on a daily basis). Lessee shall also pay to Lessor all damages (direct or indirect) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Agreement.


                XIV. TRANSFERS OR TERMINATION BY LESSOR OR LESSEE

Section 14.1  Transfer by Lessor of Leased Property

    Lessor may, in its sole and absolute discretion, sell, assign, transfer, convey or otherwise dispose of (a "Transfer") its interest in the Leased Property, or any portion thereof or interest therein, directly or indirectly, to any Person without the consent of Lessee.

Section 14.2  Special Right of Termination by Lessor

    Notwithstanding anything to the contrary herein contained, Lessor may, in its sole and absolute discretion, terminate this Agreement upon prior Notice to Lessee effective as of the date designated in such Notice in the event of the occurrence of a change in operation or occupancy of any Leased Property and, as a result thereof, Lessor determines, based upon an opinion of counsel, that such change in operation or occupancy may result in the failure of Lessor to qualify as a REIT. Termination of this Agreement pursuant to this Section 14.2 shall not relieve either party of its obligations under this Lease that have accrued as of the effective date of such termination, appropriately prorated on a daily basis.

    If Lessor elects to terminate this Lease, pursuant to this Section 14.2, the Lessor shall provide the Lessee with written notice (the "Termination Notice"), provided, however, that within thirty (30) days of its receipt of the Termination Notice, Lessee may elect to make a Call Option to purchase the Leased Property for the Lease Balance, in lieu of allowing such termination. In the event Lessee elects to make a Call Option to reacquire the Leased Property, the procedure and documentation for such purchase shall be in accordance with the procedure and documentation set forth in Article XIX.

    If this Lease Agreement is terminated for any reason, in consideration for the Termination Notice and Lessee's election not to make a Call Option, Lessee shall cooperate with Lessor in the manner described in Section 5.3 to facilitate the issuance or transfer of Licenses to the Lessor or such other Entity which is approved by the Lessor.

                          XV. SUBLETTING AND ASSIGNMENT

Section 15.1  Subletting and Assignment

         (a) Except as provided in Sections 15.2, Lessee shall not, without Lessor's prior written consent (which may be given or withheld by Lessor in its sole discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease (which term shall be deemed to include the granting of concessions, licenses and the like), all or any part of the Leased Property or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Leased Property by anyone other than Lessee, or the Leased Property to be offered or advertised for assignment or subletting. For purposes of this Section 15.1, an assignment of this Agreement shall be deemed to include any direct or indirect transfer of any interest in Lessee such that Lessee shall cease to be directly or indirectly owned by: (a) in the case of Prime Care One, LLC, on or after the date of this Agreement, by Prime Care Corporation and PC1, LLC; (b) in the case of Prime Care One, LLC, on or after the date of this Agreement, by Prime Care Corporation and Prime Care Properties, LLC and Thomas E. Phillippe, Jr. ("Phillippe"); (c) and, in the case of Prime Care Two, LLC, on or after the date of this Agreement, by Prime Care 2 Corp. and PC2, LLC; (d) in the case of Prime Care Two, LLC, on or after the date of this Agreement, by Prime Care Corporation and Prime Care Properties, LLC and Phillippe (the same being the "Members") or any direct or indirect transfer of any interest in the Members by Jay L. Hicks, Robert N. Davies, Laurel Holdings, LLC, or Arnold M. Whitman (other than routine assignments made by any such Member to a family member for estate planning purposes or to an affiliated entity under such Member's control, and then only in compliance with Section
21.21 of this Agreement, or any transaction pursuant to which Lessee (or either of the individual Lessees) is merged or consolidated with another Entity which is not owned by Prime Care Properties, LLC or pursuant to which all or substantially all of Lessee's assets are transferred to any other Entity, as if such change in control or transaction were an assignment of this Agreement. Additionally, for so long as Lessor or any Affiliate as to Lessor shall seek to qualify as a real estate investment trust, anything contained in this Agreement to the contrary not withstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by any sublessee thereunder will be based, in whole or in part, on either (a) the income or profits derived by the business activities of such sublessee, or (b) any other formula such that any portion of such sublease rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, including for purposes of Section 856(f)(2)(B) of the Code or any similar or successor provisions thereto, or "interest" for purposes of Section 856(f) of the Code, or any similar or successor provision thereto.

         (b) If this Agreement is assigned or if the Leased Property or any part thereof is sublet (or occupied by anybody other than Lessee) in violation of this Agreement, Lessor may collect the rents from such assignee, sublessee or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 15.1, the acceptance by Lessor of such assignee, sublessee or occupant, as the case may be, as a Lessee, or a release of Lessee from the future performance by Lessee of its covenants, agreements or obligations contained in this Agreement.

         (c) No subletting or assignment shall in any way impair the continuing primary liability of Lessee hereunder (unless Lessor and Lessee expressly otherwise agree that Lessee shall be released from all obligations hereunder), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 15.1. No assignment, subletting or occupancy shall affect any Permitted Use. Any subletting, assignment or other transfer of Lessee's interest under this Agreement in contravention of this Section 15.1 shall be voidable at Lessor's option.

Section 15.2  Required Sublease Provisions

    Any sublease of all or any portion of the Leased Property entered into on or after the date hereof in accordance with and subject to the provisions of
Section 15.3 shall provide (a) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (b) that in the event of termination of this Agreement or reentry or dispossession of Lessee by Lessor under this Agreement, Lessor may, at its option, terminate such sublease or take over all of the right, title and interest of Lessee, as sublessor under such sublease, and, except as provided below, such sublessee shall, at Lessor's option, attorn to Lessor pursuant to the then executory provisions of such sublease, except that neither Lessor nor any Facility Mortgagee, as holder of a mortgage or as Lessor under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Lessee under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such sublessee against Lessee, (iii) be bound by any previous prepayment of more than one (1) Accounting Period, (iv) be bound by any covenant of Lessee to undertake or complete any construction work on the Leased Property or any portion thereof,
(v) be required to account for any security deposit of the sublessee other than any security deposit actually delivered to Lessor by Lessee, (vi) be bound by any obligation to make any payment to such sublessee or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Lessee to the credit of such sublessee, or
(viii) be required to remove any Person occupying any portion of the Leased Property; and (c), in the event that such sublessee receives a written Notice from Lessor or any Facility Mortgagee stating that an Event of Default has occurred and is continuing, such sublessee shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct. All rentals received from such sublessee by Lessor or the Facility Mortgagee, as the case may be, shall be credited against the amounts owing by Lessee under this Agreement and such sublease shall provide that the sublessee thereunder shall, at the request of Lessor, execute a suitable instrument in confirmation of such agreement to attorn. An original counterpart of each such sublease duly executed by Lessee and such sublessee shall be delivered promptly to Lessor and Lessee shall remain liable for the payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. The provisions of this Section 15.2 shall not be deemed a waiver of the provisions set forth in
Section 15.1(a).

Section 15.3  Permitted Sublease and Assignment

    Notwithstanding the foregoing, but subject to the provisions of Section 15.4 and any other express conditions or limitations set forth herein, Lessee may, without Lessor's consent, sublease space at the Leased Property so long as (i) such sublease will not cause an event of default under the Operating Agreement, if applicable, and such sublease has been approved by the Operator, if applicable, and (ii) such subleases do not demise, in the aggregate, in excess of six hundred (600) square feet of area.

Section 15.4  Sublease Limitation

    For so long as Lessor or any Affiliate as to Lessor shall seek to qualify as a real estate investment trust, anything contained in this Agreement to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by any sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of such sublessee, or (b) any other formula such that any portion of such sublease rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or "interest" for purposes of Section 856(f) of the Code, or any similar or successor provision thereto.

               XVI. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

Section 16.1  Estoppel Certificates

    At any time and from time to time, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other a certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that to its knowledge no Default or an Event of Default by the other party has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request. If such additional information reasonably requires more than ten (10) Business Days to provide, the party furnishing such information shall be entitled to such additional period to respond to such request as may be reasonably required under the circumstances. Any such certificate furnished pursuant to this Section 16.1 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of the Leased Property or the leasehold estate created hereby.

Section 16.2  Financial Statements

    Lessee shall prepare and deliver to Lessor, or shall cause Operator to prepare and deliver to Lessor during the term of the Operating Agreement, a copy of any and all Interim Reports, Annual Financial Reports and Annual Operating Projections (as such terms are defined in Article 9 of the Operating Agreement) and all other reports or projections prepared by Lessee or prepared by Operator, if applicable, in accordance with the terms of the Operating Agreement. During the term of the Operating Agreement, Lessee shall use commercially reasonable efforts to enforce the Operator's obligations under the Operating Agreement to prepare any and all Interim Reports and Annual Financial Reports and shall provide copies of all documentation obtained, produced, or caused to be produced by Lessee in connection with Lessee's audit rights under Section 9.01 of the Operating Agreement. Lessee shall deliver, or shall cause Operator to deliver, the reports referenced in this Section 16.2 within seventy-five (75) days after the close of each Accounting Period. Lessor may at any time, and from time to time, provide any Facility Mortgagee with copies of any of the foregoing statements. On an annual basis and within one hundred eighty (180) days following Lessor's request, Lessee shall provide audited Financial Statements with respect to each of the Leased Properties.

Section 16.3  General Operations

    Lessee shall deliver to Lessor, or shall cause Operator to deliver to Lessor during the term of the Operating Agreement, a copy of any and all Annual Operating Projections (as such term is defined in the Operating Agreement) prepared by the Lessee or the Operator, if applicable. During the term of the Operating Agreement, Lessee shall use commercially reasonable efforts to enforce Operator's obligations to prepare the Annual Operating Projections referenced in this Section 16.3. In addition, at Lessor's request, Lessee, and Operator, at Lessee's direction, shall meet with Lessor not less than quarterly to discuss the Annual Operating Projection and any other items related to the operation of the Retirement Community, which Lessor wishes to discuss. The Annual Operating Projection shall be delivered to Lessor by Lessee, or Operator at the direction of Lessee, within three (3) days of when the Annual Operating Projection is due to Lessee from Operator each Fiscal Year.

                         XVII. LESSOR'S RIGHT TO INSPECT

    Lessee shall permit Lessor and its authorized representatives to inspect the Leased Property at reasonable times of the day upon not less than twenty-four
(24) hours' Notice to Lessee and Lessor, provided that any inspection by Lessor or its representatives will not unreasonably interfere with Lessee's or Operator's use and operation of the Leased Property and further provided that in the event of an emergency, as determined by Lessor in its reasonable discretion, prior Notice shall not be necessary.

                            XVIII. FACILITY MORTGAGES

Section 18.1  Lessor May Grant Lien

    Upon Notice from Lessor to Lessee, Lessor may from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any Encumbrance upon the Leased Property shall be non-recourse to the Lessee and shall not impose an increase in Rent nor require any material amendment or modification of Lessee's rights or obligations under this Lease.

Section 18.2  Subordination of Lease

    Upon Notice from Lessor, Lessee shall execute and deliver an agreement, in form and substance reasonably satisfactory to Lessor, subordinating this Agreement to any Encumbrance permitted pursuant to Section 18.1 and Lessee shall join in and execute any loan documents approved by Lessor and the Facility Mortgagee that are for the purpose of granting to the Facility Mortgagee a security interest in the interest of Lessor under this Lease and in any and all other assets relating to the Leased Property, including, without limitation, the Operating Agreement, Case Goods, Inventories, subleases, license and permits provided that the same shall not impose any liability on Lessee beyond Lessee's interest under this Lease and the aforesaid assets; provided, however, that in each instance, the Facility Mortgagee shall acknowledge that, consistent with Lessor's rights under this Agreement, it will not: (A) disturb the Call Options in favor of Lessee pursuant to Sections 14.2 and Article 19, (B) impose an increase in Rent or (C) require any other material amendment or modification of Lessee's rights or obligations under this Lease.

Section 18.3  Lessee's Cooperation

    Without limiting the generality of the provisions of Section 18.2, Lessee acknowledges that Lessor intends to finance its interest in and to this Lease. In connection with the placement of an Encumbrance upon the Leased Property in to secure any such financing, Lessee agrees, to cooperate with Lessor and the Facility Mortgagee in such Facility Mortgagee's examination of the Retirement Communities and in the execution of any and all documentation which is requested by any such Facility Mortgagee for such financings and which is consistent with Lessee's obligations under Sections 18.1, 18.2 and this Section 18.3. In this regard, Lessee covenants to cooperate with Lessor and the Facility Mortgagee, including without limitation:

         (a) making or causing to be made any amendments or modifications to this Lease or any of the other Operative Documents provided no such amendments or modifications shall impose any increase in Rent, or require any other material amendment or modification of Lessee's rights or obligations under this Lease;

         (b) creating eleven special purpose bankruptcy-remote entities which shall become the lessees of each of the eleven Collective Leased Properties, subject to Lessee's receipt of a reasoned opinion of its legal and tax counsel confirming that the creation of such entities will not have material adverse effects on (i) Lessee's tax treatment of this Agreement, as specified in Section
2.4 of this Agreement or (ii) the Licenses for each Facility;

         (c) separating the leased properties from this Composite Lease into one or more (and as many as eleven) separate leases;

         (d) providing opinions of counsel, at Lessor's expense, which may be relied upon by the Facility Mortgagee, the Rating Agencies and the respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, or any other opinions customary in a single asset securitization or a pooled loan securitization ("Secondary Market Transaction") or required by the Rating Agencies with respect to any of the Individual Leased Properties and Lessee and its affiliates, which counsel and opinions shall be satisfactory to the Facility Mortgagee and the Rating Agencies;

         (e) providing Estoppel Certificates, which shall include, in addition to the matters described in Section 16.1 of the Lease, such representations and warranties of Lessee as may be reasonably required by the Facility Mortgagee or the Rating Agencies with respect to the status and authority of the Lessee and then current information concerning the condition and operation of the Retirement Communities, qualified to the knowledge of Lessee;

         (f) entering into or modifying, as determined by the Facility Mortgagee, all documentation reasonably requested by the Facility Mortgagee, including, without limitation, a modification of the Cash Management Agreement, the execution of a new Cash Management Agreement directly in favor of the Facility Mortgagee, entering into a new Assignment of Operating Agreement, Subordination, Non-Disturbance and Attornment Agreement, and assisting Lessor and the Facility Mortgagee in obtaining new such agreements from the Operator; provided, however, no such documentation shall impose an increase in Rent or require any other material amendment or modification of Lessee's rights or obligations under such documents or this Lease;

         (g) promptly delivering updated information concerning the Lessee, the operating performance of each of the Retirement Communities, and all other records required under Article 20 of this Lease and copies of all Financial Reports required under Article 9 of the Operating Agreement;

         (h) providing such level of cooperation to the Facility Mortgagee in the event the Facility Mortgagee intends to sell all or a portion of the Facility Mortgage loan through one (1) or more Secondary Market Transactions.

Section 18.4  Notices

    Subsequent to the receipt by Lessee of Notice from Lessor as to the identity of any Facility Mortgagee (which Notice shall be accompanied by a copy of the applicable Encumbrance and the address of such Facility Mortgagee), no Notice from Lessee to Lessor as to any default by Lessor under this Agreement shall be effective unless and until a copy of the same is given to such Facility Mortgagee at the address set forth in the above described Notice, and the curing of any of Lessor's defaults by such Facility Mortgagee shall be treated as performance by Lessor.


              XIX. RE-ACQUISITION OPTION; RE-ACQUISITION PROCEDURE

Section 19.1  Purchase Upon Put Option or Call Option

    The Lessee shall re-acquire the Leased Property (the "Re-acquisition Option"): (a) in connection with a Put Option by Lessor or a Call Option by Lessee at the end of the Lease Term, (b) following a Put Option by Lessor in connection with a Casualty as specified in Article 10, (c) following a Put Option by Lessor or the presumed exercise of a Call Option by Lessee in connection with a Condemnation as specified in Article 11; and (d) following Lessee's Call Option in connection with Lessor's Special Right to Terminate this Lease as specified in Section 14.2, in each instance for an amount equal to the Lease Balance. At Lessor's election, except with respect to Lessee's Call Option under Section 14.2, it shall be a condition precedent to such re-acquisition that no Event of Default shall have occurred and be continuing on the day on which the Leased Property is to be reacquired by Lessee; provided, however, in the case of a re-acquisition by Lessee pursuant to a Call Option under Section 14.2, all Rent then due shall be brought current through Lessee's payment of the Lease Balance as a condition precedent to such purchase. Lessor and Lessee may exercise their respective Options only by delivering Notice to the other party. The re-acquisition of any Leased Property pursuant to this Section 19.1 shall occur in accordance with the procedure set forth in Section 19.2.

Section 19.2  Purchase Procedure

    In the event of the re-acquisition by the Lessee of a Leased Property or the Collective Leased Properties pursuant to any provision of this Lease, the terms and conditions of this Section 19.2 shall apply.

         (a) In the event of a re-acquisition at the end of the Lease Term, Lessee shall provide Lessor with Notice of its election to purchase the Leased Property (such Notice being a "Call Option") not later than six (6) months prior to the end of the Lease Term and Lessor shall provide Lessee with Notice of its election to require Lessee to re-acquire the Leased Property (such Notice being a "Put Option") not later than six (6) months prior to the end of the Lease Term. In the event of either a Put Option or Call Option the parties shall close on re-acquisition and sale of the Leased Property not later than the last business day before the expiration of the Term.

         (b) In the case of a casualty or condemnation, and Notice of a Put Option by Lessor, as provided in Article 10 or Notice of a Put Option or a Call Option as provided in Article 11 shall have been given, or is presumed to have been given, the parties shall close on the re-acquisition of such Leased Property within one hundred eighty (180) days following receipt of such Notice.

         (c) In the case of Lessee's exercise of a Call Option in connection with the Lessor's Special Right to terminate the Lease as specified in Section 14.2, Lessee shall close on the re-acquisition of the Leased Property within one hundred eighty (180) days following Lessee's receipt of Lessor's Termination Notice pursuant to Section 14.2.

         (d) At a time and place on the date established for such re-acquisition in this Lease, or at such other place, time or date as Lessor and Lessee shall mutually agree:

              (i) the Lessee shall pay the Lease Balance (or, in the case of a re-acquisition of an individual Leased Property pursuant to Article 10 or
Article 11, the Individual Lease Balance) to Lessor by wire transfer of immediately available Federal funds, in lawful money of the United States, to an account or accounts designated by Lessor, subject, in the case of a re-acquisition of an individual Leased Property pursuant to Article 10 or
Article 11, to the reduction of the Individual Lease Balance of such individual Leased Property by the amount of any Net Casualty Proceeds or Net Award paid to and retained by Lessor, or the applicable Facility Mortgagee with respect to such individual Leased Property;

              (ii) Lessor shall execute and deliver to Lessee a Special Warranty Deed in recordable form, or, at Lessee's election, an assignment of the membership and partnership interests in the Lessor entities, and such other instrument or instruments as may be appropriate to transfer the Leased Property free and clear of all liens with the exception of the Existing Title Encumbrances and any Future Title Encumbrances consented to by Lessee, together with such evidence of Lessor's authority to sell the Leased Property to Lessee and of the authorization of the sale of the Leased Property and the execution and delivery of the Special Warranty Deed by Lessor, and such other matters as Lessee may reasonably request, and a certification of non-foreign status as required by the Foreign Investment in Real Property Tax Act and the regulations promulgated thereunder and any other similar certificates required by the State in which the Leased Property is located. In the case of a re-acquisition of the Leased Property by Lessee pursuant to Article X or Article XI, and provided Lessor has not previously applied the Net Casualty Proceeds or the Net Award as a credit against the Individual Lease Balance, Lessor shall assign to the Lessee the right to receive the Lessor's portion of the Net Casualty Proceeds or the Net Award relating to such Leased Property when the same is paid;

              (iii) the Lessee shall pay all charges incident to such transfer including all recording fees, reasonable attorneys fees, costs and expenses, title insurance premiums, survey costs and transfer taxes or other similar taxes ("Transaction Costs");

              (iv) in the event of a termination of this Lease with respect to any Leased Property as herein provided, the obligations and liabilities of the Lessor and the Lessee, as the case may be, whether actual or contingent under this Lease that arose at or prior to such termination and that are expressly stated herein to survive the termination of the Lease shall survive such termination until payment or satisfaction thereof;

              (v) the Lessee shall execute and deliver to Lessor an Environmental Indemnity Agreement in form, scope and substance satisfactory in all respects to Lessor, pursuant to which Lessee shall agree to be liable for and pay, and shall indemnify, hold harmless and defend any Lessor Indemnitee, and its successors and assigns from and against any Environmental Claims arising under Applicable Law both before and after the effective date of the purchase pursuant to this Section 19.2.

              (vi) in the event of Lessee's re-acquisition of the Collective Leased Properties, the Lessor shall return any remaining and unused Restricted Cash to Lessee.

         (e) Until the closing of the re-acquisition of the Leased Property and payment of all sums due under this Section 19.2, or termination of this Lease pursuant to Section 5.3, this Lease shall continue in full force and effect.

                       XX. ADDITIONAL COVENANTS OF LESSEE

Section 20.1  Conduct of Business

    Lessee shall not engage in any business other than the leasing and operation of the Collective Leased Properties for the Permitted Use, and shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its existence and its rights and licenses necessary to conduct such business.

Section 20.2  Maintenance of Accounts and Records

    Lessee shall keep and during the term of the Operating Agreement shall cause Operator to keep true records and books of account of Lessee and Operator, respectively, in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Lessee, Operator and the Retirement Community. Lessor may at reasonable intervals during Lessee's or Operator's normal business hours examine, copy (including copying any such records contained in software other than records relating to current or former residents of the Retirement Community), and audit such records. The parties shall, within thirty (30) Business Days after the receipt of the Annual Financial Report, make any adjustments, by cash payment, needed because of the final figures set forth in the Annual Financial Report, or send a Notice of disputed items or matters in appropriate detail. Final adjustments, if any, will be made at the time any disputed items or matters are resolved by the parties. If Lessor desires, at its own expense, to audit, examine and/or review, the Annual Financial Report and supporting records and/or certain procedures at the Retirement Community, as may be agreed upon by Lessor, Lessee and Operator, with respect to internal financial controls, accounting policies and accounting procedures, or other procedures at the Retirement Community, Lessee shall notify Operator in writing within sixty (60) days after receipt of such statement of its intention to audit and/or review such procedures and begin such audit and/or review no sooner than thirty (30) days and no later than sixty (60) days after Lessee and Operator's receipt of such Notice. Lessor shall complete such audit and/or review within ninety (90) days after commencement thereof. If Lessor does not make such an audit and/or review, then such Annual Financial Report and procedures shall be deemed to be conclusively accepted by Lessor as being correct, and Lessor shall have no right thereafter, except in the event of fraud by Lessee and/or Operator during the term of the Operating Agreement, to question or examine the same. If such review by Lessor determines that the procedures specified above are not in compliance with the terms of this Agreement, Lessorwill provide Lessee and/or Operator, as applicable, with written notice of such deficiency and Lessee and/or Operator, as applicable shall remedy such deficiency. If any audit by Lessor discloses an underpayment of any amounts to Lessor, Lessee and/or Operator, as applicable, shall promptly pay Lessor such amounts found to be due, plus interest thereon at the Disbursement Rate from the date such amounts should originally have been paid. Lessor shall keep in confidence all information which it might gain or gather from the examination or audit of Lessee's and Operator's accounts and records, unless required to disclose such information pursuant to Applicable Laws.

Section 20.3  Distributions, Payments to Affiliates, Etc.

    Lessee shall not declare, order, pay or make, directly or indirectly, any Distributions if, at the time of such proposed action, or immediately after giving effect thereto, any Event of Default with respect to the payment of Rent shall have occurred and be continuing.

Section 20.4  Compliance with Operating Agreement

    20.4.1 Material Terms of the Operating Agreement.

    Lessee shall diligently perform and observe all of the terms, covenants and conditions of the Operating Agreement on the part of Lessee to be performed and observed and shall promptly notify Lessor of any notice received by Lessee of any default in the performance or observance of any of the terms, covenants or conditions of the Operating Agreement on the part of Lessee or Operator to be performed and observed. If Lessee shall default in the performance or observance of any material term, covenant or condition of the Operating Agreement on the part of Lessee to be performed or observed, then, without limiting Lessor's other rights or remedies under this Lease or any of the Operative Documents, and without waiving or releasing Lessee from any of its obligations hereunder or under the Operating Agreement, Lessor shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all of the material terms, covenants and conditions of the Operating Agreement on the part of Lessee to be performed or observed.

    20.4.2 Subordination of Operating Agreement.

    The Operating Agreement shall be subordinate to the Lease, and the precautionary mortgage provided for in the Lease, as further evidenced by the Assignment of Operating Agreement, Subordination, Non-Disturbance and Attornment Agreement, and shall provide that the Operating Agreement may be terminated at Lessor's option upon the occurrence of any of the following: (i) an Event of Default under the Operating Agreement allowing the Lessee to terminate same; and
(ii) a default by Operator in its obligations under the Cash Management Agreement and expiration of any applicable cure period thereunder. The Operating Agreement shall provide that such Operating Agreement will not be amended, modified or terminated without the consent of Lessor, except as permitted in
Section 20.4.3 below.

    20.4.3 Modification of Operating Agreement.

    Except as expressly provided below, Lessee shall not consent to or enter into any of the following transactions, or any combination thereof, unless it has received the prior written consent of Lessor and, after a Secondary Market Transaction, Rating Agency Confirmation: (i) the surrender of the Operating Agreement; (ii) the assignment by Operator of its interest under the Operating Agreement except to an affiliate of Operator; (iii) the termination or cancellation of the Operating Agreement; (iv) the modification, change, supplement, alteration or amendment of the Operating Agreement; (v) the change, replacement or termination of Operator; or (vi) the entering into of any new Operating Agreement. Notwithstanding anything to the contrary contained herein, Lessee shall be permitted, without any such written confirmation from the Rating Agencies or the approval of Lessor, to make any non-material modification, change, supplement, alteration or amendment to the Operating Agreement and to waive any non-material rights thereunder (provided that (y) no such modification, change, supplement, alteration, amendment or waiver shall affect Lessor's rights and remedies thereunder, affect the cash management procedures set forth in the Cash Management Agreement or in the Operating Agreement,
adversely affect the marketability of the Leased Property, change the definitions of "Default" or "Event of Default," change the definition of "Operating Expense" to exclude additional items to such definition, change the definition of "Gross Revenues" to add additional amounts thereto, change the term of the Operating Agreement or increase the Management Fees payable under the Operating Agreement, and (z) Lessor shall have the right to approve any replacement operator).

    20.4.4 Absence of Default.

    Lessee hereby represents that the Operating Agreement is in full force and effect and: (i) there is no default, breach or violation existing thereunder by any party thereto, and (ii) no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

    20.4.5 Communication with the Operator.

    Lessor and Lessee acknowledge and agree that the Lessor is hereby authorized to communicate directly with the Operator in connection with the operation of the Retirement Community and in connection with certain terms and provisions set forth in the Operating Agreement, and the Assignment of Operating Agreement, Subordination of Operating Agreement, Non-Disturbance and Attornment Agreement, provided that Lessor shall not take any action inconsistent with Lessor's rights under the Operating Agreement or the Assignment of Operating Agreement, Subordination, Non-Disturbance and Attornment Agreement, or that would solely by reason of such action cause Lessee to be in default under the Operating Agreement. Lessor acknowledges that it will accept the performance, by Operator on behalf of Lessee, of all of the covenants, conditions and obligations of Lessee contained in this Agreement.

    20.4.6 Enforcement of the Operating Agreement.

    The Lessee hereby agrees to use commercially reasonable efforts to pursue and enforce any and all rights available to Lessee under the terms of the Operating Agreement.

    20.4.7 Replacement of Operator.

    Lessor shall have the right to require Lessee to replace the Operator with a new operator chosen by Lessee and approved by Lessor upon the occurrence of any one of the events described in Section 20.4.2.



                               XXI. MISCELLANEOUS

Section 21.1  Limitation on Payment of Rent; No Usurious Amounts

    It is intended by the parties that Florida law govern all aspects of this Agreement, except those which the parties may not by agreement lawfully designate Florida law as being applicable. Anything herein contained to the contrary notwithstanding, it is the intent of the parties that Lessee shall not pay or be obligated to pay any Rent or other amounts which would be considered interest at a rate which is in excess of the maximum rate permitted by Florida law or, if notwithstanding the agreement of the parties that Florida law shall govern, a court may determine that the law of some other state is applicable, then at a rate which is in excess of the maximum allowed by such other state. If by the terms of this Agreement, Lessee is at any time required to pay sums deemed interest at a rate in excess of such maximum lawful rate, then the amounts to be paid by Lessee as interest or Rent under this Agreement shall be deemed to be immediately reduced until the amounts deemed to be paid as interest under this Agreement are reduced to a level such that the interest rate charged and paid shall not exceed the maximum legal rate, and the portion of all prior payments which would otherwise be deemed interest in excess of such maximum legal rate shall be applied to and shall be deemed to have been made as payments in reduction of any amounts deemed to be outstanding principal balance, unless Lessee shall notify Lessor in writing that Lessee elects to have such excess sum returned to it forthwith. Lessee agrees that in determining whether or not any interest payable under this Agreement exceeds the highest rate permitted by law, any non-principal payment, including without limitation, any late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest.

Section 21.2  No Waiver

    No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

Section 21.3  Remedies Cumulative

    To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee, now or hereafter provided either in this Agreement or by Applicable Laws or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

Section 21.4  Severability

    Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

Section 21.5  Acceptance of Surrender

    No surrender to Lessor of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

Section 21.6  No Merger of Title

    It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly this Agreement or the leasehold estate created hereby and the fee estate or ground Lessor's interest in the Leased Property.

Section 21.7  Conveyance by Lessor

    If Lessor or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms of this Agreement (including, without limitation, under Article
XIV) other than as security for a debt, and the grantee or transferee of such of the Leased Property shall expressly assume all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Agreement with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

Section 21.8  Quiet Enjoyment

    Provided that no Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of hindrance or molestation by Lessor or anyone claiming by, through or under Lessor, but subject to (a) any Encumbrance permitted under
Article XVIII or otherwise permitted to be created by Lessor hereunder, (b) all Title Encumbrances, (c) liens as to obligations of Lessor that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Lessee's ability to operate the Retirement Community and (d) liens that have been consented to in writing by Lessee. Except as otherwise provided in this Agreement, no failure by Lessor to comply with the foregoing covenant shall give Lessee the right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Lessee hereunder.

Section 21.9  Entire Agreement; Memorandum of Lease

    This Lease contains the entire agreement between the parties hereto with respect to this Lease and may not be modified in any manner other than in writing signed by the parties hereto or their successors. A Memorandum of this Lease, in the form attached hereto as Exhibit "H" shall be recorded in the public records of the county where the Leased Property is located. The Memorandum of Lease shall be modified by the parties in the manner that Lessor may desire. All costs and expenses of recording such memorandum shall be payable by the party that records such memorandum.

Section 21.10  Notices

         (a) Notices, statements and other communications to be given under the terms of this Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail or Express Mail service, postage prepaid, return receipt requested or by nationally utilized overnight delivery service, addressed to the parties as follows:

         (b) All such Notices shall be addressed as follows, if to Lessor to:

                           c/o CNL Retirement Corp.
                           CNL Center at City Commons
                           450 South Orange Avenue
                           Orlando, FL  32801-3336
                           Attn:  Mr. Phillip M. Anderson or
                           Chief Operating Officer
                           Phone:  (407) 835-3201
                           Fax :  (407) 835-3232

                  with a copy to:

                           Greenberg Traurig, P.A.
                           One International Place, 3rd Floor
                           Boston, MA  02110
                           Attn:  Jennifer Weiss, Esq.
                           Phone:  (617) 310-6005
                           Fax:  (617) 310-6001

                  with a copy to:

                           Greenberg Traurig, P.A.
                           450 S. Orange Avenue, Suite 650
                           Orlando, FL  32801
                           Attn:  Michael J. Sullivan, Esq.
                           Phone:  (407) 418-2376
                           Fax:  (407) 420-5909

                  with a copy to:

                           Marriott Senior Living Services, Inc.
                           10400 Fernwood Road
                           Bethesda, Maryland  20817
                           Attn: Chief Financial Officer
                           Phone:  (301) 380-3000
                           Fax:  (301) 380-3538

                  with copy to:

                           Marriott International, Inc.
                           10400 Fernwood Road
                           Bethesda, Maryland  20817
                           Attn: General Counsel
                           Phone:  (301) 380-3000
                           Fax:  (301) 380-6727

                  if to Lessee to:

                           c/o Prime Care Properties, LLC
                           10401 N. Meridian Street
                           Suite 122
                           Indianapolis, IN  46290
                           Attn:  Jay L. Hicks, President
                           Phone:  (317) 630-3156
                           Fax:  (317) 630-3159

                  with a copy to:

                           Bose, McKinney & Evans, LLP
                           600 East 96th Street, Suite 500
                           Indianapolis, IN  46240
                           Attn:  James C. Carlino, Esq.
                           Phone:  (317) 684-5328
                           Fax:  (317) 223-5238

                  with a copy to:

                           Prime Care Properties, LLC
                           2100 Constitution Boulevard, Suite 113
                           Sarasota, FL  34231
                           Attn:  Robert N. Davies
                           Phone:  (941) 927-5610
                           Fax:  (941) 927-6991

                  with a copy to:

                           Marriott Senior Living Services, Inc.
                           10400 Fernwood Road
                           Bethesda, Maryland  20817
                           Attn: Chief Financial Officer
                           Phone:  (301) 380-3000
                           Fax:  (301) 380-3538

                  with copy to:

                           Marriott International, Inc.
                           10400 Fernwood Road
                           Bethesda, Maryland  20817
                           Attn:  General Counsel
                           Phone:  (301) 380-3000
                           Fax:  (301) 380-6727

                  with copy to:

                           Bryan Cave, LLP
                           700 13th Street NW, Suite 700
                           Washington, D.C.  20005
                           Attn:  Richard Cohn, Esq.
                           Phone:  (202) 508-6019
                           Fax:  (202) 508-6200

or at such other address as is from time to time designated by the party receiving the Notice. Any such Notice that is mailed in accordance herewith shall be deemed received when delivery is received or refused, as the case may be.

Section 21.11  Construction; Non-recourse

    Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Lessee arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by all the parties thereto. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Each term or provision of this Agreement to be performed by Lessee shall be construed as an independent covenant and condition. Time is of the essence with respect to the exercise of any rights of Lessee or Lessor under this Agreement. Except as otherwise set forth in this Agreement, any obligations arising prior to the expiration or sooner termination of this Agreement of Lessee (including without limitation, any monetary, repair and indemnification obligations) and Lessor shall survive the expiration or sooner termination of this Agreement; provided, however, that each party shall be required to give the other Notice of any such surviving and unsatisfied obligations within one year after the expiration or sooner termination of this Agreement. Except in the case of any guarantor of Lessee's obligations hereunder or except in the case of acts of fraud or negligence by Lessee, nothing contained in this Agreement shall be construed to create or impose any liabilities or obligations on any of the shareholders, beneficial owners, direct or indirect, officers, directors, trustees, employees or agents of Lessor or Lessee for the payment or performance of the obligations or liabilities of Lessor or Lessee hereunder. Further, in the event Lessor shall be in default under this Agreement, and if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment against the right, title and interest of Lessor in the Leased Property.

Section 21.12  Counterparts; Headings

    This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

Section 21.13  Applicable Law, Etc.

    THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATES THEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW FOR THE STATE IN WHICH A LEASED PROPERTY IS LOCATED. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THIS LEASE IS DEEMED TO CONSTITUTE A FINANCING, WHICH IS THE INTENTION OF THE PARTIES, THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED THEREBY, BUT THE LIEN CREATED THEREBY AND BY THE
MEMORANDUM OF LEASE AND THE CREATION AND ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH THE LEASED PROPERTY IS LOCATED.

Section 21.14  Right to Make Agreement

    Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any Applicable Laws, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

Section 21.15  Disclosure of Information

         (a) Any Proprietary Information obtained by Lessor with respect to Lessee pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be used, subject to confidentiality safeguards mutually acceptable to Lessor and Lessee, in any litigation between the parties and except further that, Lessor may disclose such information to its prospective lenders, provided that Lessor shall direct and obtain the agreement of such lenders to maintain such information as confidential.

         (b) The parties hereto agree that the matters set forth in this Agreement and any revenue, expense, net profit, fee rates and occupancy information provided by Lessee or any of the Affiliates of Lessee are strictly confidential and each party will make every effort to ensure that the information is not disclosed to any Person that is not an Affiliate as to any party (including the press) other than the Operator, or any other Affiliate of Marriott, without the prior written consent of the other party, except as may be required by Applicable Laws and as may be reasonably necessary to obtain licenses, permits and other public approvals necessary for the refurbishment or operation of the Retirement Community, or, subject to the restrictions of
Section 21.15(c) relative to the contents of any Prospectus, in connection with a Lessor financing, a sale of the Retirement Community, or a sale of a Controlling Interest in Lessor.

         (c) No reference to Lessee, or any of Lessee's Affiliates will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively, the "Prospectus"), issued by Lessor or any of its Affiliates, which is designed to interest potential investors in the Retirement Community, unless Lessee has previously received a copy of all such references and has approved in writing the use of such references. No Prospectus shall include fee rate and occupancy data or revenue, expense or net profit information pertaining to the Retirement Community. Regardless of whether Lessee so receives a copy of the Prospectus or has approved any references to Lessee or any of Lessee's Affiliates in the Prospectus, neither Lessee nor Lessee's Affiliates will be deemed a sponsor of the offering described in the Prospectus, nor will they have any responsibility for the Prospectus, and the Prospectus will so state. Unless Lessee agrees in advance, the Prospectus will not include any trademark, symbols, logos or designs of Lessee, or any of Lessee's Affiliates. Lessor shall indemnify, defend and hold Lessee and Lessee's Affiliates harmless from and against all loss, costs, liability and damage (including reasonable attorneys' fees and expenses, and all costs of litigation) arising out of any Prospectus or the offering described therein; and this obligation of Lessor shall survive the termination of this Agreement.

         (d) The  obligations  of Lessee and Lessor  contained  in this  Section
21.15 shall survive the expiration or earlier termination of this Agreement.

Section 21.16  Non-Compete; Protected Territory

    Throughout the Term of this Lease, Lessee, nor any of its affiliates shall, without Lessor's consent, own, lease, operate, license, manage, or franchise, an assisted living facility, skill nursing facility or any other similar business operation within the Protected Territory. As a means of enforcement of Lessor's rights, in addition to the remedies provided to Lessor under Article 12, Lessee agrees that Lessor shall have the right of injunctive relief to enjoin any violation by Lessee of the provisions of this Section 21.16.

Section 21.17  Attorneys' Fees

    Notwithstanding anything to the contrary contained in this Lease or any other instruments or documents executed in connection with the Leased Property between Lessor and any Parent Affiliate, in the event any party to such instrument should bring suit against the other party in respect to any matters provided for herein or therein, the prevailing party shall be entitled to recover from the non-prevailing party its costs of court, legal expenses and reasonable attorneys' fees.

Section 21.18  Waiver of Jury Trial

    LESSEE AND LESSOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY WITH REGARDS TO ANY LITIGATION BASED ON THIS LEASE AND ANY OBLIGATION RESULTING FROM OR RELATED TO THIS LEASE OR ANY GUARANTY RELATING TO THIS LEASE, OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF DEALING, COURSE OF CONDUCT, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF LESSEE, ANY GUARANTOR OR LESSOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LESSOR ENTERING INTO THIS LEASE.

Section 21.19  Composite Lease

    This Lease, although executed and delivered as a composite instrument for convenience, constitutes a separate Lease and Agreement between the Lessor and the Lessee with respect to each Leased Property. All provisions of this Lease shall be applicable separately to each of the Leased Properties with the same effect as if a separate Lease with respect to each of the Leased Properties have been executed and delivered by the Lessor and the Lessee. Therefore, among other effects, an Event of Default with respect to an Individual Leased Property shall constitute an Event of Default with respect to each of the Collective Leased Properties. If any such separate lease shall be voluntarily terminated or extended pursuant to any provision hereof, such determination or extension shall have no effect upon the remaining leases. Upon the request of the Lessor or the Lessee, a separate lease of a Leased Property (a "Site Lease"), in the same form of this Lease except for such mutually satisfactory modifications as shall be required by the fact that such Lease relates only to such Leased Property, shall be executed, acknowledged and delivered by the Lessor and the Lessee, at the requesting party's sole expense (including the non-requesting party's reasonable attorneys fees, costs and expenses).

Section 21.20 Recording of Documents

    Lessor and Lessee shall execute, acknowledge and deliver, and Lessee shall contemporaneously with the Commencement Date or as soon as practicable thereafter cause to be recorded or filed in the manner and place required by any Applicable Laws, the documents required to be recorded under the Refinancing and Acquisition Agreement including, without limitation, for each Leased Property, a deed and a memorandum of lease, and all other instruments which shall be reasonably requested by the Lessor or the Lessee as being necessary or appropriate in order to protect their respective interests in the Collective Leased Properties. Thereafter, the Lessor and the Lessee shall execute, acknowledge and deliver, and the Lessee shall record or cause to be recorded or filed, any instruments (other than this entire Lease, as compared to a memorandum hereof) which shall be reasonably requested by the Lessor or the Lessee as being necessary or appropriate in order to protect their respective interests in the Collective Leased Properties.

Section 21.21  Lessee Entity Separateness

    Attached to this Lease as Exhibit "I" is an organizational chart relating to Lessee and certain affiliates and other parties. Lessee represents that the organizational chart is a true, complete and correct representation of the Lessee entity and the Owners of the Lessee, and its respective Owners. Lessee hereby represents and warrants to and covenants with Lessor that as of the date hereof and until such time as the Adjusted Lease Basis and all Rent due hereunder shall be paid in full: (A) Lessee does not own and will not own any asset or property other than (i) its Leased Properties, as shown on Exhibit "D", and (ii) incidental personal property necessary for the ownership or operation thereof; (B) Lessee will not engage in any business other than the ownership, management and operation of the Retirement Communities which they each own, as shown on Exhibit "D"; (C) Lessee will not enter into any contractor agreement with any affiliate of the Lessee, any constituent party of Lessee or any affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party; (D) Lessee has not incurred any indebtedness outstanding on the date hereof and will not hereafter incur any indebtedness, in each case, secured or unsecured, direct or indirect, absolute or contingent (including guarantying any obligation) other than the obligations imposed by this Lease and the other Operative Documents;
(E) except as required by reason of the cross-collateralization provided in this Lease, Lessee has not acquired and shall not acquire obligations or liabilities of its affiliates; (F) Lessee is and will remain solvent and shall pay its debts and liabilities from its assets as the same shall become due; (G) Lessee has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Lessee will not, nor will each Lessee permit any constituent party to amend, modify or otherwise change the Partnership Certificate, Partnership Agreement, Articles of Incorporation and By-Laws, Operating Agreement, Trust or other organizational document of Lessee or such constituent party without the prior consent of Lessor; (H) except to the extent permitted in the Lease, Lessee will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party, and shall prepare separate financial statements showing its assets and liabilities separate and apart from those of any other person, and not have its assets listed on the financial statement of any other person; provided, however, that the Lessee's assets may be included in a consolidated financial statement of its affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Lessee and such affiliates and to indicate that Lessee's assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other person (except by reason of the cross-collaterization of the Leased Properties herein) and (ii) such assets shall be listed on Lessee's own separate balance sheet; (I) Lessee will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Lessee or any constituent party of Lessee), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name; (J) Lessee will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character in light of its contemplated business operations; (K) neither Lessee nor any constituent party will seek or effect the liquidation, dissolution, consolidation or merger, in whole or in part of Lessee; (L) except as required by reason of the cross-collaterization provided by this Lease, Lessee will not commingle the funds and any other assets of Lessee with those of any affiliate or constituent or any other person, and will hold all of its assets in its own name except that each of the Lessee's funds may be commingled as contemplated in the Cash Management Agreement and the Operating Agreement; (M) except as required by reason of the cross-collaterization provided by this Lease, Lessee has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party or any other person; (N) except as required by reason of the cross-collaterization provided by this Lease, Lessee will not guarantee or become obligated for the debts of any other person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other persons; (O) each Lessee shall appoint and maintain at least one independent director acceptable to the Rating Agencies, and reasonably acceptable to Lessor and Lessee, and whose approval shall be required to file or consent to the filing of a bankruptcy against Lessee; (P) Lessee shall be structured so as to maintain a status as a bankruptcy remote, special purpose entity consistent with the reasonable requirements of the Rating Agencies and such that counsel for Lessee can provide a non-consolidation or insolvency opinion acceptable in form and content to the Rating Agencies, and shall conduct themselves consistent with the separateness covenants imposed, from time to time, by the Rating Agencies.

Section 21.22  Relationship of the Parties

    The relationship of Lessor and Lessee hereunder shall be that of lessor and lessee under a financing lease, as described in Section 2.4 of this Agreement. Neither this Agreement nor any agreements, instruments, documents, or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making Lessor a partner, joint venturer with, or agent of Lessee. Lessor and Lessee agree that neither party shall make any contrary assertion, claim or counterclaim in any action, suit or other legal proceeding, or in any financial or tax accounting or reporting involving Lessor or Lessee.

Section 21.23  State Specific Provisions

         (a) Special Florida Provision. It is expressly agreed that Lessor and Lessee have entered into the transaction contemplated by this Lease, and all of the Operative Documents to accomplish a single transaction, and intending such transaction to be characterized as financing in the amount of the Lease Balance.


                      [SIGNATURES BEGIN ON THE NEXT PAGE.]

    IN WITNESS WHEREOF, the parties have executed this Lease Agreement as a sealed instrument as of the date above first written.

                                LESSOR:

                                CNL RETIREMENT PC1 NAPLES FL, LP,
                                a Delaware limited partnership

                                By: CNL  Retirement  PC1, LP a Delaware  limited
                                    partnership

                                    By: CNL  Retirement  PC1 GP, LLC, a Delaware
                                    limited liability  company,  as sole general
                                    partner

                                        By: /s/Phillip M. Anderson
                                            ----------------------------
                                        Name: Phillip M. Anderson
                                        Title: Executive Vice President


                                CNL RETIREMENT PC1 VENICE FL, LP, a Delaware limited partnership

                                By: CNL  Retirement  PC1, LP a Delaware  limited
                                    partnership

                                    By: CNL Retirement PC1 GP, LLC,
                                        a Delaware limited liability company,
                                        as sole general partner

                                        By: /s/Phillip M. Anderson
                                            --------------------------------
                                        Name: Phillip M. Anderson
                                        Title: Executive Vice President


                                CNL RETIREMENT PC1 NEW JERSEY, LP,
                                a Delaware limited partnership

                                By: CNL  Retirement  PC1, LP a Delaware  limited
                                    partnership

                                    By: CNL Retirement PC1 GP, LLC,
                                        a Delaware limited liability company,
                                        as sole general partner

                                        By: /s/Phillip M. Anderson
                                            ---------------------------------
                                        Name: Phillip M. Anderson
                                        Title: Executive Vice President


                                CNL RETIREMENT PC1 FRIENDSHIP HEIGHTS MD, LP, a Delaware limited partnership

                                By: CNL Retirement PC1, LP
                                    a Delaware limited partnership

                                    By: CNL Retirement PC1 GP, LLC,
                                        a Delaware limited liability company,
                                        as sole general partner

                                        By: /s/Phillip M. Anderson
                                            --------------------------------
                                        Name: Phillip M. Anderson
                                        Title: Executive Vice President


                                CNL RETIREMENT PC1 NORTH CAROLINA, LP,
                                a Delaware limited partnership

                                By: CNL Retirement PC1, LP
                                    a Delaware limited partnership

                                    By: CNL Retirement PC1 GP, LLC,
                                        a Delaware limited liability company,
                                        as sole general partner

                                        By: /s/Phillip M. Anderson
                                            ---------------------------------
                                           Name: Phillip M. Anderson
                                           Title: Executive Vice President


                                CNL RETIREMENT PC1 STAMFORD CT, LP,
                                a Delaware limited partnership

                                By: CNL Retirement PC1, LP
                                    a Delaware limited partnership

                                    By: CNL Retirement PC1 GP, LLC,
                                        a Delaware limited liability company,
                                        as sole general partner

                                        By: /s/Phillip M. Anderson
                                            ---------------------------------
                                        Name: Phillip M. Anderson
                                        Title: Executive Vice President

                                CNL RETIREMENT PC1 BUCKHEAD GA, LP,
                                a Delaware limited partnership

                                By: CNL Retirement PC1, LP
                                    a Delaware limited partnership

                                    By:  CNL Retirement PC1 GP, LLC,
                                         a Delaware limited liability company,
                                         as sole general partner

                                         By: /s/Phillip M. Anderson
                                             --------------------------------
                                         Name: Phillip M. Anderson
                                         Title: Executive Vice President


                                CNL RETIREMENT PC1 BRENTWOOD TN, LP,
                                a Delaware limited partnership

                                By: CNL Retirement PC1, LP
                                    a Delaware limited partnership

                                    By: CNL Retirement PC1 GP, LLC,
                                        a Delaware limited liability company,
                                        as sole general partner

                                        By: /s/Phillip M. Anderson
                                            ----------------------------------
                                        Name: Phillip M. Anderson
                                        Title: Executive Vice President

                                LESSEE:

                                PRIME CARE ONE, LLC,
                                an Indiana limited liability company

                                By: /s/ Robert N. Davies
                                   ------------------------------------------
                                Name:    Robert N. Davies
                                Title:   Managing Director


                                PRIME CARE TWO, LLC,
                                an Indiana limited liability company

                                By: /s/ Robert N. Davies
                                    -----------------------------------------
                                Name:    Robert N. Davies
                                Title:   Managing Director

                                       A-4
                                   EXHIBIT "A"

                                  RENT ADDENDUM


    "Additional Rent" means, with respect to any Fiscal Year the greater of (1) the amounts derived from Schedule A attached hereto which are equal to the product of (a) the percentage corresponding to the Fiscal Year and average Facility Occupancy Level for such Fiscal Year times (b) the Gross Revenues for the Fiscal Year, and (2) the amount required to cause the Aggregate Rent paid with respect to such Fiscal Year to equal the Target Rent, except that in the event a court finds that any portion of Additional Rent constitutes interest for purposes of any applicable usury law, the Additional Rent shall not exceed the amount permitted by paragraph 3 of this Rent Addendum.

    "Adjusted  Lease Basis" means,  with respect to any Fiscal Year,  the sum of
(1) the Differential Amount for the prior Fiscal Year, if any, plus (2) the amount of the Lease Basis Adjustment with respect to such Fiscal Year. Notwithstanding the foregoing, until the end of the Base Year the Adjusted Lease Basis shall equal the Lease Basis plus the Aggregate Differential Amount.

    "Adjusted Lease Rate" means, with respect to any Fiscal Year, the Adjusted Lease Rate in effect for the prior Fiscal Year multiplied by 1.025, provided that the Adjusted Lease Rate until the end of the Base Year shall be ten and one-half percent (10.5%); provided further that the Adjusted Lease Rate for the twenty-ninth (29th) Fiscal Year shall be the Adjusted Lease Rate for the remainder of the Term.

    "Aggregate Rent" means, with respect to any Fiscal Year, the sum of the Minimum Rent and Additional Rent paid or accrued with respect to such Fiscal Year.

    "Aggregate Differential Amount" means, with respect to any Fiscal Year, the sum of the accrued but unpaid Differential Amounts for all prior Fiscal Years.

    "Differential Amount" means, with respect to any Fiscal Year, the excess of the sum of the First-Tier Minimum Rent and Second Tier Minimum Rent due with respect to such Fiscal Year less the sum of the First-Tier Minimum Rent and Second Tier Minimum Rent paid with respect to such Fiscal Year.

    "Facility Occupancy Level" means, with respect to any Fiscal Year, the average annual occupancy level, as measured by units occupied, determined with respect to all of the Facilities operated on each of the Collective Leased Facilities, on a weighted average basis.

    "First-Tier Minimum Rent" means, in any Fiscal Year 5% of the Adjusted Lease Basis for such Fiscal Year.

    "Lease Basis" shall have the meaning ascribed thereto in the Lease.

    "Lease Basis Adjustment" means, with respect to any Fiscal Year, the product of (1) the Adjusted Lease Basis as in effect for the prior Fiscal Year reduced by the difference between the Aggregate Differential Amount as of the beginning of the prior Fiscal Year and the end of the prior Fiscal Year multiplied by (2) the Adjusted Lease Rate, less any reduction of the Adjusted Lease Rate required by paragraph 3 of this Rent Addendum.

    "Minimum Rent" means, with respect to any Fiscal Year, the sum of (1) the Aggregate Differential Amount plus (2) the product of (a) the Adjusted Lease Basis for such Fiscal Year and (b) the Adjusted Lease Rate, except that such sum shall not exceed the amount permitted by paragraph 3 of this Rent Addendum.

    "Second Tier Minimum Rent" means, with respect to any Fiscal Year, the difference between (1) the Adjusted Lease Basis with respect to such Fiscal Year multiplied by the Adjusted Lease Rate and (2) the First Tier Minimum Rent.

    "Target Rent" means, with respect to each Fiscal Year the Adjusted Lease Basis as determined for such Fiscal Year multiplied by thirteen percent (13%).

    1. Minimum Rent.

         Payment of Minimum Rent. Minimum Rent shall be paid in twelve equal payments, monthly, in arrears on or before the twentieth (20th) day of the month for which such payment is due. Notwithstanding the foregoing, the first payment of Minimum Rent shall be due and payable on or before October 21, 2002 (the "Advance Minimum Rent"). The amount of Advance Minimum Rent paid to Lessor shall be applied as a credit against the first payment(s) of Minimum Rent due hereunder. Minimum Rent for any partial Accounting Period shall be prorated on a per diem basis. The amount of Minimum Rent paid with respect to any Fiscal Year shall be treated first as payment of First Tier Minimum Rent with respect to such Fiscal Year, second as payment of Second Tier Minimum Rent with respect to such Fiscal Year, and thereafter, to the extent such payments exceed the sum of the First Tier Minimum Rent and the Second Tier Minimum Rent with respect to such Fiscal Year, shall reduce the Aggregate Differential Amount.

    2. Additional Rent.

         (a) Payment of Additional Rent. For each Fiscal Year commencing with the first Fiscal Year after the Base Year, Lessee shall pay Additional Rent. Additional Rent shall be reconciled in the manner and at the times set forth in sub-paragraphs 2(b) and (c) above.

         (b) Quarterly Installments. Installments of Additional Rent for each Fiscal Year or portion thereof shall be calculated and paid each Fiscal Quarter in arrears. Payment of each such installment shall be made within thirty (30) days after the end of each Fiscal Quarter and shall be accompanied by (i) a statement from the Operator setting forth the calculation of Additional Rent due and payable for such Fiscal Quarter if the Operating Agreement is in effect or
(ii) a certificate from an officer of the Lessee certifying and setting forth the calculation of Additional Rent due and payable for such Fiscal Quarter if the Operating Agreement is not in effect. Installments of Additional Rent due with respect to each Fiscal Quarter shall be equal to the Additional Rent due for all Fiscal Quarters elapsed during the applicable Fiscal Year less amounts previously paid with respect thereto by Lessee. If the Additional Rent for such elapsed Fiscal Quarters as shown on the last quarterly statement is less than the amount previously paid with respect thereto by Lessee, Lessee shall be entitled to offset the amount of such difference against Rent next coming due under this Agreement, such offset to be applied together with interest at the Disbursement Rate accruing from the date of payment by Lessee until the date the offset is applied. If the Additional Rent for such elapsed Fiscal Quarters, as shown on the last quarterly statement, is more than the amount previously paid with respect thereto by Lessee, Lessee shall pay to Lessor the amount of such difference, together with Rent next coming due under this Agreement, together with interest on the amount of such difference at the Disbursement Rate accruing from the due date of such payment to the date such payment is received by Lessor.

         (c) Reconciliation of Additional Rent. In addition, on or before seventy-five (75) days after the end of each Fiscal Year, commencing with the first full Fiscal Year after the Base Year, Lessee shall deliver or shall cause Operator to deliver, to Lessor a statement setting forth the Gross Revenues for such preceding Fiscal Year together with a certificate of an officer of the Lessee, or Operator's chief accounting officer during the term of the Operating Agreement, certifying that such year-end statement is true and correct. The Lessor shall within thirty (30) Business Days after the receipt of such statement send a Notice to the Lessee and to the Operator, if applicable, of any disputed items or matters in appropriate detail. If Lessor desires, at its own expense, to audit, examine or review the statement and supporting records and/or certain procedures at the Retirement Community, as may be agreed upon by Lessor, Lessee and Operator, if applicable, with respect to internal financial controls, accounting policies and accounting procedures, or other procedures at the Retirement Community, Lessor shall notify Lessee in writing within sixty (60) days after receipt of such statement of its intention to audit and/or review such procedures and begin such audit and/or review no sooner than thirty (30) days and no later than sixty (60) days after Lessee's receipt of such Notice. Lessor shall complete such audit and/or review within ninety (90) days after commencement thereof. If Lessor does not conduct such an audit and/or review, then such statement and procedures shall be deemed to be conclusively accepted by Lessor as being correct, and Lessor shall have no right thereafter, except in the event of fraud by Lessee and/or Operator, if applicable, to question or examine the same. If such review by Lessor determines that the procedures specified above are not in compliance with the terms of this Agreement, Lessor will provide Lessee and Operator, if applicable, with written Notice of such deficiency and Lessee and Operator shall remedy such deficiency.

    If the annual Additional Rent for such preceding Fiscal Year as shown in the annual statement exceeds the amount previously paid with respect thereto by Lessee, Lessee shall pay such excess to Lessor at such time as the annual statement is delivered. If the annual Additional Rent for such preceding Fiscal Year as shown in the annual statement is less than the amount previously paid with respect thereto by Lessee, Lessee shall be entitled to offset the amount of such difference against Rent next coming due under this Agreement.

    3. Limitations on Payment of Rent.

Notwithstanding anything else contained herein to the contrary, the amount of Minimum Rent and Additional Rent paid by Lessee or charged by Lessor shall not exceed an amount which would be lawful under any applicable usury laws. In the event that any amounts previously paid would exceed such lawful amount, such payments shall be applied so as to reduce the Adjusted Lease Basis, unless Lessee shall notify Lessor in writing that Lessee elects to have such excess sum returned to it forthwith.

                                        SCHEDULE A


                   2002    2003    2004   2005    2006    2007   2008  2009   2010   2011   2012
--------------------------------------------------------------------------------------------------
86% Occupancy     0.00%   0.00%   0.47%   0.18%   0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%
--------------------------------------------------------------------------------------------------
87% Occupancy     0.00%   0.00%   0.80%   0.43%   0.11%  0.13%  0.04%  0.06%  0.08%  0.09%  0.07%
88% Occupancy     0.00%   0.00%   1.14%   0.67%   0.21%  0.25%  0.08%  0.12%  0.16%  0.19%  0.15%
89% Occupancy     0.00%   0.00%   1.48%   0.92%   0.32%  0.38%  0.12%  0.19%  0.25%  0.28%  0.22%
--------------------------------------------------------------------------------------------------
90% Occupancy     0.00%   0.00%   1.81%   1.16%   0.42%  0.51%  0.16%  0.25%  0.33%  0.38%  0.30%
--------------------------------------------------------------------------------------------------
91% Occupancy     0.00%   0.00%   2.46%   1.79%   1.07%  1.09%  0.72%  0.74%  0.77%  0.77%  0.68%
92% Occupancy     0.00%   0.00%   3.11%   2.42%   1.72%  1.67%  1.28%  1.24%  1.20%  1.15%  1.07%
93% Occupancy     0.00%   0.00%   3.76%   3.05%   2.37%  2.25%  1.85%  1.74%  1.64%  1.54%  1.46%
--------------------------------------------------------------------------------------------------
94% Occupancy     0.00%   0.00%   4.41%   3.69%   3.02%  2.83%  2.41%  2.24%  2.08%  1.93%  1.85%
--------------------------------------------------------------------------------------------------
95% Occupancy     0.00%   0.00%   4.65%   3.88%   3.22%  3.03%  2.61%  2.44%  2.28%  2.13%  2.05%
96% Occupancy     0.00%   0.00%   4.89%   4.08%   3.41%  3.24%  2.81%  2.64%  2.49%  2.33%  2.26%
97% Occupancy     0.00%   0.00%   5.13%   4.28%   3.61%  3.44%  3.01%  2.85%  2.69%  2.54%  2.46%
--------------------------------------------------------------------------------------------------
98% Occupancy     0.00%   0.00%   5.37%   4.47%   3.81%  3.64%  3.21%  3.05%  2.89%  2.74%  2.67%
--------------------------------------------------------------------------------------------------


                  2013    2014    2015    2016    2017    2018    2019    2020    2021    2022    2023    2024    2025
------------------------------------------------------------------------------------------------------------------------
86% Occupancy     0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%
------------------------------------------------------------------------------------------------------------------------
87% Occupancy     0.00%   0.00%   0.00%   0.00%   0.01%   0.02%   0.03%   0.04%   0.05%   0.07%   0.08%   0.09%   0.10%
88% Occupancy     0.00%   0.00%   0.00%   0.00%   0.01%   0.04%   0.06%   0.09%   0.11%   0.13%   0.16%   0.18%   0.20%
89% Occupancy     0.00%   0.00%   0.00%   0.00%   0.02%   0.06%   0.09%   0.13%   0.16%   0.20%   0.23%   0.27%   0.30%
------------------------------------------------------------------------------------------------------------------------
90% Occupancy     0.00%   0.00%   0.00%   0.00%   0.03%   0.08%   0.12%   0.17%   0.22%   0.26%   0.31%   0.36%   0.40%
------------------------------------------------------------------------------------------------------------------------
91% Occupancy     0.35%   0.36%   0.37%   0.38%   0.41%   0.46%   0.51%   0.55%   0.60%   0.65%   0.69%   0.74%   0.78%
92% Occupancy     0.69%   0.71%   0.74%   0.76%   0.80%   0.84%   0.89%   0.94%   0.98%   1.03%   1.07%   1.12%   1.17%
93% Occupancy     1.04%   1.07%   1.11%   1.14%   1.18%   1.23%   1.27%   1.32%   1.37%   1.41%   1.46%   1.50%   1.55%
------------------------------------------------------------------------------------------------------------------------
94% Occupancy     1.38%   1.43%   1.48%   1.52%   1.57%   1.61%   1.66%   1.70%   1.75%   1.79%   1.84%   1.88%   1.93%
------------------------------------------------------------------------------------------------------------------------
95% Occupancy     1.59%   1.63%   1.68%   1.73%   1.77%   1.82%   1.86%   1.91%   1.95%   2.00%   2.04%   2.08%   2.13%
96% Occupancy     1.79%   1.84%   1.88%   1.93%   1.97%   2.02%   2.06%   2.11%   2.15%   2.20%   2.24%   2.29%   2.33%
97% Occupancy     2.00%   2.04%   2.09%   2.13%   2.18%   2.22%   2.27%   2.31%   2.36%   2.40%   2.44%   2.49%   2.53%
------------------------------------------------------------------------------------------------------------------------
98% Occupancy     2.20%   2.25%   2.29%   2.34%   2.38%   2.43%   2.47%   2.51%   2.56%   2.60%   2.65%   2.69%   2.73%
------------------------------------------------------------------------------------------------------------------------


                  2026      2027   2028    2029     2030   2031    2032    2033    2034   2035   2036     2037
---------------------------------------------------------------------------------------------------------------
86% Occupancy     0.00%    0.00%   0.00%   0.02%   0.07%   0.11%   0.39%   0.67%  0.93%   1.19%  1.44%   1.68%
---------------------------------------------------------------------------------------------------------------
87% Occupancy     0.11%    0.12%   0.14%   0.16%   0.21%   0.26%   0.53%   0.81%  1.07%   1.32%  1.57%   1.74%
88% Occupancy     0.23%    0.25%   0.27%   0.30%   0.35%   0.40%   0.67%   0.94%  1.20%   1.46%  1.71%   1.79%
89% Occupancy     0.34%    0.37%   0.41%   0.45%   0.49%   0.54%   0.81%   1.08%  1.34%   1.59%  1.84%   1.85%
---------------------------------------------------------------------------------------------------------------
90% Occupancy     0.45%    0.50%   0.54%   0.59%   0.63%   0.68%   0.95%   1.22%  1.48%   1.73%  1.97%   1.91%
---------------------------------------------------------------------------------------------------------------
91% Occupancy     0.83%    0.88%   0.92%   0.97%   1.01%   1.06%   1.24%   1.43%  1.60%   1.78%  1.95%   1.89%
92% Occupancy     1.21%    1.26%   1.30%   1.35%   1.39%   1.43%   1.53%   1.64%  1.73%   1.84%  1.93%   1.87%
93% Occupancy     1.59%    1.64%   1.68%   1.72%   1.77%   1.81%   1.82%   1.85%  1.86%   1.89%  1.91%   1.85%
---------------------------------------------------------------------------------------------------------------
94% Occupancy     1.97%    2.02%   2.06%   2.10%   2.15%   2.19%   2.11%   2.06%  1.98%   1.94%  1.88%   1.83%
---------------------------------------------------------------------------------------------------------------
95% Occupancy     2.17%    2.22%   2.26%   2.30%   2.35%   2.31%   2.24%   2.19%  2.10%   2.06%  2.00%   1.95%
96% Occupancy     2.37%    2.42%   2.46%   2.50%   2.55%   2.44%   2.38%   2.32%  2.21%   2.17%  2.12%   2.07%
97% Occupancy     2.57%    2.62%   2.66%   2.70%   2.75%   2.56%   2.51%   2.46%  2.32%   2.29%  2.23%   2.19%
---------------------------------------------------------------------------------------------------------------
98% Occupancy     2.78%    2.82%   2.86%   2.90%   2.95%   2.69%   2.64%   2.59%  2.43%   2.41%  2.35%   2.32%
---------------------------------------------------------------------------------------------------------------

                                    COMPOSITE
                                   EXHIBIT "B"

                ASSIGNMENT OF OPERATING AGREEMENT, SUBORDINATION,
                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                    (1 for each of the 11 Leased Properties)

                                   EXHIBIT "C"

                            CASH MANAGEMENT AGREEMENT
                      CASH MANAGEMENT AND POOLING AGREEMENT
                         Dated: as of September 30, 2002

                                      among

                            PRIME CARE ONE, LLC, and
                              PRIME CARE TWO, LLC,
                             collectively, as Lessee

                                       and

                        CNL RETIREMENT PC1 NAPLES FL, LP
                         a Delaware limited partnership,
                        CNL RETIREMENT PC1 VENICE FL, LP
                         a Delaware limited partnership,
                        CNL RETIREMENT PC1 NEW JERSEY, LP
                         a Delaware limited partnership,
                  CNL RETIREMENT PC1 FRIENDSHIP HEIGHTS MD, LP
                         a Delaware limited partnership,
                      CNL RETIREMENT PC1 NORTH CAROLINA, LP
                         a Delaware limited partnership,
                       CNL RETIREMENT PC1 STAMFORD CT, LP
                         a Delaware limited partnership,
                       CNL RETIREMENT PC1 BUCKHEAD GA, LP
                         a Delaware limited partnership,
                       CNL RETIREMENT PC1 BRENTWOOD TN, LP
                         a Delaware limited partnership,
                             collectively, as Lessor

                                       and

                                    CNLBANK,
                                    as Agent

                                       and

                     MARRIOTT SENIOR LIVING SERVICES, INC.,
                                   as Operator

                      CASH MANAGEMENT AND POOLING AGREEMENT


         CASH MANAGEMENT AND POOLING AGREEMENT (this "Agreement"), dated as of September 30, 2002, by and among PRIME CARE PROPERTIES ONE, LLC and PRIME CARE TWO, LLC, each an Indiana limited liability company (collectively, as "Lessee"), CNLBANK, a State chartered bank ("Agent"), CNL RETIREMENT PC1 NAPLES FL, LP, a Delaware limited partnership, CNL RETIREMENT PC1 VENICE FL, LP, a Delaware limited partnership, CNL RETIREMENT PC1 NEW JERSEY, LP, a Delaware limited partnership, CNL RETIREMENT PC1 FRIENDSHIP HEIGHTS MD, LP, a Delaware limited partnership, CNL RETIREMENT PC1 NORTH CAROLINA, LP, a Delaware limited partnership, CNL RETIREMENT PC1 STAMFORD CT, LP, a Delaware limited partnership, CNL RETIREMENT PC1 BUCKHEAD GA, LP, a Delaware limited partnership, CNL RETIREMENT PC1 BRENTWOOD TN, LP, a Delaware limited partnership (collectively, the "Lessor"), and MARRIOTT SENIOR LIVING SERVICES, INC., a Delaware corporation ("Operator").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Lease Agreement (the "Lease Agreement") dated the date hereof between Lessee and Lessor, Lessee has leased from Lessor the Leased Properties, each of which Leased Properties is improved as an assisted living nursing facility;

         WHEREAS, Lessee and Operator have entered into separate operating agreements, dated the date hereof, with respect to each of the Leased Properties (individually, an "Operating Agreement" and collectively, the "Operating Agreements") pursuant to which Operator has agreed to operate the Leased Properties; and

         WHEREAS, the parties have agreed that the revenues of the Leased Properties shall be deposited, transferred and disbursed in accordance with this Agreement and the Clearing Account Agreements.

         NOW, THEREFORE, in consideration of the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                                 I. DEFINITIONS

Section 1.1 Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease Agreement. As used herein, the following terms shall have the following definitions:

         "Accounting Period" shall have the meaning ascribed thereto in the Lease Agreement and the Operating Agreements.

         "Accounting Period Payment Date" shall mean the first (1st) Business Day of each Accounting Period occurring during the term of the Lease Agreement.

         "Accounts" mean, collectively, the Cash Management Account, the Rent Account, the FF&E Reserve Account, the Restricted Cash Account, the Rent Reserve Account, the First-Tier Administration Fee Account, the Second-Tier Administration Fee Account, the Incentive Fee Account, the Cash Trap Account, the 803 Reimbursement Account and the Pooled Account.

         "ACH System" means the automated clearinghouse system.

         "Advance Minimum Rent" shall have the meaning ascribed thereto in the Lease Agreement.

         "Agent" CNLBank, as agent under this Agreement, together with its successors and assigns.

         "Agent Accounts" shall mean the Accounts, less the Operator Controlled Accounts and the Pooled Account.

         "Aggregate Differential Amount" shall have the meaning ascribed thereto in the Lease Agreement.

         "Aggregate Gross Revenues" shall mean, for any given period, the sum of Gross Revenues for all of the Leased Properties for such period.

         "Aggregate Local Working Capital Amount" shall mean the aggregate Local Working Capital Amounts applicable to all of the Leased Properties.

         "Aggregate Operating Expenses" shall mean, for any given period, the sum of Operating Expenses for the Leased Properties for such period.

         "Aggregate Operating Profit" shall mean, for any given period, an amount equal to the excess of Aggregate Gross Revenues over Aggregate Operating Expenses for such period.

         "Aggregate Performance Termination Threshold" shall mean, for any given period, the sum of each Performance Termination Threshold for all of the Leased Properties for such period.

         "Aggregate Working Capital" shall mean the aggregate Working Capital applicable to all of the Leased Properties in accordance with the Operating Agreements.

         "Aggregate Working Capital Balance" shall mean an amount equal to the Aggregate Working Capital, less the less the Aggregate Local Working Capital Amount.

         "Agreement" means this Cash Management and Pooling Agreement, dated as of September 30, 2002, among Lessee, Operator, Agent and Lessor, as amended, supplemented or otherwise modified from time to time.

         "Annual Operating Projection" shall have the meaning ascribed thereto in the Operating Agreements.

         "Applicable Percentage" shall have the meaning ascribed thereto in the Operating Agreements.

         "Business Day" means Monday through Friday except for New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

         "Cash Management Account" as defined in Section 2.1(b)(i).

         "Cash Trap Account" as defined in Section 2.1(b)(v).

         "Cash Trap Period" shall mean any Lessee Cash Trap Period or Operator Cash Trap Period.

         "Clearing Accounts" those certain accounts established pursuant to the Clearing Account Agreements.

         "Clearing Account Agreements" those certain Clearing Account Agreements dated as of the date hereof, among Lessee, Lessor, Operator and Clearing Account Banks.

         "Clearing Account Banks" shall mean, with respect to each of the Leased Properties, each of the Clearing Account Banks identified as such in the Clearing Account Agreements, together with its respective successors and assigns.

         "Code" shall have the meaning ascribed thereto in the Lease Agreement.

         "Collateral" as defined in Section 6.1.

         "Distributee" as defined in Section 3.5.

         "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

         "Eligible Institution" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA-" by Fitch and S&P and "Aa2" by Moody's). The parties hereto confirm that, as of the date hereof, CNLBank is an Eligible Institution.

         "Estimated Payment" as defined in Section 3.3(h).

         "Event of Default" shall mean either a Lessee Event of Default or an Operator Event of Default.

         "FF&E Reserve" shall have the meaning ascribed thereto in the Operating Agreements.

         "FF&E Reserve Account" as defined in Section 2.1(a)(ii).

         "FF&E Reserve Payment" shall have the meaning ascribed thereto in the Operating Agreements.

         "First-Tier   Administration   Fee   Account"  as  defined  in  Section
2.1(b)(vii).

         "First-Tier Administration Fee" shall have the meaning ascribed thereto in the Lease Agreement.

         "First-Tier Minimum Rent" shall have the meaning ascribed thereto in the Lease Agreement.

         "First-Tier Performance Threshold" as defined in Section 8.1(a).

         "Fiscal Year" shall have the meaning ascribed thereto in the Operating Agreements.

         "Force Majeure" shall have the meaning ascribed thereto in the Operating Agreements.

         "Gross Revenues" shall have the meaning ascribed thereto in the Operating Agreements.

         "Incentive Fee" shall mean, in the aggregate, the Incentive Management Fees payable to Operator in accordance with the Operating Agreements.

         "Incentive Fee Account" as defined in Section 2.1(b)(vi).

         "Impositions" shall have the meanings ascribed thereto in the Lease Agreement and the Operating Agreements.

         "Lease Agreement" shall have the meaning ascribed thereto in the recitals.

         "Lease Basis" shall have the meaning ascribed thereto in the Lease Agreement.

         "Leased Property" or "Leased Properties" shall have the meaning ascribed thereto in the Lease Agreement.

         "Lessee" shall mean, collectively, Prime Care One, LLC, an Indiana limited liability company, together with its successors and permitted assigns, and Prime Care Two, LLC, an Indiana limited liability company, together with its successors and permitted assigns.

         "Lessee Cash Trap Period" shall mean any period (i) commencing on the date that a Lessee Event of Default shall exist, and (ii) ending on the next Business Day after such Lessee Event of Default shall have been cured by Lessee in accordance with the Lease Agreement, the Operating Agreements or the Operative Documents, as applicable.

         "Lessee Event of Default" shall mean the occurrence of an "Event of Default" as provided under the Lease Agreement, as well as the occurrence of a default (other than a default of Lessor or Operator) under any of the Operative Documents (beyond any applicable cure periods).

         "Lessor" shall mean collectively, CNL RETIREMENT PC1 NAPLES FL, LP, a Delaware limited partnership, CNL RETIREMENT PC1 VENICE FL, LP, a Delaware limited partnership, CNL RETIREMENT PC1 NEW JERSEY, LP, a Delaware limited partnership, CNL RETIREMENT PC1 FRIENDSHIP HEIGHTS MD, LP, a Delaware limited partnership, CNL RETIREMENT PC1 NORTH CAROLINA, LP, a Delaware limited partnership, CNL RETIREMENT PC1 STAMFORD CT, LP, a Delaware limited partnership, CNL RETIREMENT PC1 BUCKHEAD GA, LP, a Delaware limited partnership, CNL RETIREMENT PC1 BRENTWOOD TN, LP, a Delaware limited partnership, together with their successors and permitted assigns.

         "Lien" shall have the meaning ascribed thereto in the Lease Agreement.

         "Local Working Capital Amount" shall mean, with respect to the Clearing Account at any particular Leased Property, an amount not to exceed Five Thousand and No/100 Dollars ($5,000), subject to adjustment by the GDP Deflator (as defined in the Operating Agreements), to be used by Lessee and Operator as petty cash in connection with the operation of such Leased Property.

         "Minimum Rent" shall have the meaning ascribed thereto in the Lease Agreement.

         "Obligations" as defined in Section 6.1.

         "Operating Agreements" shall have the meaning ascribed thereto in the recitals.

         "Operating Expenses" shall have the meaning ascribed thereto in the Operating Agreements.

         "Operating Profits" shall have the meaning ascribed thereto in the Operating Agreements.

         "Operative Documents" shall have the meaning ascribed thereto in the Lease Agreement.

         "Operator" shall mean Marriott Senior Living Services, Inc.

         "Operator Base Fee" shall mean, in the aggregate, the Base Management Fees (as defined in the Operating Agreements) payable to Operator in accordance with the Operating Agreements "Operator Cash Trap Period" shall mean any period
(i) commencing on the date that an Operator Performance Default shall exist, and
(ii) ending on the next Business Day after such Operator Performance Default shall have been cured by Operator in accordance with the Operating Agreements or this Agreement, as applicable.

         "Operator Controlled Accounts" shall mean the FF&E Reserve Account (except during a Operator Cash Trap Period) and the Clearing Accounts.

         "Operator Event of Default" shall mean the occurrence of any "Event of Default" under the Operating Agreements (including without limitation, any Operator Performance Default), as well as the occurrence of a default (other than a default of Lessor or Lessee) under any of the Operative Documents (beyond any applicable cure periods).

         "Operator Performance Default" shall mean either (i) the occurrence of an "Event of Default" under Sections 16.01.A., 16.01.B., 16.01.C. or 16.01.D. of the Operating Agreements, or (ii) the election by Operator to not make a Shortfall Payment in accordance with Section 8.3 of this Agreement, which election shall be deemed to occur thirty (30) days from the date upon which Lessee delivers notice to Operator of its exercise of the option to terminate in accordance with Section 8.2.

         "Officer's Certificate" shall mean a certificate delivered to Lessor by Lessee or Operator which is signed by an authorized senior officer of Lessee or Operator.

         "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Accounting Period Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

         (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause (i) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

         (ii) Federal Housing Administration debentures;

         (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause
(iii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
(D) not be subject to liquidation prior to their maturity;

         (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency; provided, however, that the investments described in this clause (iv) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) with respect to its rating by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

         (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency; provided, however, that the investments described in this clause (v) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) with respect to its rating by S&P, not have a "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

         (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency in its highest long-term unsecured debt rating category; provided, however, that the investments described in this clause (vi) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) with respect to its rating by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

         (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause (vii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) with respect to its rating by S&P, not have a "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity; and

         (viii) units of taxable money market funds or mutual funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and have the highest rating from each Rating Agency for money market funds or mutual funds;

provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

         Lessee, Lessor and Agent hereby agree that the term "Permitted Investments" shall include investments in (i) any money market mutual fund provided the same shall at all times maintain the highest rating given to money market mutual funds by each of the Rating Agencies, and (ii) any money market mutual fund that invests exclusively in the other Permitted Investments listed above.

         "Pooled Account" as defined in Section 2.1(a)(i).

         "Rating Agency" or "Rating Agencies" shall mean each of S&P, Moody's and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lessor.

         "Recipient" as defined in Section 3.5.

         "Rent" shall have the meaning ascribed thereto in the Lease Agreement.

         "Rent Account" as defined in Section 2.1(b)(iv).

         "Rent Reserve" shall have the meaning ascribed thereto in the Lease Agreement.

         "Rent Reserve Account" as defined in Section 2.1(b)(iii).

         "Restricted Cash" shall have the meaning ascribed thereto in the Lease Agreement and the Operating Agreements.

         "Restricted Cash Account" as defined in Section 2.1(b)(ii).

         "Second-Tier   Administration   Fee  Account"  as  defined  in  Section
2.1(b)(viii).

         "Second-Tier Administration Fee" shall have the meaning ascribed thereto in the Lease Agreement.

         "Second-Tier Minimum Rent" shall have the meaning ascribed thereto in the Lease Agreement.

         "Second-Tier Performance Threshold" as defined in Section 8.1(b).

         "Shortfall Payment" as defined in Section 8.3.

         "UCC" as defined in Section 6.1(a)(iv).

         "Working Capital" shall have the meaning ascribed thereto in the Operating Agreements.

         "803 Reimbursement" shall mean, in the aggregate, the amounts funded by Operator for 803 Expenditures (as defined in the Operating Agreements) which were not funded from the FF&E Reserve Account pursuant to the Operating Agreements.

         "803 Reimbursement Account" as defined in Section 2.1(b)(ix).

         "803 Reserve Payment" shall have the meaning ascribed thereto in the Operating Agreements.


                                II. THE ACCOUNTS

Section 2.1  Establishment of Accounts.

         (a) Operator acknowledges and confirms that Operator has established the following Accounts:

              (i) An account maintained by Operator into which the Clearing Account Banks for each of the Leased Properties shall, provided no Operator Cash Trap Period then exists, transfer by wire transfer or via the ACH System all amounts, less the Local Working Capital Amount, on deposit in the Clearing Accounts for the Leased Properties (the "Pooled Account"), which amounts may be commingled with other funds not deposited, held or disbursed pursuant to this Agreement; and

              (ii) A single account with Agent into which Operator and Lessee shall deposit, or cause to be deposited, and pool (provided no Operator Cash Trap Period then exists) the FF&E Reserve Payments required to be deposited pursuant to the Operating Agreements (the "FF&E Reserve Account").

         (b)  Lessee  and  Lessor   acknowledge  and  confirm  that  Lessor  has
established the following Accounts with Agent:

              (i) An account into which Agent and Operator shall deposit, or cause to be deposited, all amounts constituting Aggregate Operating Profits in the Pooled Account (the "Cash Management Account");

              (ii) An account into which Lessee shall deposit, or cause to be deposited, the Restricted Cash required to be deposited pursuant to the Lease Agreement and the Operating Agreements (the "Restricted Cash Account");

              (iii) An account into which Agent and Lessor shall deposit, or cause to be deposited, the sums required to be deposited into the Rent Reserve pursuant to the Lease Agreement (the "Rent Reserve Account").

              (iv) An account into which Agent and Lessor shall deposit, or cause to be deposited, the amounts required for the payment of Rent under the Lease Agreement (the "Rent Account");

              (v) An account into which funds shall be deposited during a Cash Trap Period pursuant to Section 3.3(d) and Section 3.3(f) (the "Cash Trap Account");

              (vi) An account into which Agent and Lessor shall deposit, or cause to be deposited, the sums required for the payment of the Incentive Fee to the Operator in accordance with the Operating Agreements (the "Incentive Fee Account");

              (vii) An account into which Agent and Lessor shall deposit, or cause to be deposited, the sums required for the payment of the First-Tier Administration Fee to the Lessee in accordance with the Lease Agreement (the "First-Tier Administration Fee Account");

              (viii) An account into which Agent and Lessor shall deposit, or cause to be deposited, the sums required for the payment of the Second-Tier Administration Fee to the Lessee in accordance with the Lease Agreement (the "Second-Tier Administration Fee Account"); and

              (ix) An account into which Agent and Lessor shall deposit, or cause to be deposited, the sums required for the payment of the 803 Reimbursement to the Operator in accordance with the Operating Agreements (the "803 Reimbursement Account");

Agent may maintain the Accounts described in (iii) through (ix) above as separate accounts or as subaccounts of the Cash Management Account.

Section 2.2 No Other Accounts. Lessee and Operator represent, warrant and covenant that, except as specifically provided herein, there are no other accounts maintained by Lessee, Operator or any other party into which revenues from the ownership and operation of any of the Leased Properties are deposited. During the Term of the Lease Agreement, neither Lessee, Operator nor any other party shall open any other such account for the deposit of revenues from any of the Leased Properties.

Section 2.3 Account Name. The Agent Accounts shall each be in the name of Lessor; provided, however, that in the event Lessor transfers or assigns the Lease Agreement, Agent, at Lessor's request, shall change the name of each Agent Account to the name of the transferee or assignee.

Section 2.4 Eligible Accounts/Characterization of Accounts. Lessee, Operator and Agent shall maintain each Account (other than the Pooled Account) as an Eligible Account or a sub-account of an Eligible Account. Each Account (other than the Pooled Account) is and shall be treated as a "securities account" as such term is defined in Section 8.501(a) of the UCC. Agent hereby agrees that each item of property (whether investment property, financial asset, securities, instrument, cash or other property) credited to each Account (other than the Pooled Account) shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC. Agent shall, subject to the terms of this Agreement, treat Lessor as entitled to exercise the rights that comprise any financial asset credited to each Agent Account. All securities or other property underlying any financial assets credited to each Agent Account shall be registered in the name of Agent, endorsed to Agent or in blank or credited to another securities account maintained in the name of Agent and in no case will any financial asset credited to any Agent Account be registered in the name of Lessee, payable to the order of Lessee or specially endorsed to Lessee.

Section 2.5 Permitted Investments. Sums on deposit in the Accounts (other than the Pooled Account) shall not be invested except in Permitted Investments. Except during the existence of any Event of Default, Lessee shall have the right to direct Agent to invest sums on deposit in the Agent Accounts in Permitted Investments; provided, however, in no event shall Lessee direct Agent to make a Permitted Investment if the maturity date of that Permitted Investment is later than the date on which the invested sums are required for payment of an obligation for which the Account was created. Lessee hereby irrevocably authorizes and directs Agent to apply any income earned from Permitted Investments to the respective Agent Accounts. The amount of actual losses sustained on a liquidation of a Permitted Investment shall be deposited into the Cash Management Account by Lessee no later than one (1) Business Day following such liquidation. Lessee shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Permitted Investments. The Agent Accounts shall be assigned the federal tax identification number of Lessee, which number is 35-2007426.


                              III. CASH MANAGEMENT

Section 3.1 Initial Deposits.

    (a) Lessee shall deposit in the Rent Account on October 18, 2002, the amount of the Advance Minimum Rent.

    (b) Lessee shall deposit in the FF&E Reserve  Account on the date hereof the
amount  of  the  Applicable   Percentage  for  the  first   Accounting   Period,
$_______________.

    (c) Lessee shall deposit in the Restricted Cash Account on the date hereof the amount of $2,000,000.

    (d) Lessee shall deposit in the Pooled Account on the date hereof the amount of $1,240,000, as the initial funding of the Aggregate Working Capital.

Section 3.2 Intentionally Omitted.

Section 3.3 Operation of Accounts.

    (a) Lessee and Operator shall cause all Gross Revenues of the Leased Properties, including all credit card receipts, to be deposited directly into the Clearing Accounts. If, notwithstanding the provisions of this Section
3.3(a), Lessee or Operator receives any Gross Revenues from the Leased Properties then (i) such amounts shall be deemed to be Collateral and shall be held for the benefit of Lessor, and (ii) Lessee or Operator shall deposit such amounts in the Clearing Account within one (1) Business Day of receipt. Commencing with the first billing statement delivered after the date hereof and for each subsequent statement delivered, Lessee and Operator shall instruct all parties that maintain open accounts with Lessee or Operator or with whom Lessee or Operator does business on an "accounts receivable" basis with respect to the Leased Properties to deliver all payments due under such accounts to the Clearing Accounts.

    (b) Provided no Operator Cash Trap Period then exists, Operator shall cause all Gross Revenues deposited into the Clearing Accounts, less and except the Local Working Capital Amount, to be transferred to the Pooled Account on every Business Day of each Accounting Period. Provided no Operator Cash Trap Period then exists, Operator shall disburse funds in the Pooled Account in the following order of priority:

              (i) First, Operator shall disburse the Operator Base Fee payable to Operator for the current Accounting Period, in accordance with the Operating Agreements;

              (ii) Second, Operator shall pay all Operating Expenses of the Leased Properties for the current Accounting Period, in accordance with the Operating Agreements; and

              (iii) Third, Operator shall deposit the FF&E Reserve Payment into the FF&E Reserve Account in accordance with the Operating Agreements.

On the 14th day of each Accounting Period (or the next Business Day if said 14th day is not a Business Day) Operator shall disburse one-half (1/2) of the estimated Aggregate Operating Profits for such Accounting Period, as estimated in Operator's reasonable discretion, into the Cash Management Account, based upon the most recent combined Interim Reports (as defined in the Operating Agreements) for the Leased Properties. On the 20th day following the last Business Day of each Accounting Period, Operator shall disburse the remainder of the Aggregate Operating Profits for such Accounting Period into the Cash Management Account.

    (c) Provided no Cash Trap Period then exists, Agent shall withdraw all available funds on deposit in the Cash Management Account on every Business Day of each Accounting Period; provided, however, that the first withdrawal from the Cash Management Account in any Accounting Period need not be made until a sufficient amount has accumulated in the Cash Management Account so that the deposits required pursuant to clauses (i) through (vi) below can be made. Agent shall disburse such funds in the following amounts and order of priority:

              (i) First, funds necessary to pay the First-Tier Administration Fee for the current Accounting Period shall be deposited into the First-Tier Administration Fee Account for disbursement to Lessee in accordance with the Lease Agreement;

              (ii) Second, funds necessary to pay First-Tier Minimum Rent to the Lessor for the current Accounting Period shall be deposited into the Rent Account for disbursement to Lessor in accordance with the Lease Agreement;

              (iii) Third, funds necessary to fund the 803 Reserve Payment, if any, shall be deposited into the FF&E Reserve Account in accordance with the Operating Agreements;

              (iv) Fourth, funds necessary to pay to the Lessor that portion of Second-Tier Minimum Rent equal to 10.5% of the Lease Basis, less the First-Tier Minimum Rent, for the current Accounting Period, shall be deposited into the Rent Account for disbursement to Lessor in accordance with the Lease Agreement;

              (v) Fifth, funds necessary to pay to Operator the 803 Reimbursement due for the current Accounting Period, if any, shall be deposited into the 803 Reimbursement Account for disbursement to Operator in accordance with the Operating Agreements;

              (vi) Sixth, funds necessary to pay to the Lessor the remainder of the Second-Tier Minimum Rent after payment of the amounts described in Section 3.3(c)(iv) hereinabove, for the current Accounting Period, shall be deposited into the Rent Account for disbursement to Lessor in accordance with the Lease Agreement;

              (vii) Seventh, funds sufficient to pay any Incentive Fee due Operator for the current Accounting Period shall be deposited into the Incentive Fee Account for disbursement to Operator in accordance with the Operating Agreements;

              (viii) Eighth, funds necessary to pay to Lessor the Aggregate Differential Amount due as of the current Accounting Period shall be deposited into the Rent Account;

              (ix) Ninth, funds sufficient to pay the Second-Tier Administration Fee for the current Accounting Period shall be deposited into the Second-Tier Administration Fee Account for disbursement to Lessee in accordance with the Lease Agreement;

              (x) Tenth, funds sufficient to pay Lessor Additional Rent due for the current Accounting Period shall be deposited into the Rent Account for disbursement to Lessor in accordance with the Lease Agreement;

              (xi) Eleventh, funds required to be funded into the Rent Reserve for the current Fiscal Year shall be deposited into the Rent Reserve Account in accordance with the Lease Agreement;

              (xii) Twelfth, all amounts remaining in the Cash Management Account after deposits for items (i) through (xi) shall be disbursed to Lessee.

    (d) If an Operator Cash Trap Period then exists, Lessee and Operator shall cause all amounts in the Clearing Accounts, less and except the Local Working Capital Amount, to be transferred directly to the Cash Management Account. If an Operator Cash Trap Period then exists, Agent shall, during the Term of the Lease Agreement, withdraw all available funds on deposit in the Cash Management Account on every Business Day of each Accounting Period; provided, however, that the first withdrawal from the Cash Management Account in any Accounting Period during an Operator Cash Trap Period (after the deposits required pursuant to clauses (i) through (iii) have been made) need not be made until a sufficient amount has accumulated in the Cash Management Account so that the deposits required pursuant to clauses (iv) through (ix) below can be made. During an Operator Cash Trap Period, Agent shall disburse such funds in the following amounts and order of priority:

              (i) First, funds sufficient to pay the Operator Base Fee for the current Accounting Period shall be deposited into the Cash Trap Account;

              (ii) Second, funds sufficient to pay the Operating Expenses (to the extent such Operating Expenses are not otherwise specifically addressed in this Section 3.3(d)) for the current Accounting Period shall be paid as directed by Operator;

              (iii) Third, funds necessary to fund the FF&E Reserve Payment for the next Accounting Period shall be deposited into the Cash Trap Account;

              (iv) Fourth, funds necessary to pay the First-Tier Administration Fee for the current Accounting Period shall be deposited into the First-Tier Administration Fee Account for disbursement to Lessee in accordance with the Lease Agreement;

              (v) Fifth, funds necessary to pay First-Tier Minimum Rent to the Lessor for the current Accounting Period shall be deposited into the Rent Account for disbursement to Lessor in accordance with the Lease Agreement;

              (vi) Sixth, funds necessary to fund the 803 Reserve Payment, if any, shall be deposited into the Cash Trap Account;

              (vii) Seventh, funds necessary to pay to the Lessor that portion of Second-Tier Minimum Rent equal to 10.5% of the Lease Basis, less the First-Tier Minimum Rent, for the current Accounting Period, shall be deposited into the Rent Account for disbursement to Lessor in accordance with the Lease Agreement;

              (viii) Eighth, funds necessary to pay to Operator the 803 Reimbursement due for the current Accounting Period, if any, shall be deposited into Cash Trap Account;

              (ix) Ninth, funds necessary to pay to the Lessor the remainder of the Second-Tier Minimum Rent after payment of the amounts described in Section 3.3(d)(vii) hereinabove, for the current Accounting Period, shall be deposited into the Rent Account for disbursement to Lessor in accordance with the Lease Agreement;

              (x) Tenth, funds sufficient to pay any Incentive Fees due Operator for the current Accounting Period shall be deposited into the Cash Trap Account;

              (xi) Eleventh, funds necessary to pay to Lessor the Aggregate Differential Amount due as of the current Accounting Period shall be deposited into the Rent Account;

              (xii) Twelfth, funds sufficient to pay the Second-Tier Administration Fee for the current Accounting Period shall be deposited into the Second-Tier Administration Fee Account for disbursement to Lessee in accordance with the Lease Agreement;

              (xiii) Thirteenth, funds sufficient to pay Lessor Additional Rent due for the current Accounting Period shall be deposited into the Rent Account for disbursement to Lessor in accordance with the Lease Agreement;

              (xiv) Fourteenth, funds required to be funded into the Rent Reserve for the current Fiscal Year shall be deposited into the Rent Reserve Account in accordance with the Lease Agreement;

              (xv) Fifteenth, all amounts remaining in the Cash Management Account after deposits for items (i) through (xiv) shall be disbursed to Lessee.

    (e) During the existence of an Operator Cash Trap Period, all funds on deposit in the FF&E Reserve Account shall be disbursed in accordance with
Section 5.2 of this Agreement. Upon the expiration of a Operator Cash Trap Period, (i) any funds deposited and held in the Cash Trap Account allocable to the FF&E Reserve which have not been disbursed in accordance with Section 5.2 of this Agreement shall be deposited into the FF&E Reserve Account for disbursement in accordance with the Operating Agreements and this Agreement; (ii) any funds remaining in the Cash Trap Account allocable to the payment of the Operator Base Fee shall be deposited into the Pooled Account for disbursement in accordance with the Operating Agreements and this Agreement; (iii) any funds remaining in the Cash Trap Account allocable to the payment of the Incentive Fee shall be deposited into the Incentive Fee Account for disbursement in accordance with the Operating Agreements and this Agreement; and (iv) any funds remaining in the Cash Trap Account allocable to the payment of the 803 Reimbursement shall be deposited into the 803 Reimbursement Account for disbursement in accordance with the Operating Agreements and this Agreement.

    (f) If a Lessee Cash Trap Period then exists, Operator shall continue to control and disburse funds in the Pooled Account in accordance with the terms of
Section 3.3(b) hereinabove. Agent shall, during a Lessee Cash Trap Period, withdraw all available funds on deposit in the Cash Management Account on every Business Day of each Accounting Period; provided, however, that the first withdrawal from the Cash Management Account in any Accounting Period during a Lessee Cash Trap Period need not be made until a sufficient amount has accumulated in the Cash Management Account so that the deposits required pursuant to clauses (i) through (vi) below can be made. During a Lessee Cash Trap Period, Agent shall disburse such funds in the following amounts and order of priority:

              (i) First, funds necessary to pay the First-Tier Administration Fee for the current Accounting Period shall be deposited into the First-Tier Administration Fee Account for disbursement to Lessee in accordance with the Lease Agreement;

              (ii) Second, funds necessary to pay First-Tier Minimum Rent to the Lessor for the current Accounting Period shall be deposited into the Rent Account for disbursement to Lessor in accordance with the Lease Agreement;

              (iii) Third, funds necessary to fund the 803 Reserve Payment, if any, shall be deposited into the FF&E Reserve Account in accordance with the Operating Agreements;

              (iv) Fourth, funds necessary to pay to the Lessor that portion of Second-Tier Minimum Rent equal to 10.5% of the Lease Basis, less the First-Tier Minimum Rent, for the current Accounting Period, shall be deposited into the Rent Account for disbursement to Lessor in accordance with the Lease Agreement;

              (v) Fifth, funds necessary to pay to Operator the 803 Reimbursement due for the current Accounting Period, if any, shall be deposited into the 803 Reimbursement Account for disbursement to Operator in accordance with the Operating Agreements;

              (vi) Sixth, funds necessary to pay to the Lessor the remainder of the Second-Tier Minimum Rent after payment of the amounts described in Section 3.3(f)(iv) hereinabove, for the current Accounting Period, shall be deposited into the Rent Account for disbursement to Lessor in accordance with the Lease Agreement;

              (vii) Seventh, funds sufficient to pay any Incentive Fee due Operator for the current Accounting Period shall be deposited into the Incentive Fee Account for disbursement to Operator in accordance with the Operating Agreements;

              (viii) Eighth, funds necessary to pay to Lessor the Aggregate Differential Amount due as of the current Accounting Period shall be deposited into the Rent Account;

              (ix) Ninth, funds sufficient to pay Lessor Additional Rent due for the current Accounting Period shall be deposited into the Rent Account for disbursement to Lessor in accordance with the Lease Agreement;

              (x) Tenth, funds required to be funded into the Rent Reserve for the current Fiscal Year shall be deposited into the Rent Reserve Account in accordance with the Lease Agreement;

              (xi)   Eleventh,   funds   sufficient   to  pay  the   Second-Tier
Administration Fee for the current Accounting Period shall be deposited into the Cash Trap Account;

              (xii) Twelfth, all amounts remaining in the Cash Management Account after deposits for items (i) through (xi) shall be deposited into the Cash Trap Account.

    (g) Upon the expiration of a Lessee Cash Trap Period, (i) any funds remaining in the Cash Trap Account allocable to the payment of the First-Tier Administration Fee and the Second-Tier Administration Fee shall be deposited into the First-Tier Administration Fee Account and the Second-Tier Administration Fee Account, respectively, for disbursement in accordance with the Lease Agreement and this Agreement; and (ii) any funds remaining in the Cash Trap Account payable to the Lessee shall be disbursed to Lessee in accordance with the Lease Agreement and this Agreement.

    (h) Any amounts to be paid, retained, deposited or disbursed in accordance with this Article III on a Fiscal Year basis (as opposed to an Accounting Period basis) requiring estimation or pro-ration (an "Estimated Payment") shall be reasonably determined by Operator (with respect to the Operator Controlled
Accounts and the Pooled Account) or by Lessor (with respect to the Agent Accounts). In each Accounting Period after the first Accounting Period of a Fiscal Year, inclusive (and, if necessary, from one Fiscal Year to the next) the Estimated Payments shall be adjusted and reconciled, as reasonably necessary, with respect to the Estimated Payments for prior Accounting Periods during the then current Fiscal Year. All such adjustments and reconciliations shall be made in the order of priority as set forth in this Section 3.3.

         Section 3.4 Pooling of Funds.


         (a) All FF&E Reserve Payments required to be made in accordance with the Operating Agreements shall be pooled and commingled in the FF&E Reserve Account. The FF&E Reserve shall be available to all Leased Properties in accordance with the Operating Agreements and this Agreement, regardless of the amount of funds that would otherwise be held for a particular Leased Property if an FF&E Reserve was separately maintained for each Leased Property. Upon the expiration or termination of the Operating Agreements, the Operator shall release and transfer the remaining FF&E Reserve in accordance with the Operating Agreements.

         (b) The Aggregate Working Capital shall be commingled in the Pooled Account and managed by Operator in accordance with the Operating Agreements. The parties acknowledge that the Pooled Account is not a segregated Operator account and that Operator shall be permitted to commingle funds in the Pooled Account with other funds of Operator not relating to the Leased Properties.

         Section 3.5 Funds Held in Trust. To the extent that funds on deposit in the Accounts are applied other than as required by this Agreement, the parties hereto shall cooperate to promptly redirect such funds so that they are applied in accordance with the terms of this Agreement. If such funds cannot be so redirected during the then current Accounting Period, the parties agree to cause such redirection during the succeeding Accounting Periods, as necessary. Should any payment or distribution under Section 3.3 be received by a party hereto not entitled to such payment or distribution (the "Recipient"), Recipient shall deliver the same to the party to whom such payment or distribution is owed (the "Distributee") in precisely the form received (except for the Recipient's endorsement or assignment where necessary). Until so delivered, the Recipient shall hold the same in trust as property of the Distributee.

                                 IV. WITHDRAWALS

Section 4.1 Withdrawals From Rent Account. Lessor shall have the right to withdraw amounts from the Rent Account to pay Rent on the date that any Rent is due and payable under the Lease Agreement.

Section 4.2 Requests for Withdrawals from the FF&E Reserve Account. During the pendency of any Operator Cash Trap Period, Agent shall only disburse funds on deposit in the FF&E Reserve Account and/or the Cash Trap Account (to the extent funds deposited into the Cash Trap Account are allocable to the FF&E Reserve) in accordance with the written request of Lessee and Operator approved in writing by Lessor. Lessor shall so approve provided all the procedures and requirements set forth in the Lease Agreement and the Operating Agreements for such disbursements have been complied with and all of the procedures and requirements set forth in Section 5.2 of this Agreement have been complied with.

Section 4.3 Operating Expense Amounts. During the pendency of any Operator Cash Trap Period, with respect to any Operating Expenses to be paid by funds on deposit in the Accounts, Operator, if requested by Lessor, shall provide (i) a detailed explanation of any variances of ten percent (10%) or more between budgeted (as set forth in the Annual Operating Projection) and actual amounts in the aggregate and on a line-item basis and (ii) with respect to any items that cost $50,000 or more (except payroll, Impositions and utility expenses), all invoices or other backup requested by Lessor to substantiate the amount disbursed to Lessee or Operator, or disbursed at the direction of Lessee or Operator. As and when available (but the same shall be deemed available no later than sixty (60) days after any such disbursement), at the request of Lessor, Lessee or Operator shall deliver evidence of payment reasonably acceptable to Lessor of the amounts for which disbursements hereunder have been made.

Section 4.4 Sole Dominion and Control. Lessee and Operator acknowledge and agree that the Agent Accounts are subject to the sole dominion, control and discretion of Lessor, its authorized agents or designees, including Agent, subject to the terms hereof. Neither Lessee nor Operator shall have the right of withdrawal with respect to any Agent Account except with the prior written consent of Lessor. Agent shall have the right and agrees to comply with the instructions of Lessor with respect to the Agent Accounts without the further consent of Lessee or Operator. Agent shall comply with all "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) and instructions originated by Lessor without further consent by Lessee or any other party.


                                V. FF&E ACCOUNTS

Section 5.1 Certifications by Operator. Within twenty (20) Days after the close of each Accounting Period, Operator shall submit to Lessor, Lessee and Agent an Officer's Certificate covering such Accounting Period and the Fiscal Year to date, setting forth: (a) Aggregate Gross Revenues, Aggregate Operating Expenses, Aggregate Operating Profit, and applications and distributions thereof for each of the Properties, and (b) a statement in reasonable detail summarizing any and all contributions to, and expenditures from the Operator Controlled Accounts and the Pooled Account.

Section 5.2 Withdrawals from Cash Trap Account for FF&E Reserve Payments. During the pendency of any Operator Cash Trap Period, Operator will be permitted to request a single disbursement of funds from the FF&E Reserve Account and/or the Cash Trap Account (to the extent funds deposited into the Cash Trap Account are allocable to the FF&E Reserve) once each week (or at any time permitted under the Operating Agreements in the case of an emergency expenditure), based on its reasonable estimate of upcoming, near-term FF&E expenditures as set forth in the applicable Annual Operating Projection. Each request for a withdrawal of funds from the FF&E Reserve Account and/or the Cash Trap Account (to the extent funds deposited into the Cash Trap Account are allocable to the FF&E Reserve) shall be accompanied by an Officer's Certificate of the Operator verifying that (i) the amounts requested will be applied to the payment or reimbursement of FF&E expenditures included in the applicable Annual Operating Projection or for other FF&E expenditures for which Operator is permitted to make withdrawals from the FF&E Reserve Account in accordance with the terms and conditions of the Operating Agreements, (ii) all funds that Operator previously has withdrawn for FF&E Reserve Payments (other than amounts being retained for reasonably estimated future costs included in the applicable Annual Operating Projection) have been applied to the payment or reimbursement of FF&E expenditures in accordance with the terms and conditions of the Operating Agreements, and (iii) that, to the knowledge of Operator, there are no accounts payable in connection with the applicable Annual Operating Projection with an unpaid balance, either singly or in the aggregate, of more than $50,000 or that are more than sixty
(60) days past due (unless payment is being contested in good faith in accordance with Article 8 of the Operating Agreements). Moreover, Operator will provide a detailed written accounting of expenditures for the applicable Annual Operating Projection, in a form customarily maintained by Operator in the ordinary course of business, together with copies of paid invoices for items that have been paid from prior withdrawals from the FF&E Reserve Account or the Cash Trap Account, as applicable.

Section 5.3 Disbursements to Operator During Operator Cash Trap Period. Upon Lessor's approval of a request from the Operator for a disbursement from the FF&E Reserve Account and/or the Cash Trap Account (to the extent funds deposited into the Cash Trap Account are allocable to the FF&E Reserve) and satisfaction of the conditions set forth in Section 5.2 of this Agreement, Lessor shall direct Agent to disburse the requested and approved amount up to the amount in the FF&E Reserve Account or the Cash Trap Account, as applicable, to the Operator or at Operator's direction by automated clearing house funds or by Federal wire on the next Business Day for requests made no later than 11:00 a.m., EST, on the preceding Business Day, to be held in the name of the Operator for payment of costs included in the applicable Annual Operating Projection. Such disbursements shall be made to Operator.

Section 5.4 True-Up Procedures. Within seventy-five (75) days after the end of each Fiscal Year, FF&E Reserve Payments deposited into the FF&E Reserve Account or the Cash Trap Account, as applicable, during such Fiscal Year shall be adjusted to ensure that the aggregate amount of all deposits made into the FF&E Reserve Account or the Cash Trap Account, as applicable, during such Fiscal Year is equal to the amount required to have been deposited therein in accordance with the FF&E Reserve requirements of the Operating Agreements and this Agreement. Any shortfall in the FF&E Reserve Account or the Cash Trap Account, as applicable, on the date such adjustment is computed, to the extent not otherwise funded by Lessee, shall be funded into the FF&E Reserve Account from amounts that otherwise would be distributed to Lessee from the Cash Management Account immediately following the end of the Accounting Period in which such adjustment is computed, and any overages shall be paid to or as directed by Lessee from the FF&E Reserve Account on such date.

Section 5.5 Inspection of Work. Lessee and Operator shall permit Lessor and Lessor's agents and representatives (including, without limitation, Lessor's engineer, architect, or inspector) or third parties to enter onto each Leased Property during normal business hours to inspect the progress of all work funded pursuant to this Article V and all materials being used in connection therewith and to examine all plans and shop drawings relating thereto. Lessee shall pay all costs and expenses in connection with any such inspection.


                             VI. PLEDGE OF ACCOUNTS

Section 6.1       Security for Obligations.

    (a) To secure the full and punctual payment and performance of all obligations of Lessee now or hereafter existing with respect to the Lease Agreement, whether for payment of Rent or otherwise, and all obligations of Lessee or Operator now or hereafter existing under this Agreement, the Clearing Account Agreements, the Operative Documents and all other documents delivered by Lessee or Operator in connection with the Lease Agreement (all such obligations, collectively, the "Obligations"), Lessee and Operator hereby grant to Lessor a first priority continuing security interest in and to the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the "Collateral"):

         (i) the Accounts (other than the Pooled Account) and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts (other than the Pooled Account), including, without limitation, all deposits or wire transfers made to the Accounts (other than the Pooled Account);

         (ii) any and all amounts invested in Permitted Investments;

         (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and

         (iv) to the extent not covered by clauses (i), (ii) or (iii) above, all "proceeds" (as defined under the Uniform Commercial Code as in effect in the State of Florida (the "UCC")) of any or all of the foregoing;

provided, however, Collateral shall not be deemed to include any amounts paid to Operator in accordance with the Lease Agreement or the Operating Agreements.

    (b) Lessor and Agent, as agent for Lessor, shall have with respect to the Collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.

Section 6.2 Rights on Default.

         (a) Upon the occurrence of a Lessee Event of Default, Lessor shall promptly notify Agent of such Lessee Event of Default and, during the pendency on a Lessee Cash Trap Period, without notice from Agent or Lessor, (i) Lessee shall have no further right in respect of (including, without limitation, the right to instruct Lessor or Agent to transfer from) the Accounts, (ii) Lessor may direct Agent to liquidate and transfer any amounts in the Agent Accounts then invested in Permitted Investments or reinvest such amounts in other Permitted Investments as Lessor may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Agent, as agent for Lessor, or Lessor to exercise and enforce Lessor's rights and remedies hereunder with respect to any Collateral, (iii) Lessor may at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral (other than Collateral pledged by the Operator) against the Obligations of Lessee or any part thereof in such order of priority as Lessor may determine, (iv) Lessor may in its sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC and/or under any other applicable law; and (v) Lessor may demand, collect, take possession of, receive, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof, other than Collateral pledged by the Operator) as Lessor may determine in its sole discretion.

         (b) Upon the occurrence of an Operator Event of Default, Lessor shall promptly notify Agent of such Operator Event of Default and, during the pendency on an Operator Cash Trap Period, without notice from Agent or Lessor, (i) Operator shall have no further right in respect of the Operator Controlled Accounts except as specifically provided herein, (ii) Lessor may direct Agent to liquidate and transfer any amounts allocable to the Operator Controlled Accounts then invested in Permitted Investments to the Operator Controlled Accounts or reinvest such amounts in other Permitted Investments as Lessor may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Agent, as agent for Lessor, (iii) Lessor may at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral (other than Collateral pledged by the Lessee) against the Obligations of Operator or any part thereof, (iv) Lessor may, in its sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC and/or under any other applicable law; and (v) Lessor may demand, collect, take possession of, receive, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof, other than Collateral pledged by the Lessee) as Lessor may determine in its sole discretion.

Section 6.3 Financing Statement; Further Assurances. Simultaneously herewith, Lessee and Operator shall execute and deliver to Lessor for filing a financing statement or statements in connection with the Collateral in the form required by Lessor to properly perfect Lessor's security interest therein. Lessee and Operator agree that at any time and from time to time, at their own expense, Lessee and Operator will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Agent or Lessor may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Agent or Lessor to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

Section 6.4 Termination of Agreement. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the later of (i) the expiration or earlier termination of the Lease Agreement and the Operative Documents, (ii) the expiration or earlier termination of the Operating Agreements, or (iii) payment in full of the Obligations. At such time, this Agreement shall terminate and Lessee or Operator, as applicable, shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Agent and/or Lessor shall execute such instruments and documents as may be reasonably requested by Lessee to evidence such termination and the release of the lien hereof.

Section 6.5 Waiver. Lessee and Operator hereby expressly waive, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Article VI or the Collateral. Lessee and Operator acknowledge and agree that ten (10) days' prior written notice of the time and place of any public sale of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Lessee within the meaning of the UCC. Any and all of Agent's and/or Lessor's rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and Lessee shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) any proceeding of Lessee under the Federal Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state,
(b) the release or substitution of Collateral at any time, or of any rights or interests therein or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Agent and/or Lessor in the event of any default, with respect to the Collateral or otherwise hereunder. No delay or extension of time by Agent and/or Lessor in exercising any power of sale, option or other right or remedy under this Article VI, and no notice or demand which may be given to or made upon Lessee or Operator by Agent and/or Lessor, shall constitute a waiver thereof, or limit, impair or prejudice Agent's and/or Lessor's right, without notice or demand, to take any action against Lessee or to exercise any other power of sale, option or any other right or remedy under this Article VI.


                   VII. RIGHTS AND DUTIES OF LESSOR AND AGENT

Section 7.1 Reasonable Care. Beyond the exercise of reasonable care in the custody thereof or as otherwise expressly provided herein, neither Agent nor Lessor shall have any duty as to any Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any party or otherwise with respect thereto. Agent and Lessor each shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent or Lessor accords its own property, it being understood that Lessor shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof, by reason of the act or omission of Agent or Lessor, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Agent's or Lessor's gross negligence or willful misconduct, provided that nothing in this Article VII shall be deemed to relieve Agent from the duties and standard of care which, as a commercial bank, it generally owes to depositors. Neither Lessor nor Agent shall have any liability for any loss resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement.

Section 7.2 Indemnity. Agent, in its capacity as agent hereunder, shall be responsible for the performance only of such duties as are specifically set forth herein, and no duty shall be implied from any provision hereof. Agent shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Lessee shall indemnify and hold Agent, Lessor and their respective employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Agent or Lessor in connection with the transactions contemplated hereby, except to the extent that such loss or damage results from Agent's or Lessor's gross negligence or willful misconduct.

Section 7.3 Reliance. Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it to be genuine, and it may be assumed that any party purporting to act on behalf of any party giving any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Agent may consult with legal counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith. Agent shall not be liable for any act or omission done or omitted to be done by Agent in reliance upon any instruction, direction or certification received by Agent and without gross negligence or willful or reckless misconduct.

Section 7.4       Resignation of Agent.

    (a) Agent shall have the right to resign as Agent hereunder upon thirty (30) days' prior written notice to Operator, Lessee and Lessor, and in the event of such resignation, Lessee shall appoint a successor Agent which must be an Eligible Institution. No such resignation by Agent shall become effective until a successor Agent shall have accepted such appointment and executed an instrument by which it shall have assumed all of the rights and obligations of Agent hereunder. If no such successor Agent is appointed within sixty (60) days after receipt of the resigning Agent's notice of resignation, the resigning Agent may petition a court for the appointment of a successor Agent.

    (b) In connection with any resignation by Agent, (i) the resigning Agent shall, at the sole cost of Lessee, (A) duly assign, transfer and deliver to the successor Agent this Agreement and all cash and Permitted Investments held by it hereunder, (B) execute such financing statements and other instruments as may be necessary to assign to the successor Agent the security interest in the Collateral existing in favor of the retiring Agent hereunder and to otherwise give effect to such succession and (C) take such other actions as may be reasonably required by Lessor or the successor Agent in connection with the foregoing and (ii) the successor Agent shall establish in its name, as secured party, cash collateral accounts, which shall become the Agent Accounts for purposes of this Agreement upon the succession of such Agent.

    (c) Lessor at its sole discretion shall have the right, upon thirty (30) days notice to Agent, to replace Agent with a successor Agent that satisfies the requirements of an Eligible Institution or to have one or more of the Agent Accounts held by another Eligible Institution, provided that such successor Agent shall perform the duties of Agent pursuant to the terms of this Agreement.

Section 7.5 Lessor Appointed Attorney-In-Fact. Lessee hereby irrevocably constitutes and appoints Lessor as Lessee's true and lawful attorney-in-fact, with full power of substitution, during any Lessee Cash Trap Period, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Lessee with respect to the Collateral, and do in the name, place and stead of Lessee, all such acts, things and deeds for and on behalf of and in the name of Lessee, which Lessee could or might do or which Agent or Lessor may deem necessary or desirable to more fully vest in Lessor the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. If Lessee fails to perform any agreement herein contained and such failure shall continue for five (5) Business Days after notice of such failure is given to Lessee, Lessor may perform or cause performance of any such agreement, and any reasonable expenses of Lessor and Agent in connection therewith shall be paid by Lessee.

Section 7.6 Acknowledgment of Lien/Offset Rights. Agent hereby acknowledges and agrees that (a) the Agent Accounts shall be held by Agent in the name of Lessor,
(b) Lessee and Operator have granted to Lessor a first priority security interest in the Collateral, (c) Agent shall not disburse any funds from the Accounts except as provided herein, and (d) Agent shall invest and reinvest any balance of the Agent Accounts in Permitted Investments. Agent hereby waives any right of offset, banker's lien or similar rights against, or any assignment, security interest or other interest in, the Collateral.

Section 7.7 Reporting Procedures. Agent shall provide Lessee and Lessor with a record of all checks any other items deposited to the Cash Management Account or processed for collection. Agent shall send a monthly report to Lessee and Operator, which monthly report shall specify the credits and charges to the Agent Accounts for the previous Accounting Period. Agent shall, at the request of Lessor, establish Lessor and its designated servicer as users of Agent's electronic data transfer system in accordance with Agent's standard procedures. Upon request of Lessor or its designated servicer, (i) Agent shall send to Lessor or its designated servicer, as applicable, either (x) copies of the daily credit advices and any other advices or reports furnished by Agent to Lessee and/or Operator hereunder or (y) information on Account balances, to the extent said balances in the Agent Accounts have changed from the previous report, the aggregate amount of withdrawals from the Agent Accounts and other similar information via the electronic data transfer system or facsimile transmission on a daily basis, and (ii) Agent shall advise Lessor or its designated servicer, as applicable, of the amount of available funds in the Agent Accounts and shall deliver to Lessor or its designated servicer copies of all statements and other information concerning the Agent Accounts, to the extent that the balances therein have changed from the previous report, as Lessor or its designated servicer shall reasonably request. In the event Agent shall resign as Agent hereunder, Agent shall provide Lessee and Operator with a final accounting with respect to the Agent Accounts.


                          VIII. PERFORMANCE TERMINATION

Section 8.1 Lessee shall have the option to terminate all of the Operating Agreements (as a complete group with respect to all of the Leased Properties), subject to this Article VIII, if:

         (a) With respect to any full Fiscal Year commencing after the date of this Agreement, the Aggregate Operating Profit is less than the First-Tier Minimum Rent due for such Fiscal Year (the "First-Tier Performance Threshold");

         (b) Aggregate  Operating  Profit for any two  consecutive,  full Fiscal
Years is less than an amount equal to the following percentage applied to Lessee's Investment Basis (as defined in the Operating Agreements), together with the Lessee's Additional Investment (as defined in the Operating Agreements): (i) 8.0% with respect to Fiscal Years 2003 and 2004, (i) 8.5% with respect to Fiscal Years 2005 through 2007, (i) 9.0% with respect to Fiscal Years 2008 and following (the "Second-Tier Performance Threshold");

provided, however, Lessee shall not have the option to terminate the Operating Agreements, if the First-Tier Performance Threshold or the Second-Tier Performance Threshold is not satisfied as a result of (i) Force Majeure affecting one or more of the Leased Properties; or (ii) major renovation to any Leased Property(ies) that materially and adversely affects the operation of such Leased Property(ies); or (iii) any default by Lessee under this Agreement, the Operating Agreements or any of the Operative Documents. Provided, further, that Lessee shall not have the option to terminate the Operating Agreements following Fiscal Years 2004 and 2005, in the event that the Second-Tier Performance Threshold would be satisfied by excluding that portion of the Aggregate
Operating Profit, Lessee's Investment Basis (as defined in the Operating Agreements), and Lessee's Additional Investment (as defined in the Operating Agreements) allocable to the Brighton Gardens of Naples, Florida Leased Property and the Brighton Gardens of Venice, Florida Leased Property.

    Section 8.2 Lessee shall have the right to exercise its option under Section
8.1 by giving Operator notice of such exercise within ninety (90) days of Lessee's receipt of the Annual Financial Report (as defined in the Operating Agreements) for the Fiscal Year(s) in question. Lessee's failure to exercise its option under Section 8.1 with respect to any two (2) consecutive Fiscal Years in which the Second-Tier Performance Threshold is not satisfied shall not be deemed an estoppel or waiver of Lessee's right to exercise its option under Section 8.1 for the Second-Tier Performance Threshold with respect to the second of such two
(2) Fiscal Years and the immediately following Fiscal Year.

    Section 8.3 Upon receipt of a notice of exercise sent by Lessee to Operator pursuant to Section 8.2, Operator may avoid termination of the Operating Agreements by delivering to Lessee the Shortfall Payment within thirty (30) days after receiving such notice. For purposes of this Agreement, the "Shortfall Payment" shall mean: (i) with respect to any failure to satisfy the First-Tier Performance Threshold, an amount by which Aggregate Operating Profit for the applicable Fiscal Year is less than the First-Tier Performance Threshold for such Fiscal Year, or (ii) with respect to any failure to satisfy the Second-Tier Performance Threshold, an amount by which Aggregate Operating Profit for the applicable two (2) Fiscal Years is less than the Second-Tier Performance Threshold for such two (2) Fiscal Years. Under no circumstances shall Lessee be obligated to repay or reimburse Operator for any Shortfall Payment, and the Shortfall Payment shall not be characterized as a loan. In the event Operator delivers the Shortfall Payment, then any exercise by Lessee of an option to terminate pursuant to Section 8.1 shall be canceled and of no force or effect with respect to the Fiscal Year(s) in question and the Operating Agreements shall not terminate; provided, however, Lessee's option to terminate the Operating Agreements under Section 8.1 shall remain in effect as to subsequent Fiscal Years. In the event Operator makes a Shortfall Payment pursuant to this
Section 8.3, the Fiscal Year(s) with respect to which such Shortfall Payment are made shall thereafter not be treated as Fiscal Year(s) in which the First-Tier Performance Threshold or the Second-Tier Performance Threshold is not satisfied. Operator shall have the right to make a Shortfall Payment (i) on unlimited occasions with respect to the First-Tier Performance Threshold, (ii) on only two
(2) occasions during the Initial Term of the Operating Agreements (as defined therein) with respect to the Second-Tier Performance Threshold, and (iii) only one (i) occasion during each of the Extended Terms, if any, under the Operating Agreements (as defined therein) with respect to the Second-Tier Performance Threshold.

    Section 8.4 If Operator does not elect to make the Shortfall Payment, all of the Operating Agreements shall terminate as of the last day of the fourth (4th) full Accounting Period following the date on which Operator receives Lessee's notice of exercise of the option provided in Section 8.1.

                                IX. MISCELLANEOUS

Section 9.1 Transfers and Other Liens. Lessee and Operator agree that it will not (i) sell or otherwise dispose of any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to all or any of the Collateral, except for the Lien granted under this Agreement.

Section 9.2 Lessor's Right to Perform Obligations of Lessee or Operator; No Liability of Lessor. If Lessee or Operator fail to perform any of the covenants or obligations contained herein, and such failure shall continue for a period five (5) Business Days after receipt of written notice thereof from Lessor, Lessor may itself perform, or cause performance of, such covenants or obligations, and the reasonable expenses of Lessor incurred in connection therewith shall be payable by Lessee or Operator, as applicable, to Lessor. Notwithstanding Lessor's right to perform certain obligations of Lessee or Operator, it is acknowledged and agreed that Lessee retains control of the Leased Properties and operation thereof (subject to the rights of Operator in accordance with the Operating Agreements and the Operative Documents) and notwithstanding anything contained herein or Agent's or Lessor's exercise of any of its rights or remedies hereunder, under the Operative Documents or otherwise at law or in equity, neither Agent nor Lessor shall be deemed to be a mortgagee-in-possession nor shall Lessor be subject to any liability with respect to of the Leased Properties or otherwise based upon any claim of lender liability.

Section 9.3 No Waiver. The rights and remedies provided in this Agreement and the other Operative Documents are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by any party hereto in exercising any right or remedy hereunder or under the Operative Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Every right and remedy granted to Agent and/or Lessor hereunder or by law may be exercised by Agent and/or Lessor at any time and from time to time, and as often as Agent and/or Lessor may deem it expedient.

Section 9.4 Expenses.

    (a) The Collateral pledged by Lessee shall secure, and Lessee shall pay to Agent and Lessor and/or Agent's and Lessor's counsel on demand, from time to time, all costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements, and transfer, recording and filing fees, taxes and other charges) of, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted hereby, the custody, care, sale, transfer, administration, collection of or realization on the Collateral pledged by Lessee. Standard and customary fees and charges associated with the Agent Accounts shall be included on a monthly consolidated account analysis statement which Agent shall submit to Lessee for Lessee's payment. This statement shall set forth the fees and charges payable for such month, including, but not limited to reasonable fees and reasonable expenses incurred in connection with this Agreement and be accompanied by reasonably detailed supporting documentation. Agent shall be entitled to charge the Agent Accounts for such fees and expenses as indicated by the analysis statement. The Collateral pledged by Lessee shall secure, and Lessee shall pay to Agent and Lessor and/or Agent's and Lessor's counsel on demand, from time to time, amounts arising from or relating to a Lessee Event of Default and the enforcement, protection or preservation of the rights or remedies of Agent and/or Lessor under this Agreement, the Lease Agreement or the other Operative Documents with respect to such Lessee Event of Default.

    (b) The Collateral pledged by Operator shall secure, and Operator shall pay to Agent and Lessor and/or Agent's and Lessor's counsel on demand, from time to time, all costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements, and transfer, recording and filing fees, taxes and other charges) of, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted hereby, the custody, care, sale, transfer, administration, collection of or realization on the Collateral pledged by Lessee (with such costs and expenses being deemed Operating Expenses under the Operating Agreements). The Collateral pledged by Operator shall secure, and Operator shall pay to Agent and Lessor and/or Agent's and Lessor's counsel on demand, from time to time, amounts arising from or relating to an Operator Event of Default and the enforcement, protection or preservation of the rights or remedies of Agent and/or Lessor under this Agreement, the Lease Agreement or the other Operative Documents with respect to such Operator Event of Default.

Section 9.5 Entire Agreement. This Agreement constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.

Section 9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

Section 9.7 Notices. All notices, demands, requests, consents, approvals and other communications (any of the foregoing, a "Notice") required, permitted, or desired to be given hereunder shall be in writing sent by telefax or by registered or certified mail, postage prepaid, return receipt requested or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section
9.7. Any such Notice shall be deemed to have been received three (3) days after the date such Notice is mailed or on the date of sending by telefax or delivery by hand or the next day if sent by an overnight commercial courier addressed to the parties as follows:

                  If to Lessor, c/o:

                           CNL Retirement Properties, Inc.
                           CNL Center at City Commons
                           450 South Orange Avenue
                           Orlando, FL  32801-3336
                           Attn:  Mr. Phillip M. Anderson or
                           Chief Operating Officer
                           Phone:  (407) 835-3201
                           Fax :  (407) 835-3232

                  With a copy to:

                           Greenberg Traurig, P.A.
                           450 S. Orange Avenue, Suite 650
                           Orlando, FL  32801
                           Attn:  Michael J. Sullivan, Esq.
                           Phone:  (407) 418-2376
                           Fax:  (407) 420-5909

                  With a copy to:

                           Greenberg Traurig, P.A.
                           One International Place, 3rd Floor
                           Boston, MA  02110
                           Attn:  Jennifer Weiss, Esq.
                           Phone:  (617) 310-6005
                           Fax:  (617) 310-6001

                  With a copy to:

                           Marriott Senior Living Services, Inc.
                           10400 Fernwood Road
                           Bethesda, Maryland  20817
                           Attn: Chief Financial Officer
                           Phone:  (301) 380-3000
                           Fax:  (301) 380-3538

                  With copy to:

                           Marriott International, Inc.
                           10400 Fernwood Road
                           Bethesda, Maryland  20817
                           Attn: General Counsel
                           Phone:  (301) 380-3000
                           Fax:  (301) 380-6727

                  If to Lessee to:

                           c/o Prime Care Properties, LLC
                           10401 N. Meridian Street
                           Suite 122
                           Indianapolis, IN  46290
                           Attn:  Jay L. Hicks, President
                           Phone:  (317) 630-3156
                           Fax:  (317) 630-3159

                  with a copy to:

                           Bose, McKinney & Evans, LLP
                           600 East 96th Street, Suite 500
                           Indianapolis, IN  46240
                           Attn:  James C. Carlino, Esq.
                           Phone:  (317) 684-5328
                           Fax:  (317) 223-5328

                  with a copy to:

                           Prime Care Properties, LLC
                           2100 Constitution Boulevard, Suite 113
                           Sarasota, FL  392321
                           Attn:  Robert N. Davies
                           Phone:  (941) 927-5610
                           Fax:  (941) 927-6991


                  With a copy to:

                           Marriott Senior Living Services, Inc.
                           10400 Fernwood Road
                           Bethesda, Maryland  20817
                           Attn: Chief Financial Officer
                           Phone:  (301) 380-3000
                           Fax:  (301) 380-3538

                  With copy to:

                           Marriott International, Inc.
                           10400 Fernwood Road
                           Bethesda, Maryland  20817
                           Attn:  General Counsel
                           Phone:  (301) 380-3000
                           Fax:  (301) 380-6727

                  With copy to:

                           CNL Retirement Properties, Inc.
                           CNL Center at City Commons
                           450 South Orange Avenue
                           Orlando, FL  32801-3336
                           Attn:  Mr. Phillip M. Anderson or
                           Chief Operating Officer
                           Phone:  (407) 835-3201
                           Fax :  (407) 835-3232

                  If to Operator to:

                           Marriott Senior Living Services, Inc.
                           10400 Fernwood Road
                           Bethesda, Maryland  20817
                           Attn: Chief Financial Officer
                           Phone:  (301) 380-3000
                           Fax:  (301) 380-3538

                  With copy to:

                           Marriott International, Inc.
                           10400 Fernwood Road
                           Bethesda, Maryland  20817
                           Attn: General Counsel
                           Phone:  (301) 380-3000
                           Fax:  (301) 380-6727

                  with copy to:

                           Bryan Cave, LLP
                           700 13th Street NW, Suite 700
                           Washington, D.C.  20005
                           Attn:  Richard Cohn, Esq.
                           Phone:  (202) 508-6019
                           Fax:  (202) 508-6200

                  With a copy to:

                           CNL Retirement Properties, Inc.
                           CNL Center at City Commons
                           450 South Orange Avenue
                           Orlando, FL  32801-3336
                           Attn:  Mr. Phillip M. Anderson or
                           Chief Operating Officer
                           Phone:  (407) 835-3201
                           Fax :  (407) 835-3232

                  If to Agent to:

                           CNLBank
                           CNL Center at City Commons
                           450 South Orange Avenue
                           Orlando, FL  32801-3336
                           Attn:  Chirag J. Bhavsar
                           Phone:  (407) 244-3100
                           Fax :  (407) 992-3755

or at such other address as is from time to time designated by the party receiving the Notice. Any such Notice that is mailed in accordance herewith shall be deemed received when delivery is received or refused, as the case may be.

Section 9.8 Captions. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

Section 9.9 Governing Law. This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Florida without regard to conflicts of law principles of such State. Agent and Lessor agree that Florida law shall be the "Lessor's Jurisdiction" for purposes of the Uniform Commercial Code. Each Account (other than the Pooled Account and the Operator Controlled Accounts not sitused in the State of Florida) shall be governed by the law of the State of Florida.

Section 9.10 Lessor's Discretion. Whenever pursuant to this Agreement Lessor exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lessor, the decision of Lessor to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the reasonable discretion of Lessor.

Section 9.11 GAAP. All calculations made pursuant to this Agreement shall, unless the context requires otherwise, be made in accordance with GAAP, except to the extent that the Operator's customary methods of accounting may differ.

Section 9.12 Counterparts. This Agreement may be executed in any number of counterparts.


                         [NO FURTHER TEXT ON THIS PAGE]

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                         LESSOR:

                         CNL RETIREMENT PC1 NAPLES FL, LP,
                         a Delaware limited partnership

                         By: CNL Retirement PC1, LP
                         a Delaware limited partnership

                             By: CNL Retirement PC1 GP, LLC,
                                 a Delaware limited liability company,
                                 as sole general partner

                                 By:
                                    ----------------------------------------
                                 Name:
                                    ----------------------------------------
                                 Title:
                                    ----------------------------------------


                         CNL RETIREMENT PC1 VENICE FL, LP,
                         a Delaware limited partnership

                         By: CNL Retirement PC1, LP
                             a Delaware limited partnership

                             By: CNL Retirement PC1 GP, LLC,
                                 a Delaware limited liability company,
                                 as sole general partner

                                 By:
                                    ----------------------------------------
                                 Name:
                                    ----------------------------------------
                                 Title:
                                    ----------------------------------------


                         CNL RETIREMENT PC1 NEW JERSEY, LP,
                         a Delaware limited partnership

                         By: CNL Retirement PC1, LP
                             a Delaware limited partnership

                             By: CNL Retirement PC1 GP, LLC,
                                 a Delaware limited liability company,
                                 as sole general partner

                                 By:
                                    -----------------------------------------
                                 Name:
                                    -----------------------------------------
                                 Title:
                                    -----------------------------------------


                         CNL RETIREMENT PC1 FRIENDSHIP HEIGHTS MD, LP, a Delaware limited partnership

                         By: CNL Retirement PC1, LP
                         a Delaware limited partnership

                             By: CNL Retirement PC1 GP, LLC,
                                 a Delaware limited liability company,
                                 as sole general partner

                                 By:
                                    -----------------------------------------
                                 Name:
                                    -----------------------------------------
                                 Title:
                                    -----------------------------------------


                         CNL RETIREMENT PC1 NORTH CAROLINA, LP,
                         a Delaware limited partnership

                         By: CNL Retirement PC1, LP
                             a Delaware limited partnership

                             By: CNL Retirement PC1 GP, LLC,
                                 a Delaware limited liability company,
                                 as sole general partner

                                 By:
                                    ----------------------------------------
                                 Name:
                                    ----------------------------------------
                                 Title:
                                    ----------------------------------------


                         CNL RETIREMENT PC1 STAMFORD CT, LP,
                         a Delaware limited partnership

                         By: CNL Retirement PC1, LP
                             a Delaware limited partnership

                             By: CNL Retirement PC1 GP, LLC,
                                 a Delaware limited liability company,
                                 as sole general partner

                                 By:
                                    ----------------------------------------
                                 Name:
                                    ----------------------------------------
                                 Title:
                                    ----------------------------------------


                         CNL RETIREMENT PC1 BUCKHEAD GA, LP,
                         a Delaware limited partnership

                         By: CNL Retirement PC1, LP
                             a Delaware limited partnership

                             By: CNL Retirement PC1 GP, LLC,
                                 a Delaware limited liability company,
                                 as sole general partner

                                 By:
                                    -----------------------------------------
                                 Name:
                                    -----------------------------------------
                                 Title:
                                    -----------------------------------------


                         CNL RETIREMENT PC1 BRENTWOOD TN, LP,
                         a Delaware limited partnership

                         By: CNL Retirement PC1, LP
                             a Delaware limited partnership

                             By: CNL Retirement PC1 GP, LLC,
                                 a Delaware limited liability company,
                                 as sole general partner

                                 By:
                                    ----------------------------------------
                                 Name:
                                    ----------------------------------------
                                 Title:
                                    ----------------------------------------

                         LESSEE:

                         PRIME CARE ONE, LLC,
                         an Indiana limited liability company

                         By:
                             ----------------------------------------------
                         Name:
                             ----------------------------------------------
                         Title:
                             ----------------------------------------------


                         PRIME CARE TWO, LLC,
                         an Indiana limited liability company

                         By:
                             ----------------------------------------------
                         Name:
                             ----------------------------------------------
                         Title:
                             ----------------------------------------------


                         OPERATOR:

                         MARRIOTT SENIOR LIVING SERVICES, INC.,
                         a Delaware corporation

                         By:
                             ----------------------------------------------
                         Name:
                             ----------------------------------------------
                         Title:
                             ----------------------------------------------


                         AGENT:

                         CNLBANK
                         a Florida corporation

                         By:
                             ----------------------------------------------
                         Name:
                             ----------------------------------------------
                         Title:
                             ----------------------------------------------



                                          EXHIBIT "D"

                                  COLLECTIVE LEASED PROPERTIES


                                    Allocated
                  Properties                                 Lease Basis           Leased By
                  ----------                                 -----------           ---------
1.        Brighton Gardens of Venice, FL                     $6,800,826.               1
2.        Brighton Gardens of Mountainside, NJ               $13,966,909.              1
3.        Brighton Gardens of Friendship Heights, MD         $20,630,446.              1
4.        Brighton Gardens of Charlotte, NC                  $3,355,074.               1
5.        Brighton Gardens of Winston-Salem, NC              $7,344,893.               2
6.        Brighton Gardens of Raleigh, NC                    $10,065,223.              2
7.        Brighton Gardens of Brentwood, TN                  $6,619,471.               2
8.        Brighton Gardens of Stamford, CT                   $14,145,719.              2
9.        Brighton Gardens of Middletown, NJ                 $12,969,455.              2
10.       Brighton Gardens of Atlanta, GA                    $7,979,636.               2
11.       Brighton Gardens of Naples, FL                     $5,842,347.               2
                             Total                          $109,720,000.

           Prime Care One, LLC = "1"
           Prime Care Two, LLC = "2"

                                   EXHIBIT "E"

                                PROPERTY EXPENSES


    "Property Expense(s)" means any or all, as the context requires, of the following:

         1. All costs of operating the Retirement Community incurred in accordance with the Operating Agreement, including, without limitation, all salaries, wages, fringe benefits, payroll taxes and other costs related to Retirement Community employees, Employee Claims (as defined in the Operating Agreement except to the extent specifically set forth to the contrary in the Operating Agreement), all departmental expenses, administrative and general expenses, computer services/support, the cost of advertising, marketing and business promotion for the Retirement Community, heat, light, power, electricity, gas, telephone, cable and other utilities, and routine repairs, maintenance and minor alterations treated as Property Expenses under Section
5.1.1 of this Agreement;

         2. The cost of Inventories and FAS consumed in the operation of the Retirement Community;

         3. A reasonable reserve for uncollectible accounts receivable as determined by the Operator under the Operating Agreement;

         4. All reasonable costs and fees of audit, legal, technical and other independent professionals or other third parties who are retained by Operator or Lessee to perform services required or permitted hereunder; provided Lessee, or Operator at the direction of Lessee will notify Lessor at least thirty (30) days in advance of any proposed expenditure under this paragraph 4 which is in excess of Twenty-Five Thousand Dollars ($25,000.00) in any Fiscal Year (to be adjusted by the GDP Deflator) and which was not specifically identified in the Annual Operating Projection; and Operator shall consider in good faith any comments which Lessor may have with respect to such proposed expenditure; and provided, further, that if such expenditure involves immediately-needed repair work to the Retirement Community or if immediate action is otherwise required, the above-described requirement regarding thirty (30) days prior Notice shall be modified to require whatever notice period is reasonable under the circumstances;

         5. The reasonable cost and expense of technical consultants and operational experts who are employees of Operator or one of its Affiliates, and who perform specialized services in connection with Retirement Community work; provided, however, that the costs and expenses so incurred shall only be Property Expenses to the extent such costs and expenses are reasonable and competitively priced, as compared to similar work done by outside consultants or experts; and provided, further, that Operator will notify Lessee and Lessor at least thirty (30) days in advance of any proposed expenditure under this paragraph 5 which is in excess of Twenty-Five Thousand Dollars ($25,000.00) in any Fiscal Year (to be adjusted by GDP Deflator) and which is not specifically identified in the Annual Operating Projection, and Operator shall consider in good faith any comments which Lessee and Lessor may have with respect to such proposed expenditure; and provided, further, that if such expenditure involves immediately-needed repair work to the Retirement Community or if immediate action is otherwise required, the above-described requirement regarding thirty
(30) days prior Notice shall be modified to require whatever notice period is reasonable under the circumstances;

         6. Costs and expenses for preparation of Medicare and Medicaid cost reports and billing submissions if applicable;

         7. The Base Management Fee and Central Administrative Services Fee payable under the Operating Agreement;

         8. Insurance costs and expenses as provided in Article 12 of the Operating Agreement;

         9. All Additional Charges;

         10. Payments (other than the lump-sum contribution provided for in Section 8.02.F.2) into the FF&E Reserve pursuant to Section 8.02 of the Operating Agreement;

         11. Such other non-capital costs and expenses incurred by Operator as are specifically provided for elsewhere in the Operating Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Retirement Community in accordance with the Operator Standards; all as determined in accordance with GAAP; and

         12. Lease  payments for any equipment  lease to the extent set forth in
Section 8.02.D of the Operating Agreement.

         13. All reasonable costs and expenses of the Central Administrative Services pursuant to Section 11.03 of the Operating Agreement, allocated on a reasonable and equitable basis to the Retirement Community and identified in the then applicable Annual Operating Projection under the Operating Agreement, associated with work done by Operator's employees at off-site locations but which work relates directly to the operations of the Retirement Community and, if not performed by such off-site employees, would have to be performed by additional employees located at the Retirement Community.

         14. Costs and expenses incurred by the Expert in performing its duties under Section 19.11 of the Operating Agreement.

         It is understood  that the term "Property  Expenses" shall not include:
(i) debt service payments pursuant to any Facility Mortgage or any other loans or borrowings of Lessor or Lessee; nor (ii) except as set forth above, payments pursuant to equipment leases or other forms of financing obtained for the FF&E located in or connected with the Retirement Community (such payments shall be paid out of the FF&E Reserve in accordance with Section 5.1.3), nor (iii) rental payments pursuant to this Lease Agreement, nor (iv) any other payments which are designated as the Lessee's responsibility as "Lessee" under the Operating Agreement, all of which shall be paid by Lessee from its own funds, and not from Gross Revenues nor from the FF&E Reserve. Unless otherwise specifically set forth in this Agreement, all the costs and expenses of the Retirement Community shall be Property Expenses.

                                    COMPOSITE
                                   EXHIBIT "F"

                               DESCRIPTION OF LAND



                3088 Lenox Road, Atlanta, Fulton County, Georgia

ALL THAT TRACT OF PARCEL OF LAND LYING AND BEING in Land Lot 46, 17TH. District, City of Atlanta, Fulton County, Georgia, being Lots 49, 50,51, & 52, of Indian Creek Acres Subdivision, as plat recorded in Plat Book 20, Page 71 & 72, in the Office of the Clerk of the Superior Court of Fulton County, and being the same property shown on that Plat of survey by John W. Stanzilis Jr., a Georgia Registered Land Surveyor #2109, and being identified as "BOUNDARY SURVEY FOR German American Capital Corporation, Prime Care Two, LLC, PC2, LLC, Marriott Senior Living Services, Inc., Marriott International, Inc., Chicago Title Insurance Company, and Latham & Wakkins" dated December 29,1997, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the westerly right-of-way line of Lenox Road (50 ft R/W) with the northwesterly right-of-way line of Burke Road (50 ft R/W);

THENCE, following the westerly right-of-way line of Lenox Road (50 ft R/W), NORTH 13(0)26'52" WEST for a distance of 762.79 feet to a point;

THENCE, following the westerly right-of-way line of Lenox Road (50 ft R/W), along a curve to the right having a radius of 831.44' and an arc length of
206.59 feet, being subtended by a chord of NORTH 06(0)20'36" WEST for a distance of 206.06 feet to a point;

THENCE, following the westerly right-of-way line of Lenox Road (50 ft R/W), NORTH 00(0)47'19" EAST for a distance of 609.74 feet to an angle iron, said angle iron being the POINT OF BEGINNING;

THENCE, leaving the westerly right-of-way line of Lenox Road (50 ft R/W), NORTH 89(0)13'19" WEST for a distance of 213.49 feet to a 1/2" re-bar, marking the easterly right-of-way of Georgia Highway 400 Extension (R/W varies);

THENCE, following the easterly right-of-way of Georgia Highway 400 Extension (R/W varies), NORTH 13(0)42'47" WEST for a distance of 153.72 feet to a 1/2" re-bar marking the easterly right-of-way of Georgia Highway 400 Extension (R/W varies);

THENCE, following the easterly right-of-way of Georgia Highway 400 Extension (R/W varies), NORTH 13(0)43'36" WEST for a distance of 154.54 feet to a concrete monument marking the easterly right-of-way of Georgia Highway 400 Extension (R/W varies);

THENCE, following the easterly right-of-way of Georgia Highway 400 Extension (R/W varies), NORTH 17(0)23'15" WEST for a distance of 157.66 feet to a concrete monument marking the easterly right-of-way of Georgia Highway 400 Extension (R/W varies);

THENCE, following the easterly right-of-way of Georgia Highway 400 Extension (R/W varies), NORTH 28(0)23'06" WEST for a distance of 171.26 feet to a concrete monument marking the easterly right-of-way of Georgia Highway 400 Extension (R/W varies);

THENCE, leaving the easterly right-of-way of Georgia Highway 400 Extension (R/W varies), SOUTH 89(0)28'30" EAST for a distance of 424.68 feet to a 1/2" re-bar on the westerly right-of-way of Lenox Road (50 ft R/W);

THENCE, following the westerly right-of-way of Lenox Road (50 ft R/W), SOUTH 00(0)58'16" WEST for a distance of 149.82 feet to a 1" solid bar on the westerly right-of-way of Lenox Road (50 ft R/W);

THENCE, following the westerly right-of-way of Lenox Road (50 ft R/W), SOUTH 00(0)36'22" WEST for a distance of 149.82 feet to a iron pin set on the westerly right-of-way of Lenox Road (50 ft R/W);

THENCE, following the westerly right-of-way of Lenox Road (50 ft R/W), SOUTH 01(0)25'30" WEST for a distance of 150.03 feet to a iron pin set on the westerly right-of-way of Lenox Road (50 ft R/W);

THENCE, following the westerly right-of-way of Lenox Road (50 ft R/W), SOUTH 00(0)38'49" WEST for a distance of 150.02 feet to an angle iron on the westerly right-of-way of Lenox Road (50 ft R/W), and said angle iron being the POINT OF BEGINNING;

The above described property is the same property shown on that plat of a, "BOUNDARY SURVEY FOR German American Capital Corporation, Prime Care Two, LLC, PC2, LLC, Marriott Senior Living Services, Inc., Marriott International, Inc., Chicago Title Insurance Company, and Latham & Wakkins" dated December 29, 1997, by John W. Stanzilis Jr., Registered Land Surveyor, said Plat is incorporated herein and made a part hereof by specific reference for a more complete and accurate description, said survey is identified as Job #9712327, said tract or parcel contains 4.14 acres or 180,298 square feet.

END.


            7801 Airport Road North, Naples, Collier County, Florida

    The South 1/2 of the Southeast 1/4 of the Northeast 1/4 of the Northeast 1/4 of Section 2, Township 49 South, Range 25 East, Collier County, Florida, less and excepting the East 100 feet thereof previously deeded to the State of Florida.

END.


            3101 Duraleigh Road, Raleigh, Wake County, North Carolina

ALL that certain plot, piece or parcel of land, situate, lying and being in the County of WAKE, State of NORTH CAROLINA, bounded and described as follows:

BEGINNING at an existing right-of-way monument on the western right-of-way of Duraleigh Road (S.R. 1664), said point being the northern line of lands now or formerly owned by Worthy Investments, Inc. as recorded in Deed Book 4595, Page 791 of the Wake County Registry; thence along the common line of Worthy Investments, Inc. the following ten (10) calls:

                 North 88(0)14'27" West 439.96 feet to a point;
       thence North 69(0)51'42" West 33.78 feet to an existing iron pipe;
       thence North 59(0)43'31" West 78.72 feet to an existing iron pipe;
        thence North 61(0)35'08"West 79.22 feet to an existing iron pipe;
       thence South 88(0)12'06" West 53.94 feet to an existing iron pipe;
       thence North 83(0)57'28" West 20.96 feet to an existing iron pipe; thence South 89(0)31'18" West 51.86 feet to an existing iron pipe; thence South 82(0)21'17" West 49.45 feet to an existing iron pipe; thence South 89(0)36'14" West 14.32 feet to an existing iron pipe;

thence North 77(0)34'31" West 7.50 feet to a point on the eastern right-of-way of Edwards Mill Road; thence along and with said right-of-way North 43(0)36'04" East 360.38 feet to an existing iron pipe; thence along a simple curve to the left having a radius of 2672.85 feet, an arc length of 200.55 feet, and a chord bearing and distance of North 41(0)27'06" East 200.50 feet to a point; thence South 76(0)35'19" East 13.61 feet to a point; thence North 43(0)22'49" East
11.37 feet to a point; thence along a simple curve to the right having a radius of 20.00 feet, an arc length of 33.34 feet, and a chord bearing and distance of South 88(0)51'29" East 29.61 feet to a point on the western right-of-way of Duraleigh Road (S.R. 1664); thence along and with said right-of-way along a simple curve to the right having a radius of 4509.56 feet, an arc length of
183.60 feet, and a chord bearing and distance of South 39(0)55'49" East 183.59 feet to a point; thence South 38(0)45'50" East 56.10 feet to a point; thence along a simple curve to the right having a radius of 2432.84 feet, an arc length of 361.77 feet and a chord bearing and distance of South 34(0)20'00" East 361.44 feet to a point; thence South 30(0)14'38" East 35.08 feet to the true POINT AND PLACE OF BEGINNING, containing 4.84 acres more or less.

END.


              950 Pine Brook Road, Venice, Sarasota County, Florida


    The Southerly 395.70 feet of the following described parcel (as measured along the Westerly right-of-way line of Pinebrook Road. 80 feet wide right-of-way);

    The East  625.00  feet of the South  1016.40  feet of the North  One-Half of
    Section 8, Township 39 South, Range 19 East.

    LESS THEREFROM the Easterly 40.00 feet thereof for road right-of-way of Pinebrook Road (80 feet wide right-of-way)

    ALSO LESS THEREFROM the most Southerly 25.00 feet thereof for road right-of-way (Audrey Street, 50 feet right-of-way)

    All lying and being in Section 8, Township 39 South, Range 19 East, Sarasota County, Florida.

END.


        2601 Reynolda Road, Winston-Salem, Forsyth County, North Carolina

ALL that certain plot, piece or parcel of land, situate, lying and being in the County of FORSYTH, State of NORTH CAROLINA, bounded and described as follows:

BEGINNING  at a point on the  Northern  right-of-way  of Polo Road  (State  Road
1370), thence along and with said right-of-way South 78(0)48'49" West 48.63 feet to a point; thence South 69(0)12'14" West 429.79 feet to a point; thence along a simple curve to the right having a radius of 20.00 feet, an arc length of 27.03 feet, and a chord bearing and distance of North 72(0)04'12" West 25.02 feet to a point on the eastern right-of-way of Reynolda Road (N.C. Highway 67); thence along and with said right-of-way North 33(0)20'38" West 158.82 feet to a point; thence leaving said right-of way along a simple curve to the right having a radius of 10.00 feet, an arc length of 15.70 feet, and a chord bearing and distance of North 11(0)38'03" East 14.14 feet to a point on the Southern line of Wachovia Bank of North Carolina Trustees; thence with said line North 56(0)36'45" East 11.25 feet to a point; thence along a simple curve to the left having a radius of 85.00 feet, an arc length of 56.68 feet, and a chord bearing and distance of North 37(0)30'23" East 55.64 feet to a point; thence North 18(0)24'01" East 48.88 feet to a point; thence along a simple curve to the right having a radius of 88.00 feet, an arc length of 24.78 feet, and a chord bearing and distance of North 26(0)27'58" East 24.69 feet to a point; thence North 34(0)31'55" East 418.47 feet to an existing iron pipe; thence South 31(0)38'54" East 386.00 feet to a point; thence South 20(0)47'46" East 136.02 feet to THE POINT AND PLACE OF BEGINNING, containing 4.09 acres more or less.

END.



      6000 Park South Drive, Charlotte, Mecklenburg County, North Carolina

Lying and being situate in Mecklenburg County, North Carolina, and more particularly described as follows:

BEGINNING at an existing iron pipe located on the northern right-of-way of Park South Drive at the southeastern corner of the lands of the City of Charlotte, Deed Book 3762, page 270, thence along and with said right-of-way South 24-55-35 West 280.92 feet to an existing iron pipe, thence continuing with said right-of-way South 24-50-46 West 114.02 feet to an existing iron pipe, said pipe being the common corner with (now or formerly) Mildred Brooks, Deed Book 2657, page 49, thence with Brooks line North 61-02-34 West 276.20 feet to an iron pipe set, thence North 28-05-58 East 2.90 feet to an existing iron pipe, thence North 28-05-58 East 96.84 feet to an existing iron pipe, thence North 60-35-05 West
108.87 feet to an existing iron pipe, thence North 15-57-46 East 205.38 feet to an existing iron pipe, thence South 74-00-38 East 415.41 feet to the POINT AND PLACE OF BEGINNING containing 2.89 acres more or less.

Being the same property conveyed to Marriott Senior Living Services, Inc., Grantee, by Gary M. Hock, Grantor, by quitclaim deed dated November 7, 1995, recorded November 8, 1995 in Book 8358, page 67, Mecklenburg County Records.

END.


            59 Roxbury Road, Stamford, Fairfield County, Connecticut

All that certain piece parcel or tract of land situated in the City of Stamford, County of Fairfield, and State of Connecticut, bounded and described as follows:

NORTHERLY:     506.18 feet by land of the City of Stamford;

NORTHEASTERLY: 41.72 feet by a curve on the land of the City of Stamford;

EASTERLY:      461.14 feet, then

SOUTHERLY:     10 feet, and again

EASTERLY:      150.14 feet by Long Ridge Road;

SOUTHERLY:     190.16 feet and again

EASTERLY:      357.23 feet by land of Samuel Ellsworth Finch, and again

SOUTHERLY:     804.50 feet by Roxbury Road; and

WESTERLY:      284.19 feet by land now or formerly of  Frederick J. Moeller and
               246.40 feet by land of the City of Stamford, each in part.

Said premises are further shown and delineated on a certain map entitled "Map of Property in Stamford, Conn., Prepared for Samuel Ellsworth Finch", dated May 29, 1964, which map is on file in the office of the Town Clerk of Stamford and numbered 7854, reference being hereby had.

EXCEPTING THEREFROM, so much of said property as is more particularly described in a Certificate of Taking, dated December 21, 1972, by the City of Stamford, which premises are bounded and described as follows:

NORTHERLY:     196.80 feet by a certain right of way as shown on the
               hereinafter described map;

EASTERLY:      733.802 feet by land hereinbefore described;

SOUTHWESTERLY: 253.221 feet by Roxbury Road; and

WESTERLY:      530.59  feet in part by land now or formerly of the Estate of
               Anna M. Moller and in part by land of the City of Stamford.

Said premises are known and designated as "Parcel A to be conveyed to the City of Stamford: as shown on a certain map entitled "Map Showing Exchange of Properties between St. Leo's Roman Catholic Church Corp. and the City of Stamford, Conn.", which map is dated October 28, 1969.

Together with an easement of way in common with others, for all lawful purposes in, over and upon a strip of land sixty (60) feet in width running westerly from Long Ridge Road along the northerly boundary line of the premises hereinbefore described.

END.

            103 Acaro Place, Brentwood, Williamson County, Tennessee

Land in Williamson County, Tennessee,  being Lot No. 1 on the Plan of Section 70
- Lot 1, Maryland Farms, more particularly described in plat of record in Plat Book 23, page 83, in the Register's Office for Williamson County, Tennessee, together with 40 foot by 100 foot non-exclusive joint access easement more particularly described in plat of record in Book 21, page 103, said Register's Office.

Being the same property conveyed to Prime Care Two, LLC, an Indiana limited liability company, by Special Warranty Deed from Marriott Senior Living
Services, Inc., a Delaware corporation, of record in Book 1602, page 103, Register's Office for Williamson County, Tennessee.

INCLUDED in the above described tract of land, but specifically EXCLUDED therefrom is the following described tract of and land conveyed to Metropolitan Government of Nashville and Davidson County, Tennessee by Warranty Deed of record in Book 2521, page 378, Register's Office for Williamson County,
Tennessee:

Beginning at the point of intersection of the existing east margin of Granny White Pike and the south boundary of the Jack W. Lawrence, etux property, said point of intersection being 30.00 feet right of Granny White Pike proposed centerline station 30+406.205; thence with said south boundary south 80 degrees 55 minutes 08 seconds east 14.96 feet to a point, said point being 44.957 feet right of Granny White Pike proposed centerline station 30+406.090; thence with the proposed east margin of said road (1) south 09 degrees 36 minutes 49 seconds west 216.96 feet (2) south 10 degrees 50 minutes 28 seconds west 133.69 feet to a point, said point being 30.00 feet right of Granny White Pike proposed centerline station 30+299.315; thence with said existing margin northerly 350 feet, more or less to the point of beginning, containing 2,933 square feet.

END.


       5555 Friendship Boulevard, Chevy Chase, Montgomery County, Maryland

All of that certain lot or parcel of land situated, lying and being in Montgomery County, Maryland, and being more particularly described as follows:

BEING KNOWN AND DESIGNATED as Lot No. 24, Block 2 on the plat entitled, "Plat of Resubdivision Lot 24 Block 2, FRIENDSHIP HEIGHTS", which plat is recorded among the Land Records of Montgomery County in Plat Book 177 Plat No. 19868.

Tax I.D. No. 7-25-3118533

END.



           1350 Route 22 West, Mountainside, Union County, New Jersey

ALL THAT CERTAIN TRACT, PARCEL AND LOT OF LAND LYING AND BEING SITUATE IN THE BOROUGH OF MOUNTAINSIDE, COUNTY OF UNION, STATE OF NEW JERSEY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING KNOWN AND DESIGNATED AS LOT 48.01 IN BLOCK 15-I, AS SHOWN ON A CERTAIN FILED MAP ENTITLED "BRIGHTON GARDENS AT MOUNTAINSIDE NEW JERSEY" DULY FILED IN THE OFFICE OF THE CLERK/REGISTER OF UNION COUNTY, ON SEPTEMBER 27, 1995 AS MAP 799-B.

BEGINNING AT A POINT ON THE NORTHERLY RIGHT OF WAY LINE OF NEW JERSEY STATE HIGHWAY ROUTE #22 (FORMERLY ROUTE 29) AS SAME IS PROPOSED TO BE WIDENED, SAID POINT BEING THE FOLLOWING COURSES AND DISTANCES FROM THE INTERSECTION OF THE
EXISTING RIGHT OF WAY LINE OF ROUTE 22 AND THE EASTERLY RIGHT OF WAY LINE OF EVERGREEN COURT; THENCE

(A) ALONG THE EXISTING RIGHT OF WAY LINE OF ROUTE 22, EASTERLY 90 FEET TO A POINT (WHICH POINT IS THE BEGINNING POINT OF A TRACT OF 12.66 ACRES AS DESCRIBED IN DEED BOOK 3243 PAGE 857 OF WHICH THIS PARCEL IS NOW OR WAS FORMERLY A PART); THENCE

(B) STILL ALONG THE EXISTING RIGHT OF WAY LINE OF ROUTE 22 EASTERLY ON A CURVE TO THE RIGHT WITH A RADIUS OF 1727.01 FEET, AN ARC DISTANCE OF 44.74 FEET SAID CURVE HAS A CHORD BEARING OF NORTH 85 DEGREES 24 MINUTES 14 SECONDS EAST AND A CHORD DISTANCE OF 44.74 FEET; THENCE

(C) ALONG THE PROPOSED RIGHT OF WAY LINE OF ROUTE 22 AS WIDENED EASTERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 2990.00 FEET, AN ARC DISTANCE OF 169.84 FEET, SAID CURVE HAS A CHORD BEARING OF NORTH 75 DEGREES 57 MINUTES 54 SECONDS EAST AND A CHORD DISTANCE OF 169.81 FEET TO THE POINT OF BEGINNING AND RUNNING THENCE 1) NORTHERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 35 FEET, AN ARC DISTANCE OF 39.99 FEET, SAID CURVE HAS A CHORD BEARING OF NORTH 41 DEGREES 36 MINUTES 23 SECONDS EAST AND A CHORD DISTANCE OF 37.85 FEET; THENCE 2) NORTHERLY ON A CURVE TO THE LEFT HAVING A RADIUS OF 475.00 FEET, AN ARC DISTANCE OF 235.26 FEET, SAID CURVE HAS A CHORD BEARING OF NORTH 05 DEGREES 18 MINUTES 50 SECONDS WEST AND A CHORD DISTANCE OF 232.86 FEET; THENCE 3) NORTH 19 DEGREES 30 MINUTES 09 SECONDS WEST, 145.35 FEET; THENCE 4) NORTH 70 DEGREES 23 MINUTES 18 SECONDS EAST, 534.60 FEET; THENCE 5) SOUTH 41 DEGREES 23 MINUTES 30 SECONDS EAST, 323.65 FEET; THENCE 6) SOUTH 69 DEGREES 55 MINUTES 10 SECONDS WEST, 362.51 FEET TO A POINT OF CURVATURE; THENCE 7) WESTERLY ON A CURVE TO THE RIGHT HAVING A RADIUS OF 5060.23 FEET, AN ARC DISTANCE OF 243.86 FEET, SAID CURVE HAS A CHORD BEARING OF SOUTH 71 DEGREES 18 MINUTES 00 SECONDS WEST AND A CHORD DISTANCE OF 243.84 FEET; THENCE 8) SOUTH 17 DEGREES 19 MINUTES 10 SECONDS EAST, 97.17 FEET TO A POINT IN THE PROPOSED NORTHERLY RIGHT OF WAY LINE OF ROUTE 22 AS WIDENED, THENCE
9) ALONG THE PROPOSED RIGHT OF WAY LINE OF ROUTE 22, AS WIDENED, WESTERLY ON CURVE TO THE RIGHT HAVING A RADIUS OF 4990.00 FEET, AN ARC DISTANCE OF 135.67 FEET, SAID CURVE HAS A CHORD BEARING OF SOUTH 73 DEGREES 33 MINUTES 32 SECONDS EAST AND A CHORD DISTANCE OF 135.66 FEET TO THE POINT AND PLACE OF BEGINNING.

THIS DESCRIPTION IS IN ACCORDANCE WITH A SURVEY MADE BY RBA GROUP, ENGINEERS-ARCHITECTS-PLANNERS, DATED MARCH 25,1997. THE PREMISES ARE COMMONLY KNOWN AND DESIGNATED AS 1350 ROUTE 22, MOUNTAINSIDE, NEW JERSEY. TOGETHER WITH AND SUBJECT TO THE EASEMENT RIGHTS ESTABLISHED FOR THE PREMISES, AS SET FORTH IN DEED BOOK 4339, PAGE 131. BEING ALSO KNOWN AS (REPORTED FOR INFORMATIONAL PURPOSES ONLY): LOT 48.A, BLOCK 15. I, ON THE OFFICIAL TAX MAP OF THE BOROUGH OF MOUNTAINSIDE.



          620 Highway 35 South, Middletown, Monmouth County, New Jersey

ALL THAT CERTAIN TRACT, PARCEL AND LOT OF LAND LYING AND BEING SITUATE IN THE TOWNSHIP OF MIDDLETOWN, COUNTY OF MONMOUTH, STATE OF NEW JERSEY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE  NORTHWESTERLY  SIDELINE OF APPLE FARM ROAD (50 FEET
WIDE) SAID POINT BEING AT THE INTERSECTION OF THE DIVIDING LINE BETWEEN LOT 123, BLOCK 869, LANDS NOW OR FORMERLY DEL PIORE AND LOT 119.02, BLOCK 869, LANDS HEREIN BEING DESCRIBED AND FROM SAID POINT OR PLACE OF BEGINNING RUNNING THENCE:

1.  ALONG SAID DIVIDING LINE, NORTH 02 DEGREES 08 MINUTES 03 SECONDS EAST
    284.00 FEET TO A POINT; THENCE

2.  NORTH 78 DEGREES 00 MINUTES 00 SECONDS EAST 23.00 FEET TO A POINT; THENCE

3.  NORTH 22 DEGREES 00 MINUTES 00 SECONDS EAST 31.00 FEET TO A POINT; THENCE

4.  NORTH 11 DEGREES 00 MINUTES 00 SECONDS WEST 35.97 FEET TO A POINT; THENCE

5.  SOUTH 78 DEGREES 00 MINUTES 00 SECONDS WEST 25.43 FEET TO A POINT; THENCE

6.  NORTH 02 DEGREES 08 MINUTES 03 SECONDS EAST 81.00 FEET TO A POINT; THENCE

7.  NORTH 41 DEGREES 27 MINUTES 57 SECONDS WEST 347.50 FEET TO A POINT THENCE

8. NORTH 85 DEGREES 04 MINUTES 57 SECONDS WEST 439.64 FEET TO AN IRON BAR FOUND; THENCE

9.  NORTH 11 DEGREES 52 MINUTES 03 SECONDS EAST 157.95 FEET TO A POINT; THENCE

10. ALONG THE PROPOSED  DIVIDING  LINE  BETWEEN LOT 119.02.  BLOCK 869 AND
    LOT 119.01. BLOCK 869, SOUTH 87 DEGREES 32 MINUTES 53 SECONDS EAST 171.78 FEET TO A POINT; THENCE

11. STILL ALONG THE SAME, SOUTH 04 DEGREES 18 MINUTES 00 SECONDS EAST 100.48 FEET TO A POINT; THENCE

12. STILL ALONG THE SAME, SOUTH 85 DEGREES 04 MINUTES 57 SECONDS EAST 190.10 FEET TO A POINT; THENCE

13. STILL ALONG THE SAME, NORTH 67 DEGREES 06 MINUTES 00 SECONDS EAST 485.15 FEET TO A POINT IN THE WESTERLY SIDELINE OF N.J.STATE HIGHWAY ROUTE
    NO. 35; THENCE

14. ALONG SAID WESTERLY  SIDELINE OF N.J.  STATE HIGHWAY ROUTE NO. 35,
    SOUTH 16 DEGREES 54 MINUTES 00 SECONDS EAST 26.00 FEET TO A POINT; THENCE

15. STILL ALONG THE SAME, SOUTH 73 DEGREES 06 MINUTES 00 SECONDS WEST 7.00 FEET TO A POINT; THENCE

16. STILL ALONG THE SAME, SOUTH 16 DEGREES 54 MINUTES 00 SECONDS EAST 30.40 FEET TO A POINT; THENCE

17. STILL ALONG THE SAME. SOUTH 16 DEGREES 12 MINUTES 00 SECONDS EAST 278.97 FEET TO A POINT OF CURVATURE; THENCE

18. STILL ALONG THE SAME, SOUTHWESTERLY ON A CURVE TO THE RIGHT HAVING A RADIUS OF 290.00 FEET AND AN ARC DISTANCE OF 225.03 FEET TO A POINT OF TANGENCY; THENCE

19. STILL ALONG THE SAME, SOUTH 28 DEGREES 15 MINUTES 34 SECONDS WEST 131.97 FEET TO A POINT OF CURVATURE; THENCE

20. STILL ALONG THE SAME,  SOUTHERLY  ON A CURVE TO THE LEFT HAVING A
    RADIUS OF 182.00 FEET AND AN ARC DISTANCE OF 91.27 FEET TO A POINT; THENCE

21. ALONG THE DIVIDING LINE BETWEEN LOT 119.02, BLOCK 869 AND N.J.D.O.T PARCEL 177D, SOUTH 63 DEGREES 01 MINUTES 15 SECONDS WEST
    18.33 FEET TO A POINT; THENCE

22. STILL  ALONG THE SAME.  SOUTH 16  DEGREES 11 MINUTES  45  SECONDS
    EAST 93.63 FEET TO A POINT IN THE AFORESAID NORTHWESTERLY SIDELINE OF APPLE FARM ROAD; THENCE

23. ALONG SAID  NORTHWESTERLY  SIDELINE OF APPLE FARM ROAD,  SOUTHWESTERLY
    ON A CURVE TO THE RIGHT HAVING A RADIUS OF 20.00 FEET AND AN ARC DISTANCE OF 1.74 FEET TO A POINT OF TANGENCY; THENCE

24. STILL ALONG THE SAME, SOUTH 59 DEGREES 08 MINUTES 10 SECONDS WEST 89.53 FEET TO A POINT; THENCE

25. STILL ALONG THE SAME, SOUTH 63 DEGREES 01 MINUTES 15 SECONDS WEST 120.71 FEET TO THE POINT OR PLACE OF BEGINNING.

THE ABOVE DESCRIPTION IS IN ACCORDANCE WITH A MAP ENTITLED "MINOR SUBDIVISION, BRIGHTON GARDENS, LOTS 119, 120, 121, BLOCK 869, MIDDLETOWN TOWNSHIP, MONMOUTH COUNTY, NEW JERSEY", DATED MARCH 13, 1996, REVISED THROUGH OCTOBER 17, 1996 AND PREPARED BY THE CHESTER, PLOUSSAS, LISOWSKY PARTNERSHIP, ENGINEERS AND SURVEYORS, LAURENCE HARBOR, NEW JERSEY", TOGETHER WITH RIGHTS IN AND TO COMMON DRIVEWAY ACCESS AND UTILITY EASEMENT AS SET FORTH IN DEED (OF SUBDIVISION) FROM ROUTE 35 HOLDING CO. TO ROUTE 35 HOLDING CO. (ABOUT TO BE RECORDED).

THE FOREGOING DESCRIPTION BEING IN ACCORDANCE WITH A SURVEY PREPARED BY CONTROL POINT ASSOCIATES, INC., DATED DECEMBER 22, 1997.

TOGETHER WITH A RECIPROCAL "COMMON DRIVEWAY ACCESS AND UTILITY EASEMENT" AS SET FORTH IN DEED BOOK 5557 PAGE 280.

BEING ALSO KNOWN AS (REPORTED FOR INFORMATIONAL PURPOSES ONLY)

LOTS 120, 121 AND P/O 119, BLOCK 869, ON THE OFFICIAL TAX MAP OF MIDDLETOWN TOWNSHIP

END.

                                    COMPOSITE
                                   EXHIBIT "G"

                                TITLE COMMITMENTS

                                    COMPOSITE
                                   EXHIBIT "H"

                               MEMORANDUM OF LEASE

                                   EXHIBIT "I"

                           LESSEE ORGANIZATIONAL CHART

Prime Care One, LLC

         1%       Prime Care Corporation
         99%      PC 1, LLC


         Prime Care Corporation

                  33%               Jay L. Hicks
                  33%               Robert N. Davies
                  33%               Arnold M. Whitman

         PC 1, LLC

                  47.6%    Prime Care Properties, LLC
                  52.4%    Thomas E. Phillippe, Jr.

                  Prime Care Properties, LLC

                           33%          Jay L. Hicks
                           33%          Laurel Holdings, LLC (managed by Davies)
                           33%          Arnold M. Whitman


Prime Care Two, LLC

         1%       Prime Care 2 Corp.
         99%      PC 2, LLC

         Prime Care 2 Corp.

                  33%               Jay L. Hicks
                  33%               Robert N. Davies
                  33%               Arnold M. Whitman

         PC 2, LLC

                  47.3%             Prime Care Properties, LLC
                  52.7%             Thomas E. Phillippe, Jr.

                  Prime Care Properties, LLC

                           33%          Jay L. Hicks
                           33%          Laurel Holdings, LLC (managed by Davies)
                           33%          Arnold M. Whitman